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                                                                     Exhibit 4.4



                          PARTICIPATION AGREEMENT (__)


                      Dated as of December __, 2001, among

                         EME HOMER CITY GENERATION L.P.,

                             HOMER CITY OL[1], LLC,

                              [OWNER PARTICIPANT],

                         [INSERT NAME OF OWNER MANAGER],
      NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY PROVIDED HEREIN,
                          BUT SOLELY AS OWNER MANAGER,

                       [INSERT NAME OF SECURITY TRUSTEE],
      NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY PROVIDED HEREIN,
                         BUT SOLELY AS SECURITY TRUSTEE,

                             HOMER CITY FUNDING LLC,

                           [LEASE INDENTURE TRUSTEE],
      NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY PROVIDED HEREIN,
                    BUT SOLELY AS THE LEASE INDENTURE TRUSTEE



                                       AND

                      THE BANK OF NEW YORK, AS SUCCESSOR TO
                    UNITED STATES TRUST COMPANY OF NEW YORK,
      NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY PROVIDED HEREIN,
                      BUT SOLELY AS THE BONDHOLDER TRUSTEE



                                   HOMER CITY



                      COAL-FIRED POWER GENERATION FACILITY


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                                TABLE OF CONTENTS


                                                                                                      PAGE
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
ARTICLE I DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT....................................2


ARTICLE II PARTICIPATION; CLOSING DATE; TRANSACTION EXPENSES.............................................2

   Section 2.1      Agreements to Participate............................................................2
   Section 2.2      Closing Date; Procedure for Participation............................................3
   Section 2.3      Transaction Expenses and Overdue Rate................................................4

ARTICLE III REPRESENTATIONS AND WARRANTIES...............................................................5

   Section 3.1      Representations and Warranties of Homer City.........................................5
   Section 3.2      Representations and Warranties of the Owner Lessor..................................15
   Section 3.3      Representations and Warranties of the Owner Manager and the OM Company..............17
   Section 3.4      Representations and Warranties of the Owner Participant.............................19
   Section 3.5      Representations and Warranties of Lease Indenture Trustee and the Lease
                        Indenture Company...............................................................21
   Section 3.6      Representations and Warranties of the Bondholder Trustee and the Bondholder
                        Trustee Company.................................................................23

ARTICLE IV CLOSING CONDITIONS...........................................................................25

   Section 4.1      Operative Documents and Project Documents...........................................25
   Section 4.2      The Lessor Notes....................................................................25
   Section 4.3      Organizational Documents, etc.......................................................26
   Section 4.4      Representations and Warranties......................................................26
   Section 4.5      Defaults, Events of Default, Events of Loss, Burdensome Buyout Event................26
   Section 4.6      Consents............................................................................26
   Section 4.7      Governmental Actions................................................................26
   Section 4.8      Insurance...........................................................................27
   Section 4.9      Consultants' Reports................................................................27
   Section 4.10         Appraisal; Tax Opinion, Condition of the Facility...............................27
   Section 4.11         Opinions of Counsel.............................................................27
   Section 4.12         Recordings and Filings..........................................................28
   Section 4.13         Taxes...........................................................................28
   Section 4.14         No Changes in Requirements of Law...............................................28
   Section 4.15         Registered Agent for Homer City.................................................28
   Section 4.16         FAS 13..........................................................................28
   Section 4.17         No Material Adverse Change......................................................29
   Section 4.18         Survey..........................................................................29
   Section 4.19         Title Insurance.................................................................29
   Section 4.20         Rating of the Lender............................................................29
   Section 4.21         No Threatened Proceedings.......................................................29
   Section 4.22         Financial Statements............................................................29


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   Section 4.23         Initial Annual Operating Budget.................................................29
   Section 4.24         Closing Projections; Major Maintenance Projections..............................29
   Section 4.25         No Liens........................................................................29
   Section 4.26         Project Documents...............................................................29
   Section 4.27         Amendments to Project Documents.................................................29
   Section 4.28         Accounts........................................................................30
   Section 4.29         Existing Debt...................................................................30
   Section 4.30         Assignment of Material Project Agreements.......................................30
   Section 4.31         No Material Adverse Tax Law Change..............................................30
   Section 4.32         Payoff Notice...................................................................30
   Section 4.33         Establishment of Debt Service Reserve Letter of Credit, Rent Account and
                        Reserve Account.................................................................30
   Section 4.34         EME Side Letter.................................................................30

ARTICLE V AFFIRMATIVE COVENANTS OF HOMER CITY...........................................................31

   Section 5.1      Financial Information; Other Information............................................31
   Section 5.2      Notices.............................................................................32
   Section 5.3      Information Concerning the Facility Lessee or Facility..............................33
   Section 5.4      Maintenance of Existence and Properties.............................................33
   Section 5.5      Compliance with Laws................................................................34
   Section 5.6      Further Assurances..................................................................34
   Section 5.7      ERISA...............................................................................34
   Section 5.8      Regulatory Status...................................................................35
   Section 5.9      Notice of Change in Address or Name.................................................35
   Section 5.10         Insurance.......................................................................35
   Section 5.11         Credit Support..................................................................35
   Section 5.12         Intellectual Property Rights....................................................35
   Section 5.13         Maintenance of Accounts, Use of Project Revenues................................35
   Section 5.14         Annual Budgets and Major Maintenance Projections................................36
   Section 5.15         Accounts Receivable.............................................................38
   Section 5.16         Obligations.....................................................................38
   Section 5.17         Books and Records, Access.......................................................38
   Section 5.18         Special Purpose Covenants.......................................................38
   Section 5.19         Warranty of Title to Facility Site..............................................39

ARTICLE VI NEGATIVE COVENANTS OF HOMER CITY.............................................................39

   Section 6.1      Limitations on Merger, Consolidation or Sale of Substantially All Assets............39
   Section 6.2      Sale of Assets......................................................................40
   Section 6.3      Liens...............................................................................40
   Section 6.4      [Intentionally omitted].............................................................40
   Section 6.5      Certain Contracts and Agreements....................................................40
   Section 6.6      Limitation on Transactions with Affiliates..........................................41
   Section 6.7      Limitations on Incurrence of Indebtedness...........................................42
   Section 6.8      Guarantees and Contingent Obligations...............................................43
   Section 6.9      Limitations on Payments of Equity Portion of Basic Lease Rent.......................43
   Section 6.10         Limitations on Restricted Payments..............................................44
   Section 6.11         Restrictions on Capital Expenditures............................................45


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   Section 6.12         No Subsidiaries.................................................................45
   Section 6.13         Partnerships....................................................................45
   Section 6.14         Dissolution.....................................................................45
   Section 6.15         Amendment of Contracts, Etc.....................................................45
   Section 6.16         Fiscal Year.....................................................................46
   Section 6.17         Use of Facility Site............................................................46
   Section 6.18         Abandonment of Facility.........................................................46
   Section 6.19         Assignment of Rights............................................................46
   Section 6.20         Regulations.....................................................................46
   Section 6.21         Accounts........................................................................46
   Section 6.22         PUHCA...........................................................................46
   Section 6.23         Investments.....................................................................46
   Section 6.24         Permitted Business..............................................................47

ARTICLE VII COVENANTS OF THE COMPANY, THE OWNER MANAGER AND THE OWNER LESSOR............................47

   Section 7.1      Compliance with the Lessor LLC Agreement............................................47
   Section 7.2      Owner Lessor Liens..................................................................47
   Section 7.3      Amendments to Operative Documents...................................................48
   Section 7.4      Transfer of the Owner Lessor's Interest.............................................48
   Section 7.5      Owner Lessor; Lessor Estate.........................................................48
   Section 7.6      Limitation on Indebtedness and Actions..............................................48
   Section 7.7      Change of Location..................................................................48
   Section 7.8      Bankruptcy of Owner Lessor..........................................................49
   Section 7.9      Limitation On Subsidiaries And Investments..........................................49
   Section 7.10         Limitation On Transactions With Affiliates......................................49
   Section 7.11         Maintenance Of Existence........................................................49
   Section 7.12         Compliance With Laws............................................................50

ARTICLE VIII COVENANTS OF THE OWNER PARTICIPANT.........................................................50

   Section 8.1      Restrictions on Transfer of Lessor Membership Interest..............................50
   Section 8.2      Owner Participant Liens.............................................................52
   Section 8.3      Amendments or Revocation of Lessor LLC Agreement....................................52
   Section 8.4      Bankruptcy Filings..................................................................52
   Section 8.5      Instructions........................................................................53
   Section 8.6      Appointment of Successor Owner Manager..............................................53
   Section 8.7      Cooperation.........................................................................53

ARTICLE IX COVENANTS OF THE LEASE INDENTURE TRUSTEE AND SECURITY TRUSTEE................................54

   Section 9.1      Security Interest of the Lease Indenture Trustee....................................54
   Section 9.2      Security Interest of the Security Trustee...........................................54

ARTICLE X HOMER CITY'S INDEMNIFICATIONS.................................................................54

   Section 10.1         General Indemnity...............................................................54


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   Section 10.2         General Tax Indemnity...........................................................59

ARTICLE XI HOMER CITY'S RIGHT OF QUIET ENJOYMENT........................................................70


ARTICLE XII SUPPLEMENTAL FINANCING OF IMPROVEMENTS; OPTIONAL REFINANCINGS...............................70

   Section 12.1         Financing Improvements..........................................................70
   Section 12.2         Optional Refinancing of Lessor Loan.............................................72
   Section 12.3         Owner Lessor's Right to Redeem Lessor Notes.....................................74
   Section 12.4         Cooperation.....................................................................75

ARTICLE XIII [INTENTIONALLY DELETED]....................................................................75


ARTICLE XIV RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER................................................75

   Section 14.1         Right of First Offer............................................................75
   Section 14.2         Right of First Refusal..........................................................76

ARTICLE XV SPECIAL LESSEE TRANSFER......................................................................78

ARTICLE XVI COMMON FACILITIES...........................................................................79


ARTICLE XVII MISCELLANEOUS..............................................................................81

   Section 17.1         Consents........................................................................81
   Section 17.2         Successor Owner Manager.........................................................81
   Section 17.3         Bankruptcy of Lessor Estate.....................................................82
   Section 17.4         Amendments and Waivers..........................................................82
   Section 17.5         Notices.........................................................................82
   Section 17.6         Survival........................................................................84
   Section 17.7         Successors and Assigns..........................................................84
   Section 17.8         Governing Law...................................................................84
   Section 17.9         Severability....................................................................84
   Section 17.10        Counterparts....................................................................84
   Section 17.11        Headings and Table of Contents..................................................85
   Section 17.12        Limitation of Liability.........................................................85
   Section 17.13        Consent to Jurisdiction; Waiver of Trial by Jury, Process Agent.................86
   Section 17.14        Further Assurances..............................................................87
   Section 17.15        Effectiveness...................................................................87
   Section 17.16        Measuring Life..................................................................87
   Section 17.17        No Partnership, Etc.............................................................88
   Section 17.18        [Intentionally deleted].........................................................88
   Section 17.19        Confidentiality.................................................................88
   Section 17.20        Termination.....................................................................88
   Section 17.21        Entire Agreement................................................................88
   Section 17.22        Subordination of Claims.........................................................89


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APPENDICES:

Appendix A             Definitions
Appendix B             Retained Assets

EXHIBITS:

Exhibit A               Form of Facility Lease
Exhibit B               Form of
Exhibit C               Form of Facility Site Lease
Exhibit D               Form of Facility Site Sublease
Exhibit E               Form of Fundco Indenture
Exhibit F               Form of Lessor Notes
Exhibit G               Form of Lessor LOC Agreement
Exhibit H               Form of OP LOC Agreement
Exhibit I               Form of
Exhibit J               Form of
Exhibit L               [Opinion of SASM&F]
Exhibit M               [Opinion of ______________]
Exhibit N               [Opinion of Dewey Ballantine LLP]
Exhibit O               [Opinion of Morgan, Lewis & Bockius LLP]
Exhibit P               [Opinion of Hogan & Hartson LLP]
Exhibit Q               [Opinion of ---------------------------]
Exhibit R               [Opinion of ---------------------------]
Exhibit S               [Form of ]


SCHEDULES:

Schedule 2.3            Taxes Included as Transaction Expenses
Schedule 2.3(a)         Maximum Transaction Expenses
Schedule 3.1(d)         Governmental Approvals
Schedule 3.1(EE)        Contracts with Affiliates
Schedule 4.12           Filings and Approvals
Schedule 6.3            Existing Liens
[Schedule 6.7(i)        Indebtedness in Existence on the Closing Date]
Schedule 7.9            Unrelated Indebtedness
Schedule 8.2(c)         Pricing Assumptions


                                       v

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                  This PARTICIPATION AGREEMENT[(__)], dated as of December __,
2001 (as amended, supplemented or otherwise modified from time to time, in accordance with the provisions hereof, this "PARTICIPATION AGREEMENT" or this "AGREEMENT"), among (i) EME HOMER CITY GENERATION L.P., a Pennsylvania limited partnership, as Facility Lessee and Ground Lessor (herein, together with its successors and permitted assigns, "HOMER CITY"), (ii) [INSERT NAME OF OWNER LESSOR], a [__________], as Facility Lessor and Ground Lessee (herein, together with its successors and permitted assigns, the "OWNER LESSOR"), (iii) [INSERT NAME OF OWNER MANAGER], a [__________], not in its individual capacity, except as expressly provided herein, but solely as independent manager under the Lessor LLC Agreement (as defined below) (herein in its capacity as independent manager under the Lessor LLC Agreement, together with its successors and permitted assigns, the "OWNER MANAGER," and herein in its individual capacity, together with its successors and permitted assigns, the "OM COMPANY"), (iv) [GENERAL ELECTRIC CAPITAL CORPORATION] [FULL SERVICE LEASE CORP.], a Delaware corporation (herein, together with its successors and permitted assigns, the "OWNER PARTICIPANT"), (v) HOMER CITY FUNDING, LLC, a Delaware limited liability company, as lender (herein, together with its successors and permitted assigns, the "LENDER"), (vi) [_________________________] not in its individual capacity, except as expressly provided herein, but solely as holder representative under the Indenture (herein in its capacity solely as trustee, together with its successors and permitted assigns, the "LEASE INDENTURE TRUSTEE," and herein in its individual capacity, together with its successors and permitted assigns, the "LEASE INDENTURE COMPANY"), (vii) [_________________________] not in its
individual capacity, except as expressly provided herein, but solely as security agent under the Lease Indenture (as defined below) (herein in its capacity solely as security agent, together with its successors and permitted assigns, the "SECURITY AGENT,"and (vii) THE BANK OF NEW YORK (as successor to the United States Trust Company of New York), not in its individual capacity, except as expressly provided herein, but solely as bondholder representative under the Fundco Indenture (herein in its capacity solely as trustee, together with its successors and permitted assigns, the "BONDHOLDER TRUSTEE," and herein in its individual capacity, together with its successors and permitted assigns, the "BONDHOLDER TRUSTEE COMPANY").

                                   WITNESSETH:

                  WHEREAS, Homer City owns certain coal-fired power generation and related assets as more fully described on SCHEDULE [__] (the "HOMER CITY ASSETS") located in the Commonwealth of Pennsylvania, consisting of one 620 MW unit, one 614 MW unit and one 650 MW unit;

                  WHEREAS, in consideration of Owner Lessor's payment of the Purchase Price and assumption of the obligations of Homer City under the Indenture, Homer City will sell, and the Owner Lessor will acquire, the Undivided Interest pursuant to the Facility Deed and the Bill of Sale;

                  WHEREAS, the Owner Lessor will lease the Undivided Interest to Homer City pursuant to the Facility Lease;

                  WHEREAS, Homer City will (i) lease the Ground Interest and grant certain non-exclusive easements to the Owner Lessor pursuant to the Facility Site Lease and (ii) sublease the Ground Interest from the Owner Lessor pursuant to the Facility Site Sublease;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant has entered into the Lessor LLC Agreement pursuant to which the Owner Participant authorizes the Owner Lessor to, among other things, (i) issue the Lessor Notes and sell such Lessor Notes to the Lender, (ii) lease the Undivided Interest to Homer City pursuant to the Facility Lease, (iii) lease the Ground Interest from Homer City pursuant to the Facility Site Lease, (iv) sublease the Ground Interest to Homer City pursuant to the Facility Site Sublease and (v) pursuant to the Indenture, grant the Security Interest;

                  WHEREAS, the Lender has agreed to acquire the Lessor Notes in the manner and subject to the conditions set forth herein;

                  WHEREAS, the parties hereto desire to consummate the transactions contemplated hereby;

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

           DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT

                  The capitalized terms used in this Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto. The general provisions of Appendix A shall apply to terms used in this Agreement and specifically defined herein.


                                   ARTICLE II

                PARTICIPATION; CLOSING DATE; TRANSACTION EXPENSES

                  SECTION  2.1 AGREEMENTS TO PARTICIPATE.

                  Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, the parties hereto agree to participate in the following transactions on or prior to the Closing Date:

                  (a) The Owner Participant will provide to the Owner Lessor funds in an amount sufficient to (i) fund the Equity Investment and (ii) pay the Transaction Expenses which the Owner Lessor is responsible to pay pursuant to
SECTION 2.3(a) hereof (collectively, the "OWNER PARTICIPANT'S COMMITMENT");

                  (b) The Owner Lessor will (i) issue the Lessor Notes, (ii) sell the Lessor Notes to Lender and (iii) grant the Security Interest;

                  (c) The Owner Lessor will use the proceeds of the (i) Owner Participant's Commitment and (ii) sale of the Lessor Notes to pay (x) the Purchase Price for the Undivided Interest to Homer City and (y) the Transaction Expenses which the Owner Lessor is responsible to pay pursuant to SECTION 2.3(a) hereof;

                  (d) Homer City will convey the Undivided Interest to the Owner Lessor pursuant to the Facility Deed and the Bill of Sale;

                  (e) The Owner Lessor and Homer City will enter into the Facility Lease, pursuant to which the Owner Lessor will lease the Undivided Interest to Homer City and Homer City will lease the Undivided Interest from the Owner Lessor;

                  (f) Homer City and the Owner Lessor will enter into the Facility Site Lease, pursuant to which Homer City will lease the Ground Interest to the Owner Lessor and the Owner Lessor will lease the Ground Interest from Homer City;

                  (g) The Owner Lessor and Homer City will enter into the Facility Site Sublease, pursuant to which the Owner Lessor will sublease the Ground Interest to Homer City and Homer City will sublease the Ground Interest from the Owner Lessor;

                  (h) The Owner Lessor, the Lease Indenture Trustee, the Security Agent and the Lender will enter into the Lease Indenture, pursuant to which the Owner Lessor will grant the Security Interest to the Security Agent;

                  (i) The Owner Participant and Homer City will enter into the Tax Indemnity Agreement; and

                  (j) The parties hereto will enter into the agreements referred to above and the other Operative Documents, in each case, in substantially the form attached hereto.

                  SECTION 2.2 CLOSING DATE; PROCEDURE FOR PARTICIPATION.

                  (a) CLOSING DATE. The closing of the transactions contemplated hereby (the "CLOSING") shall take place after 10:00 a.m., New York City time, on the closing date (the "CLOSING DATE"), at the offices of SASM&F, Four Times Square, New York, New York 10036.

                  (b) PROCEDURES FOR FUNDING. Unless the Closing Date has been postponed pursuant to SECTION 2.2(c), subject to the terms and conditions of this

Agreement, the Owner Participant shall make the Owner Participant's Commitment available at the time of Closing on the Scheduled Closing Date by transferring or delivering such amount, in funds immediately available on the Scheduled Closing Date to the [Trust Company].

                  (c) POSTPONEMENT OF THE CLOSING. The Scheduled Closing Date may be postponed from time to time for any reason if Homer City gives the Owner Participant, the Owner Lessor, the Owner Manager, the Lender and the Lease Indenture Trustee a telex, telegraphic, facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which the Closing has been postponed, such notice of postponement to be received by each party no later than 10:00 a.m., New York City time, on the Business Day immediately preceding the Scheduled Closing Date.

                  (d) EXPIRATION OF COMMITMENTS. The obligations of the parties hereto shall expire on December 7, 2001, at 11:59 p.m., New York City time, if the Closing Date has not occurred on or before that date. Upon such expiration, the parties hereto shall have no obligation to consummate the transactions contemplated under this Agreement except as provided in SECTIONS 2.3, 10.1 and
10.2 and all obligations of the Lease Financing Parties shall cease and terminate.

                  SECTION 2.3 TRANSACTION EXPENSES AND OVERDUE RATE.

                  (a) If the transactions contemplated by this Agreement are consummated, all Transaction Expenses up to an amount equal to the amount set forth in SCHEDULE 2.3(a) incurred on or prior to the Closing Date and substantiated or otherwise supported in reasonable detail shall be paid on the Closing Date by the Owner Lessor with the funds provided by the Owner Participant pursuant to SECTION 2.2(b) above. If Transaction Expenses are in excess of the amount set forth on SCHEDULE 2.3(a), the Facility Lessee shall be required to pay the fees of its counsel and other expenses to be agreed upon by the Facility Lessee and the Owner Participant to the extent of such excess. If the Overall Transaction is not consummated for any reason (including as a result of the Facility Lessee's terminating this Agreement pursuant to ARTICLE XIII), the Facility Lessee shall bear all Transaction Expenses; PROVIDED, HOWEVER, that the Facility Lessee shall not be obligated to pay Transaction Expenses incurred by the Owner Participant if the Overall Transaction is not consummated on the basis of the provisions of this Agreement due to a failure of the Owner Participant to satisfy any condition to the Closing required to be satisfied by the Owner Participant.

                  (b) Subject to ARTICLE X below, the Facility Lessee will not be responsible for any fees, costs or expenses of the Owner Participant incurred prior to the Closing Date in respect of the Closing except as described in paragraph (a) of this SECTION 2.3.

                  (c) Following the Closing Date, Homer City will be responsible for, and will pay as Supplemental Lease Rent on an After-Tax Basis to the Owner Participant and the Owner Lessor, (i) the annual administration fees, if any, and expenses of the Owner Manager and the independent director (if any) of the Owner Participant, and (ii) any appraiser's fees and expenses incurred in connection with fair market value determinations in connection with any Renewal Option.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF HOMER CITY. Homer City represents and warrants that, as of the date of execution and delivery hereof and as of the Closing Date:

                  (a) ORGANIZATION; POWER. Homer City (A) is a limited partnership, duly formed, validly existing and in good standing under the laws of Pennsylvania with the sole legal name, as set forth in the public records filed in Pennsylvania, of "EME Homer City Generation L.P. ," (B) is duly qualified to do business and in good standing in each jurisdiction where the nature of its business requires such qualification and (C) has all requisite power and authority and holds all requisite Governmental Approvals to (i) hold under lease the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as presently proposed to be conducted and (iii) enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party and to conduct the business of owning and operating the Facility and the sale and marketing of wholesale electric power and other products and services related thereto, except, with respect to clauses (B) and (C) above, where failure to be so qualified or be in good standing or the failure to obtain such Governmental Approvals would not, individually or in the aggregate, result in a Material Adverse Effect. ME Westside and Chestnut Ridge are the sole general partner and sole limited partner, respectively, of the Facility Lessee. Each of the Facility Lessee, ME Westside and Chestnut Ridge is an indirect wholly-owned subsidiary of EME.

                  (b) DUE AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Homer City of this Agreement and each of the other Transaction Documents to which it is or will be a party have been or when executed and delivered will be duly authorized by all necessary company action and do not and will not (i) contravene the Organic Documents of Homer City or
(ii) contravene any Requirement of Law, binding on or affecting Homer City, except where such contravention could not reasonably be expected to have a Material Adverse Effect.

                  (c) NO VIOLATION. The execution, delivery and performance by Homer City of the Transaction Documents to which it is a party do not (i) violate, in a manner which has had or could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on any material contract, agreement or instrument to which Homer City is a party or by which Homer City or any of its property is bound; (ii) constitute, in a manner which has had or could reasonably be expected to have a Material Adverse Effect, a default by Homer City under any such contract, agreement or instrument; or (iii) result, in a manner which has had or could reasonably be expected to have a Material Adverse Effect, in the creation of any Lien upon the property of Homer City (other than pursuant to any Operative Document).

                  (d) GOVERNMENT APPROVALS AND THIRD PARTY CONSENTS.

                  (i) All Governmental Approvals required (1) in connection with the execution and delivery of, or performance of the transactions contemplated by, this Agreement and the other Transaction Documents to which Homer City is or will be a party and for the conduct of the business by Homer City and (2) without regard to any other transactions of the Owner Participant, the Owner Lessor, the Owner Manager or any Affiliate of any of them and assuming that none of the Owner Participant, the Owner Lessor, the Owner Manager or any Affiliate of any of them is an "electric utility" or a "public utility" or a "public utility holding company" or any similar entity subject to public utility regulation under any Requirement of Law immediately prior to the Closing Date, with respect to the participation by the Owner Participant, the Owner Lessor or the Owner Manager in the transactions contemplated by this Agreement and the other Operative Documents, are listed on SCHEDULE 3.1(d) and have been duly obtained or made and are in full force and effect, in each case, other than (A) as may be required under existing Requirements of Law to be obtained, given, accomplished or renewed at any time after the date of execution and delivery hereof or from time to time after the Closing Date in connection with the maintenance or operation of the Facility and other assets and properties of Homer City, (B) which are routine in nature and which cannot be obtained and such failure to obtain would not result in a Material Adverse Effect, or are not normally applied for, prior to the time they are required, and which Homer City has no reason to believe will not be timely obtained, (C) as may be required in connection with any refinancing of the Lessor Notes or the issuance of Additional Lessor Notes, (D) as may be required in consequence of any transfer of the Lessor Membership Interest or the Member Interest or any transfer of ownership of the Undivided Interest or the Lessor Estate by the Owner Lessor or any relinquishment of the use or operation of the Undivided Interest by Homer City, (E) filing and recording to perfect the Lien of the Security Agent and the ownership and leasehold interests conveyed pursuant to this Agreement to the extent arrangements have been made satisfactory to the Owner Participant, the Owner Lessor, the Security Agent and the Lease Indenture Trustee to effect such filings, and (F) as may be required under Environmental Laws to transfer or modify Governmental Approvals relating to the operation of the Facility as a result of the transactions contemplated by this Agreement. Except as noted in Part B of SCHEDULE 3.1(d), all Governmental Approvals that have been obtained pursuant to the first sentence of this SECTION 3.1(d) are final, any period for the filing of notice of rehearing or application for judicial review of the issuance of each such Governmental Approval has expired without any such notice or application having been made (in each case, other than those for which the failure to be final would not have a Material Adverse Effect). No such Governmental Approval is the subject of any pending or, except as noted in Part C of SCHEDULE 3.1(d), threatened judicial or administrative proceeding, which judicial review or proceeding could have a Material Adverse Effect.

                  (ii) All consents and approvals required to be obtained from Persons other than Governmental Authorities in connection with the transactions contemplated by the Transaction Documents have been obtained and are in full force and effect and are set forth in SCHEDULE 3.1(d), other than such consents or approvals the failure of which to obtain, would not, individually or in the aggregate, result in a Material Adverse Effect.

                  (e) TITLE; LIENS.

                  (i) On or before the Closing Date, (x) Homer City will have good, clear, record and marketable title to the Facility Site and the easements relating thereto free and clear of all Liens other than Permitted Encumbrances and (y) Homer City will have good and marketable title or will have valid rights to lease or otherwise use all items of real and personal property which are material to its business, in each case free and clear of all Liens and title defects except Permitted Encumbrances, and other title defects and rights which defects and invalidity of rights would not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect.

                  (ii) Upon execution and delivery of the Operative Documents and recording or filing (as appropriate) of the documents and instruments referred to in SCHEDULE 4.12 in accordance with SECTION 4.12, good, clear, record and valid leasehold interest in the Ground Interest will be duly, validly and effectively conveyed to the Owner Lessor upon the terms and conditions in the Facility Site Lease, free and clear of all Liens other than Permitted Encumbrances.

                  (iii) Upon execution and delivery of, and after giving effect to the transactions contemplated by, the Operative Documents, good, clear, record and marketable title to the Undivided Interest will be duly, validly and effectively conveyed to the Owner Lessor, free and clear of all Liens, encumbrances or title defects other than Permitted Encumbrances.

                  (iv) Assuming the representations and warranties of the Owner Lessor contained in SECTION 3.2 are true, when duly authorized, executed and delivered by each of the parties thereto, the Lease Indenture will create a valid Lien in favor of the Security Agent in the Indenture Estate and no filing, recording, registration or notice with any federal or state Governmental Authority or other action will be necessary to establish or, except for such filings and recordings and other actions referred to in
         SCHEDULE 4.12 hereto as will be made pursuant to SECTION 4.12, to perfect, or give record notice of, the Lien in favor of such Security Agent in the Indenture Estate to the extent such Lien may be perfected by filings, recordings, registrations or notices.

                  (v) None of the Permitted Encumbrances could reasonably be expected to, on and after the Closing Date, materially interfere with the ownership, use, operation or possession of the Facility (as contemplated by the Operative Documents) or the use of or the exercise by the Owner Lessor of its rights under the Facility Deed, the Bill of Sale, the Facility Site Lease, the Easements, and Facility Site Sublease.

                  (f) SECURITIES ACT. Neither the Facility Lessee nor anyone authorized by it (not including GECC or any of its Affiliates) has directly or indirectly offered or sold any interest in the Beneficial Interest or the Lessor Notes or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Beneficial Interest or the Lessor Notes or any part thereof or solicited any offer to acquire any of the same, in any such case, in violation of the registration requirements of Section 5 of the Securities Act.

                  (g) VALIDITY. Each of the Transaction Documents to which Homer City is or will be a party constitutes, or, upon the due execution and delivery thereof by Homer City, will constitute, the legal, valid and binding obligation of Homer City, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity).

                  (h) COMPLIANCE WITH REQUIREMENTS OF LAW. Each of Homer City and the Facility is in compliance with all Requirements of Law (including all applicable zoning, use and building codes, laws, regulations and ordinances relating to the operation, maintenance, use, lease or ownership of the Facility, the Facility Site and the Easements, ERISA and regulations of the Federal Reserve System) applicable to it, except to the extent that failure to so comply would not result or has not resulted in a Material Adverse Effect or involve any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than Permitted Encumbrances) on, the Facility or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect,
(ii) risk of criminal liability being imposed on the Owner Participant, the Owner Lessor, the Owner Manager, the Security Agent, the Lease Indenture Trustee, or the Lender or any of their Affiliates or (iii) material risk of the occurrence of any material adverse effect being incurred by the Owner Participant, the Owner Lessor, the Owner Manager, the Security Agent, the Lease Indenture Trustee, or the Lender, including subjecting the Owner Participant or the Owner Lessor to public utility regulation under Requirements of Law.

                  (i) MARGIN REGULATION. Homer City is not engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Lessor Notes and the Equity Investment as contemplated by this Agreement and the other Operative Documents will be used for a purpose which violates, or would be inconsistent with, the Regulations T, U and X of the Federal Reserve System. Terms for which meanings are provided in the Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this SECTION
3.1 with such meanings.

                  (j) LITIGATION. There is no pending or, to the Actual Knowledge of Homer City, threatened, litigation, arbitration or administrative proceeding against Homer City, any of the Homer City Parties or EME which, if determined adversely to it, could reasonably be expected to have a Material Adverse Effect.

                  (k) TAX RETURNS. Homer City, and each entity holding a partnership interest in Homer City, has filed all material federal, state and local tax returns and reports that are required by law to have been filed by it and have paid all material Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments which are being diligently contested in good faith by such Person and with respect to which adequate reserves have to the extent required by GAAP been set aside) and neither Homer City nor any entity holding a partnership interest in Homer City has Actual Knowledge of any threatened actual or proposed deficiency or additional assessment in connection therewith that, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (l) INVESTMENT COMPANY ACT. Homer City is not subject to regulation as an "investment company" or an "affiliated person" of a registered "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (m) HOLDING COMPANY ACT. Homer City is not subject to regulation as a "holding company," a "public utility company" or a "subsidiary company" or an "affiliate" of a "holding company" required to register under PUHCA. The execution, delivery and performance of the Operative Documents to which Homer City is or will be a party do not violate any provision of PUHCA or any rule or regulation thereunder.

                  (n) EWG STATUS. Homer City is an "exempt wholesale generator" under PUHCA. The Facility is interconnected with the high voltage network and has access to transmission services and ancillary services to sell wholesale electric power. Homer City has the authority to sell wholesale electric power at market-based rates.

                  (o) ENVIRONMENTAL WARRANTIES. Except as has not or would not, individually or in the aggregate, result in a Material Adverse Effect:

                  (i) The Facility and the Facility Site are, and to the Actual Knowledge of Homer City have been, owned, leased and operated in compliance with all applicable Environmental Laws, and Homer City is and has been in compliance with all applicable Environmental Laws.

                  (ii) There are no pending or, to the Actual Knowledge of Homer City, threatened Environmental Claims involving or against Homer City, the Facility or the Facility Site.

                  (iii) Homer City has obtained and is in compliance with all Governmental Approvals required under any applicable Environmental Law for its business, and with respect to the Governmental Approvals not obtained by the date of execution and delivery hereof, including those that may be required as a result of the transactions contemplated by this Agreement, Homer City does not have any reason to believe that such approvals will not be timely obtained.

                  (iv) Neither the Facility nor the Facility Site is listed on
         (A) the National Priorities List (B) the CERCLIS or (C) the priority list of sites under the

         Pennsylvania Hazardous Site Clean Up Act or, to the Actual Knowledge of Homer City, on any similar state list of sites requiring investigation or clean-up.

                  (v) To the Actual Knowledge of Homer City, there is not and has not been any Environmental Condition (A) at, on or under the Facility or the Facility Site or any Component thereof or (B) resulting from or arising in connection with the operation of the Facility that could have a Material Adverse Effect or involve any
         (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Undivided Interest, the Facility or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (2) risk of criminal liability being incurred by the Owner Participant, the Owner Lessor, the Owner Manager, the Security Agent, the Lease Indenture Trustee or the Lender or any of their respective Affiliates, or (3) material risk of the occurrence of any material adverse effect being incurred by the Owner Participant, the Owner Lessor, the Owner Manager, the Security Agent, the Lease Indenture Trustee or the Lender, including subjecting the Owner Participant or the Owner Lessor to public-utility regulation under Requirements of Law.

                  (p) ERISA. Assuming the correctness of the representations of the other parties hereto, the transactions contemplated hereunder and by the other Operative Documents will not constitute a "prohibited transaction" under ERISA and will not result in the imposition of a Tax under Section 4975 of the Code.

                  (q) LOCATION OF CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS, ETC.

                  (i) The chief executive office and principal place of business of Homer City and the office where Homer City keeps its corporate records concerning the Facility, the Facility Site and the Transaction Documents is located at One Financial Place; 440 South La Salle Street, Suite 3500; Chicago, IL 60605.

                  (ii) The Facility is located on the Facility Site.

                  (iii) The condition of the Facility is substantially identical to the condition it was in when inspected by the Appraiser in connection with the Closing Appraisal.

                  (r) ACCESS; EGRESS. Homer City has sufficient access to public roads, easements of ingress and egress and other rights of access to permit use and operation of the Facility and the Facility Site as contemplated by the Transaction Documents. To Homer City's Actual Knowledge, there are no plans of any governmental entity to change the highway or road system in the vicinity of the Facility or the Facility Site, or to restrict or change access from any such highway or road to the Facility or the Facility Site, in either case, in any manner which could reasonably be expected to have a Material Adverse Effect.

                  (s) ABILITY TO DELIVER POWER. Homer City has all rights that are necessary and sufficient to deliver the net electric power output of the Facility to at least one of the two points of interconnection of the Facility to the electricity grid.

                  (t) POWER SALES AGREEMENTS AND OTHER CONTRACTS. There are no contracts or agreements providing for sales of power and ancillary services produced by the Facility or for the use and operation of the Facility that have a term which extends beyond the expiration of the Basic Lease Term other than the Interconnection Agreement.

                  (u) UTILITY SERVICES. The Facility and the Facility Site have available all public utility services necessary for the use and operation of the Facility as currently being used and as contemplated by the Transaction Documents.

                  (v) SUBDIVISION. Following the contemplated subdivision of the Facility Site, the Owner Lessor will have a ground lease which entitles it to operate the Facility as currently operated.

                  (w) ADEQUATE RIGHTS. Assuming the representations and warranties of the Owner Lessor set forth in SECTION 3.2(d) and of the Owner Participant set forth in SECTION 3.2(d) are true, based upon Requirements of Law in effect on the Closing Date and upon Homer City's reasonable expectations, and, in the case of such actions after the Facility Lease Term, subject to the Owner Lessor obtaining any necessary Governmental Approvals (which Homer City reasonably believes are obtainable by the Owner Lessor in the ordinary course other than those Governmental Approvals the failure to maintain or obtain which could not reasonably be expected to have a material adverse effect on the Owner Lessor's ability, on a commercially practicable basis, to have the rights and take the actions set forth in clauses (i) through (v) below), the rights and interests made available to the Owner Lessor pursuant to the Transaction Documents and the rights contemplated by the Facility Lease to be made available under the Transaction Documents are sufficient to permit the following actions by the Facility Lessee during the Facility Lease Term and by the Owner Lessor or any such permitted transferee following the expiration or termination of the Facility Lease until the end of the expected economic useful life of the Facility as set forth in the Closing Date Appraisal: (i) the occupation, interconnection, maintenance and repair of the Facility, (ii) the use, operation and possession of the Facility, (iii) the construction, use, operation, possession, maintenance, replacement, repair and renewal of all modifications, additions, improvements, replacements and substitutions of and to the Facility,
(iv) appropriate ingress to and egress from the Facility and the Facility Site for any reasonable purpose in connection with the exercise of rights under the Ownership and Operation Agreement and such Person's interest in the Facility and
(v) transmission of the electric energy and ancillary services provided by the Facility to a point of interconnection to the relevant electricity grid.

                  (x) RETURN ACCEPTANCE TESTS. Homer City has no reason to believe that the Facility will not be able to satisfy the return conditions set forth in SECTION 5 of the Facility Lease as of the expiration of the Facility Lease Term if the Facility is maintained in accordance with SECTION 7 of the Facility Lease.

                  (y) NO DEFAULT; NO EVENT OF LOSS; NO BURDENSOME BUYOUT EVENT. No Lease Event of Default, or event that, with the passage of time or giving of notice, or both, would constitute a Lease Event of Default has occurred or will occur upon execution and delivery of the Operative Documents. No event of default under the Existing Debt, or event that, with the passage of time or giving of notice, or both, would constitute such an event of default has occurred or will occur upon execution and delivery of the Operative Documents. Homer City is not in default, and to the Actual Knowledge of Homer City, no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, indenture or other contract, agreement or instrument to which Homer City is a party or by which it or its property is bound in any such case where any such default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Event of Loss, other than a Regulatory Event of Loss, has occurred or will occur upon the execution and delivery of the Operative Documents, and Homer City does not have Actual Knowledge of any event that could reasonably be expected to result in a Regulatory Event of Loss. No Burdensome Buyout Event has occurred or will occur upon the execution and delivery of the Operative Documents, and Homer City does not have Actual Knowledge of any event that could reasonably be expected to result in a Burdensome Buyout Event.

                  (z) REGULATORY MATTERS. None of the Owner Lessor, the Owner Participant, the Security Agent or the Lease Indenture Trustee solely as a result of the execution, delivery and performance of, and the consummation of the transactions contemplated by the Operative Documents shall be or become
(i) subject to regulation as a "public-utility company," a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of PUHCA, (ii) a "public utility," a "transmitting utility," or an "electric utility" within the meaning of the Federal Power Act or (iii) subject to state financial or rate regulation.

                  (aa) NOTICES. To Homer City's Actual Knowledge, (i) there are no outstanding written notices from any Governmental Authority of any violation of, or that the Facility or the Facility Site are not in compliance with, any and all Requirements of Law relating to the Facility and the Facility Site or the ownership, use, occupancy and operation thereof and (ii) there are no outstanding written notices that any repairs or work or capital improvements are required to be done at or with respect to the Facility or the Facility Site by any Governmental Authority or by any insurance company which currently issues any insurance to Homer City or by any board of fire underwriters or other body exercising similar functions, except, in either case with respect to (i) or (ii) above, where such violation, noncompliance or repairs could not reasonably be expected to have a Material Adverse Effect.

                  (bb) ACCURACY OF INFORMATION. All factual information provided in writing by Homer City or its Affiliates to (i) the Engineering Consultant, in connection with the preparation of the Engineering Consultant's Report, (ii) the Appraiser, in connection with the preparation of the Closing Date Appraisal,
(iii) the Environmental Consultant, in connection with the preparation of the Environmental Consultant's Report, (iv) the Insurance Consultant, in connection with the preparation of the Insurance Consultant's Report, (v) the Power Market Consultant, in connection with the preparation of the report of the Power Market Consultant and (vi) the Owner Manager, the Owner Participant, the Lease Indenture Trustee and the Lender in connection with the transactions contemplated hereby (other than projections and "forward-looking" information) is true and accurate in every material respect on the date as of which such information is dated or certified and such information does not omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made not misleading. The assumptions used for projections and "forward-looking" information contained in the items (i) through (vi) above were prepared in good faith and are based upon reasonable assumptions.

                  (cc) CONTRACTS WITH AFFILIATES. Other than as set forth on
SCHEDULE 3.1(cc) hereto or as contemplated by the Operative Documents, there are no material contracts or agreements in effect on the Closing Date between Homer City and any Affiliate of Homer City. Homer City has delivered to the Owner Participant copies of each of the contracts and agreements set forth on SCHEDULE 3.1(cc) hereto as in effect on the Closing Date.

                  (dd) INSURANCE. All insurance required to be obtained pursuant to SECTION 5.10 hereof has been obtained and is in full force and effect.

                  (ee) NO DEFAULT OF JUDGMENT. Homer City is not in default of any judgments, orders or decrees of any governmental authority relating to the Facility which could reasonably be expected to have a Material Adverse Effect.

                  (ff) EMINENT DOMAIN. There is no action pending with respect to, or, to the Facility Lessee's Actual Knowledge, threatened by a governmental entity or other Person to initiate, a Requisition of the Facility, the Facility Site or the Easements, which could reasonably be expected to have a Material Adverse Effect.

                  (gg) LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Facility Lessee are affected by any fire, explosion, accident, strike, lockout, or to the Actual Knowledge of the Facility Lessee pending or threatened unfair labor practice complaint or proceeding or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

                  (hh) INTELLECTUAL PROPERTY. To the Actual Knowledge of the Facility Lessee, the Facility Lessee has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights which are necessary or material for the operation of its business as presently conducted. To the Actual Knowledge of the Facility Lessee, (a) no material product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Facility Lessee in connection with its business infringes upon any patent, trademark, service mark, trade name, copyright, license or other intellectual property right of any other Person, (b) there are no pending or threatened claims or litigation against or affecting the Facility Lessee contesting or calling into question its right to sell or use any such product, process, method, substance, part or other material and (c) there is no existing, pending or proposed patent, invention or device, or any application or principle of any applicable law, standard or code, in any such case, with respect to clauses (a),
(b) and (c) above, which could reasonably be expected to have a Material Adverse Effect.

                  (ii) NO FRAUDULENT CONVEYANCES. The Facility Lessee is consummating the transactions contemplated hereby, including transfer of certain of its assets and properties to the Owner Lessor, in good faith and without any intent to defraud creditors of the Facility Lessee or subsequent purchasers. Based upon the Closing Date Appraisal and the Closing Projections, the execution and delivery of the Operative Documents to which the Facility Lessee is a party and the granting of any Liens pursuant to such Operative Documents by the Facility Lessee will not render the Facility Lessee insolvent under GAAP or leave the Facility Lessee with assets whose present fair valuation is less than the present fair valuation of the Facility Lessee's debts. As used in this
SECTION 3.1(ii), "debts" includes any and all liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, and whether or not such liabilities are required under GAAP to be shown on the Facility Lessee's balance sheet. Based upon the Closing Date Appraisal and the Closing Projections, the execution and delivery of the Operative Documents to which the Facility Lessee is a party and the granting of the Liens pursuant to such Operative Documents by the Facility Lessee will not leave the Facility Lessee with property remaining in its hands which would constitute unreasonably small assets or capital, and the Facility Lessee has and, after giving effect to such transactions will have, an adequate amount of assets and capital to engage in its business now and in the future, based on the actual and anticipated needs for capital of the businesses anticipated to be conducted by the Facility Lessee, and based upon the Closing Projections and other information described herein. Based upon the Closing Date Appraisal and the Closing Projections, after giving effect to the transactions contemplated under the Operative Documents, the Facility Lessee will be able to pay all of its debts and liabilities, including unrecorded contingent liabilities, as they mature, the Facility Lessee will have positive cash flow after paying all of its scheduled and anticipated debt as it matures, and the Facility Lessee will realize sufficient monies from current assets in the ordinary and usual course of business to pay recurring current debt, short-term debt and long-term debt as such debts mature.

                  (jj) NO ADDITIONAL FEES. Except for the fees referred to in clause (__) of the definition of Transaction Expenses [or as set forth on
SCHEDULE 3.1(jj)], the Facility Lessee has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Operative Documents.

                  (kk) FINANCIAL STATEMENTS. The financial statements of Homer City for the Fiscal Quarter ending September 30, 2001 (i) were prepared in accordance with GAAP, and (ii) fairly present in all material respects the financial position and the results of the operations of Homer City as of such date and for the period then ended in accordance with GAAP.

                  (ll) LAND NOT IN FLOOD ZONE. No portion of the Facility or the Facility Site includes improved real property that is located in an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, except for such areas as are covered by such insurance.

                  (mm) BUSINESS, DEBT, CONTRACTS, ETC. The Facility Lessee does not conduct any business other than the development, ownership, operation, maintenance, leasing and financing of the Facility and the Facility Site and activities incidental thereto. The Facility Lessee does not have any outstanding Indebtedness or other material liabilities other than pursuant to the Transaction Documents, and is not a party to or bound by any material contract other than the Transaction Documents to which it is a party.

                  (nn) PROJECT DOCUMENTS. The copies of the Energy Sales Agreement, the NOX Agreement, the real property documents under which the Facility Lessee has an interest in the Facility Site and the Easements, the Fuel Supply Agreement, the Homer City Partnership Agreement and the Interconnection Agreement, provided by the Facility Lessee to the Owner Participant as of the Closing Date constitute true and correct copies of all such documents as of such date, and no such document has been amended, supplemented or otherwise modified except as copies of such amendments, supplements and modifications have been provided to the Owner Participant as of such date. Except for the agreements described in the immediately preceding sentence, no other material or long term Project Document exists as of the Closing Date.

                  SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE OWNER LESSOR. The Owner Lessor represents and warrants that as of the date of execution and delivery hereof and as of the Closing Date:

                  (a) DUE ORGANIZATION. The Owner Lessor is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware with the sole legal name, as set forth in the public records filed in Delaware, of "Homer City OL[1]". The Owner Participant is the sole member of the Owner Lessor. The Owner Lessor has the limited liability company power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party.

                  (b) DUE AUTHORIZATION, ENFORCEABILITY; ETC.

                  (i) This Agreement and each of the other Operative Documents (other than the Lessor Notes) to which the Owner Lessor is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Owner Lessor, and assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Lessor, this Agreement constitutes, and when executed and delivered each of the other Operative Documents (other than the Lessor Notes) to which it is or will be a party, will be the legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (ii) Upon the execution of the Lessor Notes by the Owner Lessor, authentication of the Lessor Notes by the Lease Indenture Trustee and delivery of such Lessor Notes against payment therefor, the Lessor Notes will constitute legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (c) NON-CONTRAVENTION. The execution and delivery by the Owner Lessor of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Owner Lessor of the transactions contemplated hereby and thereby, and the compliance by the Owner Lessor with the terms and provisions hereof and thereof, do not and will not contravene (except where such contravention would not result in a material adverse effect on the Owner Lessor) (i) Lessor LLC Agreement or any of the Organic Documents of the Owner Lessor, (ii) any Requirement of Law binding on the Owner Lessor or (iii) the provisions of, or constitute a default by the Owner Lessor under any indenture, mortgage, deed of trust or other material contract, agreement or instrument to which the Owner Lessor is a party or by which the Owner Lessor or its property is bound, or in the creation of any Owner Lessor Lien; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default or the expiration or termination of the Facility Lease.

                  (d) GOVERNMENTAL ACTIONS. Assuming the representations and warranties of Homer City contained in paragraphs [(d), (g), (h), (k), (l), (m),
(o) and (z) of SECTION 3.1 are true], no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by the Owner Lessor, as the case may be, of the Organic Documents of the Owner Lessor, the Lessor Notes, this Agreement or the other Operative Documents to which the Owner Lessor is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given, and other than as may be required under Environmental Laws to transfer or modify Governmental Approvals relating to the operation of the Facility as a result of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default or the expiration or termination of the Facility Lease.

                  (e) LITIGATION. There is no pending or, to the Actual Knowledge of the Owner Lessor, threatened, action, suit, investigation or proceeding against the Owner

Lessor before any Governmental Authority which, if determined adversely to it, would materially adversely affect the ability of the Owner Lessor to perform its obligations under the Lessor Notes, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the lien of the Security Agent on the Indenture Estate or which questions the validity or enforceability of any Operative Document to which the Owner Lessor is or will be a party.

                  (f) LIENS. The Owner Lessor's right, title and interest in and to the Lessor Estate is free of any Owner Lessor Liens.

                  (g) COMPLIANCE WITH REQUIREMENTS OF LAW. The Owner Lessor is in compliance with all Requirements of Law, rules, regulations, orders, judgments, writs and decrees (including ERISA and regulations of the Federal Reserve System), except where failure to so comply, individually or in the aggregate, would not result or has not resulted in a material adverse effect on the Owner Lessor's ability to perform its obligations under the Operative Documents.

                  (h) LOCATION OF CHIEF EXECUTIVE OFFICE; PRINCIPAL PLACE OF BUSINESS; SITUS. The chief executive office and principal place of business of the Owner Lessor where the Owner Lessor will keep its corporate records concerning the Facility, the Facility Site and the Operative Documents is located in [___________]. The situs of the Owner Lessor is in [Delaware].

                  (E) PAYMENT OF TAXES. The Owner Lessor has filed all federal, state and local tax returns and reports required by law to have been filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments which are being diligently contested in good faith by the Owner Lessor and with respect to which adequate reserve have, to the extent required by GAAP, been set aside on its books).

                  SECTION 3.3 REPRESENTATIONS AND WARRANTIES OF THE OWNER MANAGER AND THE OM COMPANY. The OM Company (only with respect to representations and warranties relating to the OM Company) and the Owner Manager hereby severally represent and warrant that, as of the date of execution and delivery hereof and as of the Closing Date:

                  (a) DUE INCORPORATION; ETC. The OM Company is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, has the corporate power and authority, as the Owner Manager and/or in its individual capacity to the extent expressly provided herein or in the Lessor LLC Agreement, to enter into and perform its obligations under the Lessor LLC Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

                  (b) DUE AUTHORIZATION, ENFORCEABILITY; ETC.

                  (i) (x) The Lessor LLC Agreement has been duly authorized, executed and delivered by the OM Company, and (y) assuming the due authorization, execution and delivery of the Certificate of Formation of the Owner Lessor by the Owner Participant, Lessor LLC Agreement constitutes the legal, valid and binding obligation of the OM Company, enforceable against it in its individual capacity or as Owner Manager, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (ii) (x) This Agreement has been duly authorized, executed and delivered by the Owner Manager and the OM Company, and (y) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Manager and the OM Company, this Agreement constitutes a legal, valid and binding obligation of the Owner Manager and the OM Company, enforceable against the OM Company or the Owner Manager, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (iii) (x) Each of the other Operative Documents to which the OM Company or the Owner Manager is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the OM Company or the Owner Manager and (y) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the OM Company or the Owner Manager, each of the other Operative Documents to which the OM Company or the Owner Manager is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the OM Company or the Owner Manager, as the case may be, enforceable against the OM Company or the Owner Manager in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (c) NON-CONTRAVENTION. The execution and delivery by the OM Company, in its individual capacity or as Owner Manager, of the Lessor LLC Agreement, this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the OM Company, in its individual capacity or as Owner Manager, of the transactions contemplated hereby and thereby, and the compliance by the OM Company, in its individual capacity or as Owner Manager, with the terms and provisions hereof and thereof, do not and will not
(i) contravene any Requirement of Law of the State of Delaware or the United States governing the banking or trust powers of the OM

Company, or contravene the provisions of its Organic Documents or (ii) contravene the provisions of, or constitute a default by the OM Company under, or result in the creation of any Owner Lessor Lien attributable to it under any indenture, mortgage or other material contract, agreement or instrument to which the OM Company is a party or by which the OM Company or its property is bound; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the OM Company or the Owner Manager to act as operator of the Facility following a Lease Event of Default.

                  (d) GOVERNMENTAL ACTIONS. Assuming the representations and warranties of Homer City contained in [paragraphs (d), (g), (h), (k), (l), (m),
(o) and (z) of SECTION 3.1] are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority of the State of Delaware or the United States governing the banking or trust powers of the OM Company is required for the due execution, delivery or performance by the OM Company or the Owner Manager, of the Lessor LLC Agreement, this Agreement or the other Operative Documents to which the OM Company or the Owner Manager is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                  (e) LITIGATION. There is no pending or, to the Actual Knowledge of the OM Company, threatened action, suit, investigation or proceeding against the OM Company either in its individual capacity or as the Owner Manager, before any Governmental Authority of the State of Delaware or the United States governing its banking and trust powers which, if determined adversely to it, would materially adversely affect the ability of the OM Company, in its individual capacity or as Owner Manager, to perform its obligations under the Lessor LLC Agreement, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Security Agent in the Indenture Estate or which question the validity or enforceability of any Operative Document to which the OM Company, in its individual capacity or as the Owner Manager, is or will be a party.

                  (f) LIENS. The Lessor Estate is free of any Owner Lessor Liens attributable to the OM Company or the Owner Manager.

                  SECTION 3.4 REPRESENTATIONS AND WARRANTIES OF THE OWNER PARTICIPANT. The Owner Participant represents and warrants that as of the date of execution and delivery hereof and as of the Closing Date:

                  (a) DUE ORGANIZATION. The Owner Participant is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has the necessary power and authority to enter into and perform its obligations under this Agreement, Lessor LLC Agreement, the Organic Documents of the Owner Participant, and the Tax Indemnity Agreement.

                  (b) DUE AUTHORIZATION, ENFORCEABILITY; ETC. This Agreement, the Lessor LLC Agreement, the Tax Indemnity Agreement and the other Operative Documents to which it is or will be a party have been or when executed and delivered will be duly authorized, executed and delivered by the Owner Participant and assuming the due authorization, execution and delivery by each other party thereto, this Agreement, the Lessor LLC Agreement, the Tax Indemnity Agreement and the other Operative Documents to which it is or will be a party constitute or when executed and delivered will constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (c) NON-CONTRAVENTION. The execution and delivery by the Owner Participant of this Agreement, the Lessor LLC Agreement, the Organic Documents of the Owner Participant and the Tax Indemnity Agreement, the consummation by the Owner Participant of the transactions contemplated hereby and thereby, and the compliance by the Owner Participant with the terms and provisions hereof and thereof, do not and will not contravene (i) any Requirement of Law binding on the Owner Participant (except where such contravention would not result in a material adverse effect on the Owner Participant), (ii) its Organic Documents, or (iii) contravene the provisions of, or constitute a default under, or result in the creation of any Owner Participant's Lien (other than any Lien created under any Operative Document) under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound (PROVIDED, HOWEVER, that no representation or warranty is being made as to any Requirement of Law relating to (1) the Facility, (2) the Facility Site, (3) the Undivided Interest or (4) ERISA (other than as set forth in Section 3.4(g) hereof) or Section 4975 of the Code)).

                  (d) GOVERNMENTAL ACTION. Assuming the representations and warranties of Homer City contained in paragraphs [(d), (g), (h) (k), (l), (m),
(o) and (z)] of SECTION 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by the Owner Participant of this Agreement, the Lessor LLC Agreement, the Organic Documents of the Owner Participant, or the Tax Indemnity Agreement, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given; PROVIDED, HOWEVER, that no representation or warranty is being made as to any Requirements of Law relating to the ownership or operation of the Facility or the Facility Site.

                  (e) LITIGATION. There is no pending or, to the Actual Knowledge of the Owner Participant, threatened action, suit, investigation or proceeding against the Owner Participant before any Governmental Authority which, if determined adversely to it, would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Lessor LLC Agreement, the Organic Documents of the Owner Participant, or the Tax Indemnity Agreement or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Security Agent in the Indenture Estate or which questions the validity or enforceability of any Operative Document to which the Owner Participant is a party.

                  (f) LIENS. The Lessor Estate is free of any Owner Participant's Liens.

                  (g) ERISA. No part of the funds to be used by the Owner Participant to make its investment pursuant to this Agreement, directly or indirectly, constitutes or is deemed to constitute assets (within the meaning of ERISA and any applicable rules, regulations and court decisions thereunder) of any Plan.

                  (h) REGULATORY EVENT OF LOSS. To the Actual Knowledge of the Owner Participant, there exists no fact or circumstance that would constitute or cause a Regulatory Event of Loss.

                  (i) SECURITIES ACT. Neither the Owner Participant nor anyone authorized by it has directly or indirectly offered or sold any interest in the Lessor Membership Interest, the Lessor Notes or any part thereof, or in any similar security or lease or in any security or lease, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Lessor Membership Interest, the Lessor Notes or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

                  (j) HOLDING COMPANY ACT AND FEDERAL POWER ACT. Immediately prior to executing this Agreement, the Owner Participant is not (i) an "electric utility," "electric utility company," "public utility," "public-utility company," or a "holding company" under the Federal Power Act or PUHCA or (ii) a "subsidiary company" or "affiliate" of a "holding company", as such terms are defined in PUHCA, required to register under PUHCA.

                  (k) PAYMENT OF TAXES. The Owner Participant has filed all federal, state and local tax returns and reports required by law to have been filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments which are being diligently contested in good faith by the Owner Participant and with respect to which adequate reserves have, to the extent required by GAAP, been set aside on its books) except to the extent non-payment thereof would not have a material adverse effect on the Owner Participant.

                  SECTION 3.5 REPRESENTATIONS AND WARRANTIES OF LEASE INDENTURE TRUSTEE AND THE LEASE INDENTURE COMPANY. Each of the Lease Indenture Company and the Lease Indenture Trustee hereby severally represents and warrants that, as of the date of execution hereof and as of the Closing Date:

                  (a) DUE ORGANIZATION. The Lease Indenture Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, has the corporate power and authority, as Lease Indenture Trustee and/or in its individual capacity to the extent expressly provided herein or in the Lease

Indenture, to enter into and perform its obligations under the Lease Indenture, this Agreement and each of the other Operative Documents to which it is or will be a party.

                  (b) DUE AUTHORIZATION, ENFORCEABILITY; ETC.

                  (i) (A) This Agreement has been duly authorized, executed and delivered by the Lease Indenture Trustee and the Lease Indenture Company, and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Lease Indenture Trustee and the Lease Indenture Company, this Agreement constitutes a legal, valid and binding obligation of the Lease Indenture Company and the Lease Indenture Trustee, enforceable against the Lease Indenture Company or the Lease Indenture Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (ii) (A) Each of the other Operative Documents to which the Lease Indenture Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Lease Indenture Trustee, and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Lease Indenture Trustee, each of the other Operative Documents to which the Lease Indenture Trustee is or will be a party constitutes or when executed and delivered will be a legal, valid and binding obligation of the Lease Indenture Trustee, enforceable against the Lease Indenture Trustee in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (c) NON-CONTRAVENTION. The execution and delivery by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Requirement of Law of the United States of America or the State of [__________] governing the Lease Indenture Company or the banking or trust powers of the Lease Indenture Company, or its organizational documents or bylaws, or contravene the provisions of, or constitute a default by the Lease Indenture Company under, or result in the creation of any Lien attributable to the Lease Indenture Company upon the Indenture Estate or any indenture, mortgage or other material contract, agreement or instrument to which the Lease Indenture Company is a party or by which the Lease Indenture Company or its property is bound which would materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, to perform its obligations under this

Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the Lease Indenture Company or the Lease Indenture Trustee to act as operator of the Facility following a Lease Event of Default.

                  (d) GOVERNMENTAL ACTION. Assuming the representations and warranties of Homer City contained in paragraphs [(d), (g), (h), (k), (l), (m),
(o) and (z)] of SECTION 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority governing its banking or trust powers is required for the due execution, delivery or performance by the Lease Indenture Company or the Lease Indenture Trustee, as the case may be, of this Agreement or the other Operative Documents to which the Lease Indenture Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                  (e) LITIGATION. There is no pending or, to the Actual Knowledge of the Lease Indenture Company, threatened action, suit, investigation or proceeding against the Lease Indenture Company either in its individual capacity or as Lease Indenture Trustee, before any Governmental Authority which, if determined adversely to it, would materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Security Agent in the Indenture Estate or which questions the validity or enforceability of any Operative Document to which the Lease Indenture Trustee or the Lease Indenture Company is a party.

                  SECTION 3.6 REPRESENTATIONS AND WARRANTIES OF THE BONDHOLDER TRUSTEE AND THE BONDHOLDER TRUSTEE COMPANY. Each of the Bondholder Trustee Company and the Bondholder Trustee hereby severally represents and warrants that, as of the date of execution hereof and as of the Closing Date:

                  (a) DUE ORGANIZATION. The Bondholder Trustee Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority, as Bondholder Trustee and/or in its individual capacity to the extent expressly provided herein or in the [______________] Agreement, to enter into and perform its obligations under the [_______________] Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

                  (b) DUE AUTHORIZATION, ENFORCEABILITY; ETC.

                  (i) (A) This Agreement has been duly authorized, executed and delivered by the Bondholder Trustee and the Bondholder Trustee Company and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Bondholder Trustee and the Bondholder Trustee Company, as the case may be, this Agreement constitutes a legal, valid and binding obligation of the Bondholder Trustee Company and the Bondholder Trustee, enforceable against the Bondholder Trustee Company or the Bondholder Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (ii) (A) Each of the other Operative Documents to which the Bondholder Trustee Company or the Bondholder Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Bondholder Trustee Company or the Bondholder Trustee, as the case may be, and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Bondholder Trustee Company or the Bondholder Trustee, as the case may be, each of the other Operative Documents to which the Bondholder Trustee Company or the Bondholder Trustee is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Bondholder Trustee Company or the Bondholder Trustee, enforceable against the Bondholder Trustee Company or the Bondholder Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (c) NON-CONTRAVENTION. The execution and delivery by the Bondholder Trustee Company, in its individual capacity or as Bondholder Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Bondholder Trustee Company, in its individual capacity or as Bondholder Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Bondholder Trustee Company, in its individual capacity or as Bondholder Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Requirement of Law of the United States of America or the State of New York governing the Bondholder Trustee Company or the banking or trust powers of the Bondholder Trustee Company, or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by the Bondholder Trustee Company under, or result in the creation of any Lien attributable to the Bondholder Trustee Company upon the Certificates or any indenture, mortgage or other material contract, agreement or instrument to which the Bondholder Trustee Company is a party or by which the Bondholder Trustee Company or its property is bound which would materially adversely affect the ability of the Bondholder Trustee Company, in its individual capacity or as Bondholder Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Bondholder Trustee in the Indenture Estate; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the Bondholder Trustee Company or the Bondholder Trustee to act as operator of the Facility following a Lease Event of Default.

                  (d) GOVERNMENTAL ACTION. Assuming the representation and warranties of Homer City contained in paragraphs [(d), (h), (1), (m) and (o) of
SECTION 3.1] are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority governing its banking or trust powers is required for the due execution, delivery or performance by the Bondholder Trustee Company or the Bondholder Trustee, as the case may be, of this Agreement or the other Operative Documents to which the Bondholder Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                  (e) LITIGATION. There is no pending or, to the knowledge of the Bondholder Trustee Company, threatened action, suit, investigation or proceeding against the Bondholder Trustee Company either in its individual capacity or as Bondholder Trustee, before any Governmental Authority which, if determined adversely to it, would materially adversely affect the ability of the Bondholder Trustee Company, in its individual capacity or as Bondholder Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Bondholder Trustee in the Indenture Estate.


                                   ARTICLE IV

                               CLOSING CONDITIONS

                  The obligations of the Owner Participant, the Owner Lessor, the Owner Manager, the Lease Indenture Trustee, the Security Agent, the Lender and Homer City to consummate the transactions contemplated hereby on the Closing Date shall be subject to prior or concurrent satisfaction or waiver of the following conditions, except that the obligations of any Person shall not be subject to such Person's own performance or compliance.

                  SECTION 4.1 OPERATIVE DOCUMENTS AND PROJECT DOCUMENTS. On or before the Closing Date, each of the Operative Documents to be delivered at the Closing shall have been duly authorized, executed and delivered by the parties thereto (if attached as an Exhibit hereto, in substantially the form attached as such Exhibit or if not so attached, in form and substance satisfactory to each Transaction Party), shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto (other than the Tax Indemnity Agreement, which shall only be provided to the parties thereto). On or before the Closing Date, Homer City shall have delivered to the Owner Lessor each of the Material Project Agreements all of which shall have been duly authorized, executed and delivered by Homer City and shall be in full force and effect.

                  SECTION 4.2 THE LESSOR NOTES. Each of the conditions precedent contained in the Lease Indenture shall have been satisfied or waived and the Lender shall have purchased the Initial Lessor Notes pursuant to, and in accordance with, the terms thereof.

                  SECTION 4.3 ORGANIZATIONAL DOCUMENTS, ETC. Each of the Lease Financing Parties shall have received certified copies of the Organic Documents of each of the other parties hereto (except for the Security Agent, the Lease Indenture Trustee and the Bondholder Trustee, who shall not be required to provide such documents) and resolutions of the board of directors or managers (or managing members), as the case may be, of each such other Lease Financing Party duly authorizing the Overall Transaction and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the transactions contemplated by this Agreement, the taking of all proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing any of the Operative Documents. Each of the foregoing documents shall be reasonably satisfactory to the recipient.

                  SECTION 4.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in SECTION 3 hereof shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date and each of the Lease Financing Parties shall have received a certificate of each of the parties hereto to such effect.

                  SECTION 4.5 DEFAULTS, EVENTS OF DEFAULT, EVENTS OF LOSS, BURDENSOME BUYOUT EVENT. No Lease Event of Default, Lease Indenture Event of Default, Event of Loss, Burdensome Buyout Event, or event that, with the passage of time or giving of notice or both, would constitute a Lease Event of Default, Lease Indenture Event of Default, an Event of Loss or Burdensome Buyout Event shall have occurred and be continuing and the Owner Participant shall be satisfied that the Facility shall be in the condition described in the Closing Date Appraisal.

                  SECTION 4.6 CONSENTS. All permits, licenses, approvals and consents, necessary to consummate the Overall Transaction shall have been duly obtained and shall be in full force and effect and in form and substance satisfactory to each of the Lease Financing Parties, as applicable, except any such permits, licenses, approvals and consents the failure of which to obtain or maintain could not reasonably be expected to have a material adverse effect on any of the Lease Financing Parties.

                  SECTION 4.7 GOVERNMENTAL ACTIONS. All actions, if any, required to have been taken by any Governmental Authority including, without limitation, the issuance of the FERC Orders, each of which shall be in full force and effect; shall have been taken and all orders, permits, waivers, exemptions, authorizations and approvals of and registrations with Governmental Authorities required to be in effect on the Closing Date in connection with the transactions contemplated by the Transaction Documents shall have been issued; and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Closing Date, except any such Governmental Approvals that may be required as a result of the transactions contemplated hereunder pursuant to Environmental Laws, provided that the failure to obtain, maintain, transfer or modify such Governmental Approvals could not reasonably be expected to have a material adverse effect on any of the Lease Financing Parties.

                  SECTION 4.8 INSURANCE. Insurance (including all related endorsements) complying with the requirements of SECTION 5.10 hereof shall be in full force and effect and all premiums thereon shall be current. The Owner Participant, the Owner Lessor, the Lease Indenture Trustee, the Security Agent, the Bondholder Trustee and the Lender shall have received a certificate or certificates dated the Closing Date of the Insurance Advisor or an independent insurance broker or carrier reasonably satisfactory to such Persons stating that such insurance is in full force and effect. The Owner Participant shall have received a report from its insurance consultant in form and substance satisfactory to it.

                  SECTION 4.9 CONSULTANTS' REPORTS. The Owner Participant, the Owner Lessor, the Lease Indenture Trustee, the Bondholder Trustee and the Lender shall have received the Power Market Consultant's report and the final report prepared by the Engineering Consultant, which reports shall be in form and substance satisfactory to the Owner Participant. The Owner Participant, the Bondholder Trustee and the Lender shall have received the Phase I and Phase II environmental reports prepared in 1999 with respect to the Facility Site from the Environmental Consultants, which reports shall be satisfactory to the Owner Participant, the Bondholder Trustee and the Lender. Homer City shall cause the Environmental Consultants to deliver at the same time a reliance letter addressed to the Owner Lessor and the Owner Participant allowing them to rely on such reports as if addressed to each of them.

                  SECTION 4.10 APPRAISAL; TAX OPINION, CONDITION OF THE FACILITY. The Owner Participant shall have received the Closing Date Appraisal prepared by the Appraiser and an opinion from Dewey Ballantine LLP as to certain tax matters, in each case satisfactory in form and substance to the recipient. The Closing Date Appraisal and such opinion shall each be addressed and delivered only to the Owner Participant. The Owner Participant shall be satisfied that the Facility shall be in the condition described in the Closing Date Appraisal. The Lender, the Lease Indenture Trustee and Homer City shall have received a copy of the verification of value and useful life prepared by the Appraiser in connection with the appraisal of assets subject to the Facility Lease, each of which will be reasonably satisfactory to the recipients.

                  SECTION 4.11 OPINIONS OF COUNSEL. Each of the relevant Lease Financing Parties shall have received an opinion or opinions, dated the Closing Date, of (a) SASM&F, special New York counsel to Homer City, substantially in the form of Exhibit [ ], (b) Dewey Ballantine LLP, special New York counsel to the Owner Participant, substantially in the form of Exhibit [_], (c) Buchanan Ingersoll, special Pennsylvania counsel to the Owner Participant, substantially in the form of Exhibit [_], (d) [________________], counsel to the Owner Lessor, the Owner Participant, the OM Company, and the Owner Manager, substantially in the form of Exhibit [_], (e) [_______________], special counsel to the Lender, substantially in the form of Exhibit [_], (f) Morgan, Lewis & Bockius LLP, special Pennsylvania counsel to Homer City, substantially in the form of Exhibit [__], and (g) Hogan & Hartson, special regulatory counsel to Homer City, substantially in the form of Exhibit [__]. Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this SECTION 4.11 and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such Person, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent. Furthermore, each such counsel shall, to the extent requested, permit the Rating Agencies and the Initial Purchasers to rely on their opinion as if such opinion were addressed to such parties.

                  SECTION 4.12 RECORDINGS AND FILINGS. All filings and recordings listed on SCHEDULE 4.12 hereto shall have been duly made and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid; and the filing of all precautionary financing statements under the Uniform Commercial Code of Pennsylvania and any other mortgages, security agreements or other documents as may be reasonably requested by counsel to the Owner Participant, the Lease Indenture Trustee or the Lender to perfect (i) the right, title and interest of the Owner Lessor in the Owner Lessor's Interest, or any part thereof or interest therein; (ii) the Lien of the Security Agent on the Indenture Estate; (iii) the Lien of the Owner Lessor over the equity interests in ME Westside, Inc. pursuant to the Pledge and Collateral Agreement; (iv) the Lien of the Owner Lessor over the general intangibles of the Facility Lessee (other than emission allowances and credits) pursuant to the Collateral and Guarantee Agreement, and (v) the Lien of the Owner Lessor over the Pledged Accounts.

                  SECTION 4.13 TAXES. All Taxes, if any, due and payable on or before the Closing Date in connection with the execution, delivery, recording and filing of this Agreement or any other Operative Document, or any document or instrument contemplated thereby shall have been duly paid in full.

                  SECTION 4.14 NO CHANGES IN REQUIREMENTS OF LAW. No change shall have occurred in Requirements of Law or the interpretation thereof by any competent court or other Governmental Authority that would make it illegal for the Owner Participant, the Owner Lessor, the Owner Manager, the Security Agent, the Lease Indenture Trustee, the Bondholder Trustee, the Lender or Homer City to participate in any of the transactions contemplated by the Operative Documents or would materially adversely affect the Facility, the Facility Site, the Undivided Interest or the Ground Interest. In addition, no Tax Law Change shall have occurred with respect to which no adjustment has been made pursuant to ARTICLE XIII(a) hereof.

                  SECTION 4.15 REGISTERED AGENT FOR HOMER CITY. CT Corporation System shall have been appointed by Homer City as registered agent for service of process in the State of New York as provided in the Operative Documents and CT Corporation System shall have accepted such appointment.

                  SECTION 4.16 FAS 13. The present value of Basic Lease Rent payable during the Basic Lease Term under the Facility Lease (taking into account any rent adjustment through or contemplated on the Closing Date), together with all rent payable under the related Facility Site Sublease, discounted at the Discount Rate, shall satisfy the 90 percent test for operating lease treatment under FAS 13 and Homer City shall have been advised by its auditor that the Facility Lease qualifies for such operating lease treatment.

                  SECTION 4.17 NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to (i) the financial condition, business assets or operation of Homer City, since the date of Homer City's last audited or unaudited financial statements provided to the Owner Participant or (ii) the Facility or the Facility Site since the date of the Closing Date Appraisal.

                  SECTION 4.18 SURVEY. The Owner Lessor, the Owner Participant, the Lender, the Bondholder Trustee and the Lease Indenture Trustee shall have received a copy of the Survey in form and substance reasonably satisfactory to the recipients.

                  SECTION 4.19 TITLE INSURANCE. Each of the Title Policies shall have been delivered to the Owner Lessor, the Lease Indenture Trustee, the Bondholder Trustee and the Lender.

                  SECTION 4.20 RATING OF THE LENDER. The Existing Debt shall be rated at least "Baa3" by Moody's and "BBB-" by S&P.

                  SECTION 4.21 NO THREATENED PROCEEDINGS. No action, suit, investigation or proceeding shall have been instituted nor shall governmental action be threatened before any governmental entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any governmental entity at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of the Transaction Documents or any of the transactions contemplated by any of the Transaction Documents.

                  SECTION 4.22 FINANCIAL STATEMENTS. The Owner Participant and the Lender shall have received the most recent financial statements of Homer City referred to in SECTION 3.1(kk).

                  SECTION 4.23 INITIAL ANNUAL OPERATING BUDGET. The Owner Participant shall have received a copy of the initial Annual Operating Budget.

                  SECTION 4.24 CLOSING PROJECTIONS; MAJOR MAINTENANCE PROJECTIONS. The Owner Participant shall have received a certified copy of the Closing Projections and the Major Maintenance Projections, in form and substance satisfactory to such party.

                  SECTION 4.25 NO LIENS. The Owner Participant (with a copy to the Lease Indenture Trustee) shall have received Lien searches with respect to the Facility Lessee and other Homer City Parties in form and substance satisfactory to such party.

                  SECTION 4.26 PROJECT DOCUMENTS. The Owner Participant and the Lender shall have received copies of all Project Documents existing as of the Closing Date.

                  SECTION 4.27 AMENDMENTS TO PROJECT DOCUMENTS. [The agreements with Tanoma, Cabot Oil and Gas Corporation and Homer City Property Holdings, Inc. (the

"EXISTING THIRD-PARTY LESSEES") shall have been amended to, among other things, recognize the interests of the Lessor.]

                  SECTION 4.28 ACCOUNTS. Each of the Accounts required pursuant to the Security Deposit Agreement shall have been established at the Depositary.

                  SECTION 4.29 EXISTING DEBT. No litigation shall have been commenced or, to the Actual Knowledge of Homer City, threatened with respect to the Existing Debt (including as a result of modifications thereto contemplated by the Operative Documents).

                  SECTION 4.30 ASSIGNMENT OF MATERIAL PROJECT AGREEMENTS.. Each of the Material Project Agreements shall have been assigned to the Owner Lessors and each of the Owner Lessors shall have sub-assigned their respective interest in such agreements back to the Facility Lessee, and to the extent necessary for such assignment and subassignment, the consents of the third parties party to the Material Project Agreements shall have been obtained.

                  SECTION 4.31 NO MATERIAL ADVERSE TAX LAW CHANGE. No material adverse Tax Law Change shall have occurred since July 1, 2001.

                  SECTION 4.32 PAYOFF NOTICE. On or prior to the Closing Date, Homer City shall have provided evidence reasonably satisfactory to the Owner Participant of arrangements for the payment in full on the Closing Date of its outstanding indebtedness under the Homer City Credit Facilities including termination and release of all liens of existing creditors, including its approximately $35 million letter of credit reimbursement obligations and its working capital facility, but excluding the intercompany loan evidenced by [ ].

                  SECTION 4.33 ESTABLISHMENT OF DEBT SERVICE RESERVE LETTER OF CREDIT, RENT ACCOUNT AND RESERVE ACCOUNT.On or prior to the Closing Date, Homer City shall have provided evidence reasonably satisfactory to the Owner Participant (a) that it has established the Debt Service Reserve Letter of Credit in full force and effect and the amount available for drawing thereunder is at least equal to the Debt Service Reserve Amount; (b) that it has established the Reserve Account and that immediately following the Closing, the amounts on deposit therein shall be at least [$40] million, and (c) that it has established the Rent Account and that immediately following the Closing, the amounts on deposit therein shall be at least [$94] million.

                  SECTION 4.34 EME SIDE LETTER.On or prior to the Closing Date, EME shall have entered into an agreement with the Owner Lessor pursuant to which EME (i) shall covenant that it will not voluntarily take any action to subject the Facility Lessee to the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect), and (ii) shall provide certain tax related indemnities to the Owner Lessor.

                                    ARTICLE V

                       AFFIRMATIVE COVENANTS OF HOMER CITY

                  Homer City covenants and agrees that it will perform the obligations set forth in this ARTICLE V.

                  SECTION 5.1 FINANCIAL INFORMATION; OTHER INFORMATION. Homer City will furnish to the Owner Participant, the Lease Indenture Trustee, the Bondholder Trustee, the Lender, each of the Rating Agencies, and, with respect to clause (a) below, upon written request, to any Bondholder the following:

                  (i) (a) audited annual financial statements of Homer City on a consolidated basis within 120 days following the end of each fiscal year of Homer City, and (b) unaudited, certified, consolidated balance sheets and unaudited consolidated statements of income and cash flow on a consolidated basis within 60 days following the end of each of the first three Fiscal Quarters of each fiscal year of Homer City;

                  (ii) together with the financial statements delivered in clause (i), a certificate in the form of Exhibit [__] (the "COMPLIANCE CERTIFICATE") signed by an authorized officer of the Facility Lessee shall be delivered, certifying (A) that to such officer's knowledge after due inquiry of the Facility Lessee, no Lease Default, Lease Event of Default or Indenture Event of Default exists, or if any such event or condition exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto and (B) that the attached calculations of the Debt Service Coverage Ratio and the [Basic Lease] Rent Service Coverage Ratio for the twelve (12) month period ending on the date as of which such financial statements are prepared are true and correct;

                  (iii) promptly, but in no event later than thirty (30) days after the receipt thereof by the Facility Lessee, copies of (A) all Applicable Permits obtained by the Facility Lessee after the Closing Date, and (B) any material amendment, supplement or other modification to any Applicable Permits received by the Facility Lessee after the Closing Date;

                  (iv) promptly, but in no event later than thirty (30) days after the end of each Fiscal Quarter, (A) a statement in a form reasonably satisfactory to the Owner Lessor, the Owner Participant and the Lender, showing all operating data for the Facility for the previous Fiscal Quarter (the "QUARTERLY OPERATING REPORT"), including availability, capacity, total energy produced, total Project Revenues for the Facility, down time, aggregate O&M Costs incurred, Major Maintenance incurred, Capital Expenditures incurred, (B) updated Power Market Consultant Reports and such other operating information as the Owner Lessor, the Owner Participant or the Lender may reasonably request; and

                  (v) (A) promptly after each Fiscal Quarter (but in no event later than the date of delivery of the unaudited financial statements delivered pursuant to Section 5.1(i)(b) hereof) reports with respect to any Capital Expenditures for the Facility.

                  SECTION 5.2 NOTICES. Promptly upon obtaining Actual Knowledge thereof, the Facility Lessee shall give written notice to the Owner Lessor, the Owner Participant, the Lease Indenture Trustee, the Security Agent, the Bondholder Trustee and the Lender of:

                  (i) Any litigation pending or threatened against the Facility Lessee, the Owner Lessor or the Owner Participant involving claims against the Facility Lessee, the Owner Lessor, the Owner Participant, the Facility or the Facility Site in excess of $5 million per claim or $10 million in the aggregate or involving any injunctive or declaratory relief, such notice to include copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

                  (ii) Any dispute or disputes which may exist between the Facility Lessee, the Owner Lessor or the Owner Participant and any Governmental Authority and which involve (a) claims against any such Person which exceeds $5 million per claim or $10 million in the aggregate, (b) injunctive or declaratory relief, (c) revocation or material violation of any material Applicable Permit or (d) any Liens for taxes due but not paid;

                  (iii) Any (a) Lease Default or Lease Event of Default or (b) any Indenture Default or Indenture Event of Default;

                  (iv) Any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of the Facility Lessee, its respective employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects the Facility Lessee, the Facility or the Facility Site, in excess of $500,000 for any one casualty or loss, or an aggregate of $1 million;

                  (v) Any cancellation or material change in the terms, coverages or amounts of any insurance required to be maintained pursuant to the Facility Lease;

                  (vi) Any matter which has resulted or is reasonably likely to have a Material Adverse Effect;

                  (vii) Initiation of any condemnation proceedings involving the Facility or any material portion of the Facility Site or the Easements;

                  (viii) Any termination or material default or notice thereof under any Material Project Agreement;

                  (ix) Any material Environmental Condition;

                  (x) The execution and delivery of any additional Project Document relating to the Facility, including delivery of a copy thereof to the Owner Lessor, the Owner Participant, the Lease Indenture Trustee, the Bondholder Trustee and the Lender; provided, however, that the execution of trading confirmations between Homer City and EMMT pursuant to the Material Project Agreements shall not be considered additional project documents requiring notification for purposes of this subsection, but shall be provided to the Owner Lessor and Owner Participant on a quarterly basis;

                  (xi) Any situation requiring the Facility Lessee to make any payment of Supplemental Lease Rent pursuant to the Operative Documents, such notice to set forth the reason for and amount of such payment.

                  SECTION 5.3 INFORMATION CONCERNING THE FACILITY LESSEE OR FACILITY. The Facility Lessee shall, to the extent reasonably requested, deliver to the Owner Lessor, the Owner Participant and their respective authorized representatives, information from time to time with respect to the Facility Lessee, the condition, use, operation and maintenance of the Facility, and such other financial or operating information and other matters with regard to the Facility Lessee, the Facility or the generation, transmission or sale of power therefrom, including any information to support the calculations set forth in the certificate delivered pursuant to [SECTION 6.8(d)], as may be reasonably requested by such Person; PROVIDED, that, except for delivery of quarterly and annual financial statements required pursuant to SECTION 5.1(i) above and the related certificate with respect to defaults described in SECTION 5.1(ii), the Facility Lessee reserves the right not to provide to any transferee Owner Participant which is not an Affiliate of the Owner Participant any information that is not otherwise publicly available, if the Facility Lessee reasonably believes in its good faith judgment that such transferee Owner Participant is a Competitor or is an Affiliate of a Competitor; PROVIDED, FURTHER, that the Facility Lessee shall have no obligation under this SECTION 5.3 to any Person or such Person's representatives unless and until such Person becomes party hereto or has executed an agreement to be bound by the provisions of SECTION 17.19.

                  SECTION 5.4 MAINTENANCE OF EXISTENCE AND PROPERTIES. Except as permitted under SECTION 6.1, Homer City will, at its own cost and expense, (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of Homer City; (ii) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect any rights and Governmental Approvals material to the conduct of the business of Homer City; (iii) keep and maintain all property material to the conduct of the business of Homer City (a) in good working order and condition (ordinary wear and tear excepted), except where failure to do so could not reasonably be expected to result in a Material Adverse Effect, (b) in compliance with all Requirements of Law of any Governmental Authority having jurisdiction, including without limitation, all Environmental Laws, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect, or unless such noncompliance was attributable to an Event of Force Majeure and (c) in accordance with Prudent Industry Practice. The foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under the Operative Documents.

                  SECTION 5.5 COMPLIANCE WITH LAWS. At its own expense, Homer City will comply with all Requirements of Law, such compliance to include (i) those relating to pollution control, environmental protection, equal employment opportunity plans, ERISA plans and employee safety, (ii) with respect to the Facility Lessee, the Facility or the Facility Site whether or not compliance therewith shall require structural changes in the Facility or any part thereof or require major changes in operational practices or interfere with the use and enjoyment of the Facility or any part thereof and (iii) the payment, before the same become delinquent, of all taxes, assessments and governmental charges or levies (including those with respect to the Lender), except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.6 FURTHER ASSURANCES. Upon written request of the Owner Manager, the Owner Lessor, the Owner Participant, the Lender, the Security Agent, the Bondholder Trustee or the Lease Indenture Trustee, or as is otherwise necessary, Homer City, at its own cost and expense, shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including financing statements and continuation statements) as may be necessary in order to carry out the intent and purposes of this Participation Agreement and the transactions contemplated hereby and thereby, including those documents necessary for filing under the provisions of the Uniform Commercial Code or any Requirement of Law which are necessary or advisable in order to establish, preserve, protect and perfect the right, title and interest of the Owner Lessor in and to the Undivided Interest, the Ground Interest under the Facility Site Lease, or any portion of any thereof or any interest therein and the first priority Lien intended to be created by the Lease Indenture therein. The Facility Lessee shall promptly from time to time furnish to the Owner Participant, the Owner Lessor, the Owner Manager and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Security Agent, the Lender or Bondholder Trustee such information with respect to the Facility or the Facility Site or the transactions contemplated by the Operative Documents to which the Facility Lessee is a party as may be required to enable the Owner Participant, the Owner Lessor, the Owner Manager and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Security Agent, or the Lender, as the case may be, to timely file with any governmental entity any reports and obtain any licenses or permits required to be filed or obtained by the Owner Manager or the Owner Lessor under any Operative Document, the Owner Participant as the owner of the Beneficial Interest, the Lease Indenture Trustee, the Security Agent or the Lender.

                  SECTION 5.7 ERISA. Homer City will not permit the occurrence of any event or condition with respect to a Pension Plan if such event or condition, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility

Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, or, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Security Agent or any of their respective Affiliates or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, or, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Security Agent or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any applicable law).

                  SECTION 5.8 REGULATORY STATUS. Homer City shall comply in all material respects with the applicable requirements of FERC imposed on it as a public utility with authorization to sell electric power at wholesale at market-based rates and with the provisions of 18 C.F.R. ss. 365 to the extent necessary to maintain its status as an "exempt wholesale generator" under
Section 32 of the Holding Company Act.

                  SECTION 5.9 NOTICE OF CHANGE IN ADDRESS OR NAME. Homer City shall provide the Owner Participant, the Owner Lessor, the Owner Manager and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Security Agent, prompt written notice of any anticipated change in its jurisdiction of organization, chief executive office, principal place of business, or name, or the place where it maintains its business records concerning the Facility and the Operative Documents, which notice shall, in any event, be provided no later than 30 days prior to such change.

                  SECTION 5.10 INSURANCE. Homer City will comply with the provisions set forth on SCHEDULE 5.10 hereto.

                  SECTION 5.11 CREDIT SUPPORT. The Facility Lessee shall establish and maintain at all times the Reserve Account, and shall maintain all times on deposit therein such amounts as may from time to time constitute the Reserve Requirement.

                  SECTION 5.12 INTELLECTUAL PROPERTY RIGHTS. The Facility Lessee agrees to obtain and maintain all patents, licenses and other proprietary rights and technology necessary in connection with the operation and maintenance of the Facility except where the failure to so maintain such rights or technology could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.13 MAINTENANCE OF ACCOUNTS, USE OF PROJECT REVENUES.

                  (a) The Facility Lessee shall at all times maintain the Accounts in accordance with the Security Deposit Agreement. The Facility Lessee shall maintain all of its banking accounts with the Collateral Agent (or the Collateral Agent's designee in the case of accounts that are not trust accounts), except for the Distributions Account and the Operating Account.

                  (b) During any period prior to the expiration or termination of the Facility Lease Term, the Facility Lessee (a) shall deposit any Revenues received by it into the Revenue Account within fifteen (15) calendar days of the receipt thereof, and shall apply all Revenues solely for the purposes and in the order and manner provided in the Security Deposit Agreement, and (b) shall not without the prior written consent of the Owner Participant and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Security Agent, instruct any party who pays Revenues to pay such Revenues other than directly to the Collateral Agent for deposit in the Revenue Account. If, during any period prior to the expiration or termination of the Facility Lease Term the Basic Lease Rent Service Coverage Ratio shall be less than 1.2, the Facility Lessee shall promptly deliver irrevocable notice in form and substance reasonably satisfactory to the Owner Lessor to any third parties then obligated under any Project Document to make payments to the Facility Lessee, notifying such Person to thenceforth make any payments due under such Project Document directly to the Collateral Agent for deposit in the Revenue Account.

                  SECTION 5.14 ANNUAL BUDGETS AND MAJOR MAINTENANCE PROJECTIONS.

                  (a) Not less than forty-five (45) days before the beginning of each Fiscal Year of the Facility Lessee, the Facility Lessee shall, in good faith, based upon reasonable assumptions and subject to SECTION 5.20(b) and (c) (if applicable), adopt an Annual Operating Budget for the Facility for the ensuing Fiscal Year covering all anticipated Revenues, Basic Lease Rent, maintenance, repair and operation expenses (including reasonable allowance for contingencies), Capital Expenditures, maintenance reserves, all other anticipated O&M Costs and O&M Fees and proposed distributions for the Facility for such period (for budgeting purposes, fuel costs shall be the Facility Lessee's good faith estimate, considering prevailing spot fuel prices and fixed prices reflected in coal supply contracts for the ensuing year). Copies of the Annual Operating Budget for the Facility shall be promptly furnished to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Security Agent.

                  (b) If, as of the end of the third quarter of any Fiscal Year of the Facility Lessee, the Basic Lease Rent Service Coverage Ratio shall equal or be less than 1.4 to 1.0, but exceed 1.15 to 1.0, for the four Fiscal Quarters then ending, (i) the Annual Operating Budget for the immediately succeeding fiscal year shall not exceed one hundred ten percent (110%) of the Annual Operating Budget for the fiscal year then ending, without the prior written approval of the Owner Participant, (ii) the Facility Lessee will operate and maintain the Facility, or cause the Facility to be operated and maintained, within such Annual Operating Budget as so adopted by the Facility Lessee for such ensuing fiscal year and (iii) such Annual Operating Budget may be amended with the consent of the Owner Participant, which consent will not be unreasonably withheld or delayed, to account for contingencies which were not reasonably expected, and in such event the Facility Lessee shall operate and maintain the Facility, or cause the Facility to be operated and maintained, within such Annual Operating Budget as so amended; PROVIDED, that, in determining the percentage increase over the Annual Operating Budget for the Fiscal Year then ending, (i) any projected increase in fuel costs and emissions allowance costs from those used in setting the Annual Operating Budget for the fiscal year then ending and (ii) charges for Major Maintenance approved in accordance with subclause (d) below, shall be disregarded for purposes of such calculations.

                  (c) If, as of the end of the third quarter of any Fiscal Year of the Facility Lessee, the Rent Service Coverage Ratio shall equal or be less than 1.15 to 1.0 for the four Fiscal Quarters then ending, then (i) not less than forty-five (45) days before the end of the then-current Fiscal Year of the Facility Lessee, the Facility Lessee shall deliver a draft of the Annual Operating Budget for the immediately succeeding Fiscal Year to the Owner Participant for its review and approval (which approval shall not be unreasonably withheld or delayed) and the Facility Lessee shall consult with and, to the extent reasonably acceptable to the Facility Lessee, incorporate suggestions of the Owner Participant into a final Annual Operating Budget for such Fiscal Year, which shall be completed no less than fifteen (15) days in advance of the beginning of each Fiscal Year, (ii) the Facility Lessee will operate and maintain the Facility, or cause the Facility to be operated and maintained, within such Annual Operating Budget as so adopted by the Facility Lessee for such ensuing Fiscal Year and (iii) such Annual Operating Budget may be amended with the consent of the Owner Participant, which consent will not be unreasonably withheld or delayed, to account for contingencies which were not reasonably expected, and in such event the Facility Lessee shall operate and maintain the Facility, or cause the Facility to be operated and maintained, within such Annual Operating Budget as so amended. In the event that, for any reason, there is no approved Annual Operating Budget for the Facility for a Fiscal Year by the beginning of such Fiscal Year, the Annual Operating Budget for the Facility for the previous Fiscal Year shall continue in effect, with the various line items (other than Capital Expenditures) on such Annual Operating Budget being adjusted for inflation based upon the Consumer Price Index for All Urban Consumers (CPI-U) published by the Bureau for Labor Statistics of the United States Department of Labor with respect to the previous year.

                  (d) Prior to the Closing Date and thereafter not less than one hundred eighty (180) days before the sixth anniversary of the Closing Date (and every six years thereafter unless otherwise agreed between Homer City and the Owner Participant), the Facility Lessee shall adopt Major Maintenance Projections for the Facility for the next full cycle of Major Maintenance covering all anticipated Major Maintenance to be incurred during such period. Copies of the draft Major Maintenance Projections for the Facility shall be promptly furnished to the Owner Participant for its review and approval (which approval shall not be unreasonably withheld or delayed) and the Facility Lessee shall consult with and, to the extent reasonably acceptable to the Facility Lessee, incorporate such parties' suggestions into a final Major Maintenance Projections for the Facility for such cycle, which shall be completed no less than fifteen (15) days in advance of the beginning of each such cycle.

                  SECTION 5.15 ACCOUNTS RECEIVABLE.

                  The Facility Lessee agrees to promptly bill, and use commercially reasonable efforts to diligently pursue collection of, all material accounts receivable owing to it and all other material amounts that may from time to time be owing to it for services rendered or goods sold.

                  SECTION 5.16 OBLIGATIONS. The Facility Lessee shall pay all of its obligations, howsoever arising, as and when due and payable except such as may be contested in good faith or as to which a bona fide dispute may exist; PROVIDED, that adequate reserves consistent with GAAP requirements are maintained for such contested or disputed obligations or the Facility Lessee otherwise establishes and maintains adequate security arrangements for the payment of such contested or disputed obligations which are reasonably acceptable to the Owner Participant.

                  SECTION 5.17 BOOKS AND RECORDS, ACCESS. The Facility Lessee shall maintain or cause to be maintained adequate books, accounts and records with respect to the Facility Lessee, the Facility and the Facility Site and prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof, and permit employees, agents and representatives of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee, the Bondholder Trustee and the Lender, and such parties' independent consultants, at all reasonable times during normal business hours and upon reasonable prior notice and at no risk or (except during the existence of a Lease Default or Lease Event of Default) expense to the Facility Lessee to inspect the Facility and the Facility Site, to examine or audit all of the Facility Lessee's books, accounts and records and make copies and memoranda thereof and, together with such consultants, to observe the operation, maintenance and repair of the Facility; PROVIDED, that (i) each such inspection shall be conducted so as to not interfere with the operation or maintenance of the Facility or the Facility Site and shall be subject to the Facility Lessee's safety, insurance and confidentiality programs, and (ii) any such party making an inspection pursuant to this SECTION 5.17 shall comply with the reasonable request of the Facility Lessee to maintain the confidentiality of any information identified by the Facility Lessee in writing to the recipient thereof as confidential and received as a result of such inspection.

                  SECTION 5.18 SPECIAL PURPOSE COVENANTS. (a) So long as the Facility Lease shall not have been terminated in accordance with its terms, the Facility Lessee shall:

(i) maintain its own separate books and records and bank accounts, and at all times hold itself out to the public as a legal entity separate from the partners of the limited partnership of the Facility Lessee and any other Person (such partners and any Person holding a beneficial interest in any such partner, collectively, the "OWNERSHIP INTERESTHOLDERS");

(ii) file its own tax returns, if any, as may be required under Applicable Law, to the extent (a) not part of a consolidated or combined group filing a consolidated return or returns or (b) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under Applicable Law;

(iii) maintain financial statements separate from those of any other Person (except that the Facility Lessee may be included in the consolidated financial statement of another Person where required by and in accordance with GAAP);

(iv)     pay its own liabilities only out of its own funds;

(v) hold title to assets it owns in its own name, and deposit all of its funds in checking accounts, saving accounts, time deposits or certificates of deposit in its own name or invest such funds in its own name;

(vi) observe all limited partnership formalities under Applicable Law necessary to maintain its identity as an entity separate and distinct from the Ownership Interestholders and all of its other Affiliates;

(vii) not commingle its assets with assets of any other Person or make any loans or advances to, or pledge its assets for the benefit of, any other Person;

(viii) not guarantee (other than guarantees in connection with Permitted Trading Activities or permitted pursuant to Section 6.8), become obligated for, or hold itself or its credit out to be responsible for, the debt, or obligations of any other Person or become involved in the day to day management or act as the agent of any other Person; and

(ix) not identify in writing its Ownership Interestholders or any of its Affiliates as a division or part of it or itself as a division or part of any of them (except for the inclusion of the Facility Lessee in consolidated financial statements in accordance with and as required by GAAP or for tax purposes).




                  (b) So long as the Facility Lease shall not have been terminated in accordance with its terms, the Facility Lessee shall cause each of ME Westside and Chestnut Ridge to comply with the provisions of SCHEDULE 5.18.

                  SECTION 5.19 WARRANTY OF TITLE TO FACILITY SITE.

                  (a) The Facility Lessee shall maintain good and valid fee, leasehold title to, or easement or other surface rights in, the Facility Site and the Easements, subject only to Permitted Encumbrances.

The Facility Lessee shall maintain good and valid title to all of its other properties and assets (other than properties and assets disposed of in the ordinary course of business including any sale, transfer or other disposition of any obsolete, surplus or worn out equipment, parts, supplies or other materials or assets to the extent permitted by the Operative Documents), subject only to Permitted Encumbrances or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE VI

                        NEGATIVE COVENANTS OF HOMER CITY

                  Homer City covenants and agrees that it will perform the obligations set forth in this ARTICLE VI.

                  SECTION 6.1 LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS. Except as permitted by this SECTION 6.1(a) or SECTION 6.2, Homer City will not (i) consolidate or merge with or into, any other Person or (ii) sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties or assets to any Person or Persons in one or a series of transactions, except that if, after giving effect thereto, no Material Lease Default or Lease Event of Default shall have occurred and be continuing:

                  (a) Homer City may consolidate or merge with any other
Person or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties or assets to any Person or Persons in one or a series of transactions, PROVIDED that: (i) the transferee or the entity resulting from such consolidation, surviving such merger or succeeding to such properties or assets (A) shall be organized under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, pursuant to an agreement reasonably acceptable to the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Security Agent, all of Homer City's obligations under the Operative Documents; (B) shall be a corporation, limited liability company or limited partnership; (C) such other Person shall be substantially engaged in the wholesale power generating business, experienced in coal-fired electricity generation, and, together with its Affiliates, own and operate facilities with not less than 5,000 MW of capacity; and (D) such consolidation, merger or succession shall not subject the Owner Lessor or the Owner Participant to regulation under PUHCA; (ii) Homer City shall provide to the Lease Indenture Trustee, the Owner Lessor and the Owner Participant a customary officers' certificate and a customary legal opinion addressing certain matters in connection therewith, including, without limitation, with respect to the agreement referred to in clause (a)(i)(A) and (a)(i)(D) of this SECTION 6.1;
and (iii) if the entity with
whom Homer City has consolidated or merged has any Indebtedness (after giving effect to such consolidation or merger), Homer City would have been permitted to incur such Indebtedness pursuant to SECTION 6.7 at the time of such consolidation or merger. Notwithstanding the foregoing, Homer City shall not consummate any such consolidation, merger or sale of all or substantially all of its assets, unless after giving effect to such consolidation, merger or sale of all or substantially all of its assets, the Fundco Bonds shall have a credit rating of at least BBB- from S&P and Baa3 from Moody's and, prior to the consummation of any such transaction, Homer City shall have provided an Officer's Certificate to such effect or a copy of the letters from the Rating Agencies confirming such ratings.

                  (b) Upon the consummation of such transaction described in
SECTION 6.1(a), the resulting, surviving or succeeding entity, if other than the Facility Lessee, shall succeed to, and be substituted for, and may exercise every right and power and shall perform every obligation of, the Facility Lessee under this Participation Agreement and each other Operative Document to which the Facility Lessee was a party immediately prior to such transaction, with the same effect as if such entity had been named herein and therein. The Facility Lessee will pay the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the Owner Participant, the Owner Lessor, the Owner Manager, the OM Company, the Lease Indenture Trustee, the Security Agent, the Lease Indenture Company and the Lender in connection with any transaction contemplated by this SECTION 6.1.

                  SECTION 6.2 SALE OF ASSETS. Homer City will not sell, transfer, convey, lease or otherwise dispose of any assets other than Permitted Asset Sales.

                  SECTION 6.3 LIENS. Homer City will not (a) create, incur, assume or otherwise cause or suffer to exist or become effective any Liens on its properties or assets, except for Permitted Encumbrances, (b) permit the validity or effectiveness of the Lien of the Lease Indenture to be impaired, or permit the Lien of the Lease Indenture to be subordinated, terminated or discharged or (c) permit the Lien of the Lease Indenture not to constitute a valid first priority perfected security interest in the Indenture Estate, except for Permitted Encumbrances.

                  SECTION 6.4 [INTENTIONALLY OMITTED]

                  SECTION 6.5 CERTAIN CONTRACTS AND AGREEMENTS. Without the consent of the Owner Participant, Homer City agrees that, except as expressly required by the Operative Documents, it will not (a) enter into any Trading Activities other than Permitted Trading Activities (b) enter into or become bound by any contract or agreement providing for Trading Activities or the purchase of services to be performed at, for or in connection with, the Facility or any other contract or agreement relating to the Facility that has a term that extends beyond the scheduled expiration date of the Facility Lease or the scheduled expiration of any Renewal Lease Term then in effect or irrevocably elected by Homer City, unless, solely in the case of any such contract or agreement contemplated by clause (b), such contract or agreement may be terminated by Homer City without material costs or obligation to any Person prior to such expiration date or the scheduled expiration of such Renewal Lease Term, as the case may be;

                  SECTION 6.6 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Homer City shall not enter into or amend any agreement or transaction with an Affiliate other than agreements, transactions or amendments that are on terms no more favorable to such Affiliate than those entered into with third parties on an arm's-length basis, it being agreed that the following arrangements shall be considered to be on an "arm's-length basis":

         (a) agreements for cost reimbursement and/or other compensation (PROVIDED, that such cost reimbursement or such other compensation, as the case may be, shall be no greater than amounts that would have been payable to a third party on an arm's-length basis);

         (b) EMMT risk management arrangements whereby:

                  (i) EMMT arranges for, or purchases and sells on behalf of, or provides any or all of the following services to Facility Lessee, all in accordance with applicable risk management committee guidelines: (A) fuel purchases and deliveries; (B) forward power sales; (C) procurement or disposition of emissions allowances and/or credits; (D) dispatch of (or bidding of) the Facility into the applicable power pool(s);
                  (E) financial products such as options, derivatives, swaps and/or contracts for differences for the purpose of hedging all or a portion of Facility Lessee's various commodity exposures;

                  (ii) Facility Lessee pays EMMT's actual out-of-pocket costs for performing the above risk management services, including EMMT's allocated overhead costs;

                  (iii) EMMT passes through to Facility Lessee all revenues received in conjunction with the performance of the above risk management services; and

                  (iv) EMMT is paid an annual incentive award for exceeding mutually agreed financial goals for each year, with such annual financial goals to be agreed to in writing by the parties on an annual basis, and with such annual incentive award, if any, to be subordinated in right of payment on terms reasonably acceptable to the Owner Participant to payments of all Rent; and

         (c) Permitted Trading Activities with EMMT;

PROVIDED, that any such arrangement with an Affiliate shall be terminated without penalty at such time as the applicable Affiliate ceases to be an Affiliate or upon the exercise of remedies following the occurrence of a Lease Event of Default; PROVIDED, FURTHER, that no Permitted Trading Activity shall be terminated upon the exercise of remedies to the extent (but only to the extent) that the Facility Lessee's Affiliate that is the counterparty to such Permitted Trading Activity has, in reliance on such Permitted Trading Activity and prior to the Owner Participant giving notice to Homer City of the occurrence of a

Lease Event of Default (which notice shall not be given prior to the occurrence of a Lease Event of Default or continue to be effective following the cure by the Facility Lessee of such Lease Event of Default), entered into Trading Activities with an unrelated third party pursuant to which such Affiliate has agreed to sell to, or acquire from, such third party the commodity which such Affiliate had contracted to acquire from, or sell to, the Facility Lessee pursuant to such Permitted Trading Activity (or which such Affiliate, promptly after entering into such Trading Activity with such unrelated third party, contracts to acquire from, or sell to, the Facility Lessee pursuant to such Trading Activity).

                  SECTION 6.7 LIMITATIONS ON INCURRENCE OF INDEBTEDNESS. The Facility Lessee shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any indebtedness other than Subordinated Indebtedness to its Affiliates (PROVIDED that such Indebtedness shall be subject to the terms of the Subordination Agreement) and Permitted Indebtedness.

"PERMITTED INDEBTEDNESS" shall mean any of the following items of Indebtedness:

                  (a) Indebtedness represented by interest rate hedging obligations incurred for the purpose of fixing a rate of interest on floating rate Indebtedness of the Facility Lessee, so long as such interest rate hedging obligations relate to Indebtedness otherwise permitted to be incurred by the Facility Lessee hereunder not to exceed $10 million at any time outstanding (with such amount to be escalated annually in accordance with increases in the Consumer Price Index for All Urban Consumers);

                  (b) Indebtedness incurred for working capital purposes only;
         and

                  (c) Indebtedness in respect of letters of credit, surety bonds or performance bonds issued in the ordinary course of the Facility Lessee's business;

PROVIDED, HOWEVER, the aggregate of Permitted Indebtedness incurred pursuant to subsections (a)-(c) of this SECTION 6.7 shall not exceed $50 million at any time outstanding (with such amount to be escalated annually in accordance with increases in the Consumer Price Index for All Urban Consumers) and PROVIDED, FURTHER, that at no time shall the Facility Lessee incur additional Indebtedness if a Lease Event of Default shall have occurred and be continuing.

         For purposes of determining compliance with this Section, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (h) above as of the date of incurrence thereof, the Facility Lessee shall, in its sole discretion, be entitled to classify or reclassify such item of Indebtedness in any manner that complies with this SECTION 6.7. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this SECTION 6.7.

                  SECTION 6.8 GUARANTEES AND CONTINGENT OBLIGATIONS. The Facility Lessee will not create, incur, assume or suffer to exist any guarantee or other contingent obligations except: (i) guarantees with respect to Permitted Trading Activities, (ii) Indebtedness permitted pursuant to SECTION 6.7, (iii) by reason of endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Facility Lessee's business,
(iv) indemnities in respect of unfiled mechanics' liens and other liens permitted by clause (g) of the definition of "PERMITTED ENCUMBRANCES," (v) contingent obligations set forth in, or incurred in connection with, or indemnities set forth in, the Operative Documents, (vi) customary indemnities provided by the Facility Lessee in connection with easements relating to the Facility or the Facility Site, and (vii) customary indemnities in favor of the title insurers providing the title policies covering the Facility Site or any portion thereof or any easement or appurtenant right relating thereto in respect of claims by the holder of mechanics' liens.

                  SECTION 6.9 LIMITATIONS ON PAYMENTS OF EQUITY PORTION OF BASIC LEASE RENT. So long as the Lien of the Lease Indenture is in effect, and the Lessor Notes have not been defeased pursuant to ARTICLE XI of the Lease Indenture, Homer City shall not make any payments in respect of the Equity Portion of Basic Lease Rent (any "Equity Payment") unless each of the following conditions is satisfied:

                  (a) The date of such Equity Payment shall be a Restricted Payment Date (or within five days thereafter);

                  (b) at the time of and after giving effect to such Equity Payment no Material Lease Default (other than a Rent Default Event) or Lease Event of Default (other than an Rent Default Event) shall have occurred and be continuing or would occur as a result of such Equity Payment (unless such Lease Default or Lease Event of Default has been cured pursuant to SECTION
7.2 of the Lease Indenture);

                  (c) either:

                  (i) (A) the Senior Rent Service Coverage Ratio for the most recently ended four Fiscal Quarters, taken as one accounting period, is equal to or greater than 1.50 to 1.0 in the case of any such period ending on or prior to December 31, 2001 or 1.70 to 1.0 in the case of any period ending thereafter; and (B) the projected Senior Rent Service Coverage Ratio for each four Fiscal Quarter period, taken as one accounting period, during the next two such four-Fiscal-Quarter periods, is equal to or greater than 1.50 to 1.0 in the case of any such period ending on or prior to December 31, 2001 or 1.70 to 1.0 in the case of any period ending thereafter; OR

                  (ii) if and only if, for the period comprising the eighteen consecutive months prior to the date of determination, any amounts have been on deposit in the Equity Account:

                                    (A) (x) the Senior Rent Service Coverage
                           Ratio for the preceding four Fiscal Quarters, taken as one accounting period, is equal to or greater than
                           1.30 to 1.00 and (y) the projected Senior

                           Rent Service Coverage Ratio for each four Fiscal Quarter period, taken as one accounting period, during the next two such four-Fiscal-Quarter periods, is equal to or greater than 1.30 to 1.00; AND

                                    (B) after giving effect to such transfer,
                           (x) the Modified Senior Rent Service Coverage Ratio for the most recently ended four Fiscal Quarters, taken as one accounting period, is equal to or greater than 1.50 to 1.0 in the case of any such period ending on or prior to December 31, 2001 or
                           1.70 to 1.0 in the case of any period ending thereafter; and (y) the projected Modified Senior Rent Service Coverage Ratio for each four Fiscal Quarter period, taken as one accounting period, during the next two such four-Fiscal-Quarter periods is equal to or greater than 1.50 to 1.0 in the case of any such period ending on or prior to December 31, 2001 or 1.70 to 1.0 in the case of any period ending thereafter;

                  (d) the Debt Service Reserve Letter of Credit is in full force and effect and the amount available for drawing thereunder is at least equal to the Debt Service Reserve Amount; and

                  (e) the amount on deposit with the Collateral Agent in each of the Homer City Accounts is equal to or greater than the amount required to be on deposit therein or is supported by a letter of credit in the requisite amount, in each case in accordance with the Security Deposit Agreement.

                  SECTION 6.10 LIMITATIONS ON RESTRICTED PAYMENTS. Homer City shall not make any Restricted Payment unless each of the following conditions is satisfied:

                  (a) the date of such payment is a Restricted Payment Date (or within five days thereafter);

                  (b) at the time of and after giving effect to such Restricted Payment (i) no Lease Default or Lease Event of Default shall have occurred and be continuing, (ii) no Rent Default Event (other than an Rent Default Event due to a decrease in Revenue attributable to an Event of Force Majeure) shall have occurred and be continuing for a period of nine (9) months prior to the date of such Restricted Payment (whether or not cured subsequent to such nine-month period but prior to such Restricted Payment Date) and (iii) not more than two Rent Default Events have occurred on or prior to such Restricted Payment Date (whether or not cured prior to such Restricted Payment Date);

                  (c) the Senior Rent Service Coverage Ratio for the most recently ended four Fiscal Quarters, taken as one accounting period, is equal to or greater than 1.50 to 1.0 in the case of any such period ending on or prior to December 31, 2001 or 1.70 to 1.0 in the case of any period ending thereafter;

                  (d) the projected Senior Rent Service Coverage Ratio for each four Fiscal Quarter period, taken as one accounting period, during the next two such four-Fiscal-Quarter periods is equal to or greater than 1.50 to 1.0 in the case of any such period ending on or prior to December 31, 2001 or 1.70 to 1.0 in the case of any period ending thereafter (in each case as calculated by the Owner Participant in accordance with the procedure set forth on SCHEDULE [__]);

                  (e) the Debt Service Reserve Letter of Credit is in full force and effect and the amount available for drawing thereunder is at least equal to the Debt Service Reserve Amount;

                  (f) the amount on deposit with the Collateral Agent in each of the Homer City Accounts is equal to or greater than the amount required to be on deposit therein or is supported by a letter of credit in the requisite amount, in each case in accordance with the Security Deposit Agreement; and

                  (g) all Equity Payments required to have been made on or before such Restricted Payment Date have been made.

                  SECTION 6.11 RESTRICTIONS ON CAPITAL EXPENDITURES. The Facility Lessee shall not, without the prior written consent of the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Security Agent, enter into any binding future commitment to make Capital Expenditures other than any such commitment (a) which is a direct commitment of an Affiliate of Homer City on behalf of the Facility Lessee, (b) which is supported by an irrevocable guarantee, endorsement or other contingent agreement to purchase or furnish funds on the Facility Lessee's behalf by an Affiliate of Homer City, (c) for which the payment of which has been fully reserved by the Facility Lessee or (d) which is otherwise to be funded with a capital contribution to Homer City. Notwithstanding the foregoing, if the Facility Lessee is permitted to finance such Capital Expenditures in accordance with SECTION 6.7 hereof, the restrictions of this SECTION 6.10 shall not apply.

                  SECTION 6.12 NO SUBSIDIARIES. The Facility Lessee shall not create or suffer to exist any Subsidiaries of the Facility Lessee.

                  SECTION 6.13 PARTNERSHIPS. The Facility Lessee shall not become a general or limited partner in any partnership or a joint venturer in any joint venture.

                  SECTION 6.14 DISSOLUTION. The Facility Lessee shall not liquidate or dissolve, except pursuant to transactions permitted under SECTION 5.2.

                  SECTION 6.15 AMENDMENT OF CONTRACTS, ETC. (a) The Facility Lessee shall not without the prior written consent of the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Security Agent, cause, consent to or permit, any amendment, modification, extension, termination, variance or waiver of timely compliance with any terms or conditions of any Project Document if such amendment, modification, extension, termination, variance or waiver could be reasonably expected to result in a Material Adverse Effect.

                  (b) The Facility Lessee shall not permit to be revoked, amended, supplemented or otherwise modified the Homer City Partnership Agreement without the prior written consent of the Owner Participant and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Security Agent; PROVIDED THAT, other than any such amendment, modification or supplement to Sections [__] thereof, consent of the Owner Participant and, if applicable, the Lease Indenture Trustee and the Security Agent, shall not be required for any such amendment, modification or supplement required to reflect any (i) transfer of ownership interest in the Facility Lessee or (ii) any merger, consolidation or similar transaction with respect to the Facility Lessee, in each such case, as expressly permitted pursuant to any Operative Document.

                  SECTION 6.16 FISCAL YEAR. The Facility Lessee shall not change its Fiscal Year.

                  SECTION 6.17 USE OF FACILITY SITE. The Facility Lessee shall not use, or permit to be used (except to the extent required pursuant to the Project Documents in effect on the Closing Date), the Facility Site or the Easements for any purpose other than for the development, operation and maintenance of the Facility as contemplated by or otherwise permitted by the Operative Documents, including [Article VIII] of the Facility Site Sublease. The Facility Lessee shall use commercially reasonable efforts to achieve subdivision of the Facility Site as soon as practicable after the Closing.

                  SECTION 6.18 ABANDONMENT OF FACILITY. The Facility Lessee shall not voluntarily abandon the operation, maintenance or repair of the Facility.

                  SECTION 6.19 ASSIGNMENT OF RIGHTS. The Facility Lessee shall not assign any of its rights or obligations hereunder except as permitted by the Operative Documents.

                  SECTION 6.20 REGULATIONS. The Facility Lessee shall not, directly or indirectly, apply any part of the proceeds of the Purchase Price or any other Revenues to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

                  SECTION 6.21 ACCOUNTS. The Lessee shall not establish, maintain or make deposits in any deposit accounts other than as expressly permitted by the Operative Documents.

                  SECTION 6.22 PUHCA. The Facility Lessee shall not take any action or fail to take any action that would subject the Owner Lessor, the Owner Participant or any Lender to regulation under PUHCA, PROVIDED that with respect to circumstances or events outside of the control of the Facility Lessee, the Facility Lessee shall not be deemed to have breached the covenant contained in this SECTION 6.22 so long as the Facility Lessee is using commercially reasonable efforts to maintain (or re-establish) such exemptions from regulation under PUHCA.

                  SECTION 6.23 INVESTMENTS. The Facility Lessee shall not make or permit to remain outstanding any advances, loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, except Permitted Investments and guarantees with respect to Permitted Trading Activities.

                  SECTION 6.24 PERMITTED BUSINESS. The Facility Lessee shall not engage in any business other than the business of the ownership or leasing, as applicable, operation, maintenance and output marketing of the Facility and the generation of income therefrom.


                                   ARTICLE VII

        COVENANTS OF THE COMPANY, THE OWNER MANAGER AND THE OWNER LESSOR

                  SECTION 7.1 COMPLIANCE WITH THE LESSOR LLC AGREEMENT. Each of the Owner Lessor, the OM Company and the Owner Manager hereby severally covenants and agrees severally and as to itself only that it will:

                  (a) comply with all of the terms of the Lessor LLC Agreement applicable to it;

                  (b) not amend, supplement, or otherwise modify [SECTIONS ] of the Lessor LLC Agreement without the prior written consent of Homer City so long as no Material Lease Default or Lease Event of Default has occurred and is continuing or the Lease Indenture Trustee so long as the Lessor Notes are outstanding; and

                  (c) not exercise its rights under Sections [_____] of the Lease Indenture to optionally prepay the Lessor Notes without the prior written consent of the Facility Lessee; PROVIDED, HOWEVER, that such prior written consent shall not be required if a Lease Event of Default shall have occurred and be continuing.

                  SECTION 7.2 OWNER LESSOR LIENS. The OM Company, the Owner Manager and the Owner Lessor each covenants severally and as to itself only that it will not directly or indirectly create, incur, assume or suffer to exist any Lien, attributable to it and unrelated to the transactions contemplated hereby, on the Lessor Estate arising as a result of (i) Claims against or any act or omission of the Owner Lessor or the OM Company or the Owner Manager, or any Affiliate thereof, that is not related to, or is in violation of, any Operative Document or the transactions contemplated thereby or any breach of any covenant or agreement of the Owner Lessor or the OM Company or the Owner Manager set forth therein; (ii) Taxes against the Owner Lessor or the OM Company or the Owner Manager, or any Affiliate thereof, for which it is not indemnified by the Facility Lessee (or, in the case of the OM Company, the Owner Lessor) pursuant to the Operative Documents; or (iii) Claims against or affecting the Owner Lessor or the OM Company or the Owner Manager, or any Affiliate thereof, arising out of the voluntary or involuntary transfer by the Owner Lessor or the OM Company or the Owner Manager (other than transfers requested by the Facility Lessee or required by the Operative Documents or during the continuance of a Lease Event of Default) of any portion of the interest of the Owner Lessor in the Facility ("OWNER LESSOR LIENS" and, together with Owner Participant Liens, "LESSOR LIENS"). The OM Company, the Owner Manager or the Owner Lessor will promptly notify Homer City, the Owner Participant and the Lease Indenture Trustee of the imposition of any Owner Lessor Lien of which it has knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Lessor Lien attributable to it.

                  SECTION 7.3 AMENDMENTS TO OPERATIVE DOCUMENTS. The Owner Manager and the OM Company each covenants severally and as to itself only that it will not, unless such action is expressly contemplated by the Operative Documents, or, with respect to the Owner Manager and the Owner Lessor, unless it is expressly directed by the Owner Participant in writing,
(a) through its own action terminate any Operative Document to which it is a party, (b) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification) any Operative Document (other than the Lessor LLC Agreement, amendments to and modifications of which are governed by SECTION 7.1 hereof) in any manner other than with respect to administrative or ministerial matters or (c) except as provided in SECTION
12.2 hereof, take any action to prepay, redeem or refund the Lessor Notes or amend any of the payment terms of the Lessor Notes without, in each case, the prior written consent of Homer City except as provided in SECTION 7.1(c) and, in the case of clause (a) or (b), the Lease Indenture Trustee, the Security Agent and the Lender as long as the Lessor Notes are outstanding.

                  SECTION 7.4 TRANSFER OF THE OWNER LESSOR'S INTEREST. Other than as contemplated by the Operative Documents, each of the Owner Lessor and the Owner Manager covenants severally and as to itself only that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Owner Lessor's Interest, the Lessor Estate or the other Operative Documents without the consent of Homer City and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee and the Security Agent which consent may not be unreasonably withheld. Nothing in this SECTION 7.4 shall limit the ability of the Owner Manager or the Owner Participant to appoint a successor Owner Manager pursuant to Section [__] of the Lessor LLC Agreement.

                  SECTION 7.5 OWNER LESSOR; LESSOR ESTATE. Each of the Owner Manager and the Owner Lessor covenants severally and as to itself only that it will not voluntarily take any action to subject the Owner Lessor or the Lessor Estate to the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect).

                  SECTION 7.6 LIMITATION ON INDEBTEDNESS AND ACTIONS. The Owner Lessor covenants that it will not incur any indebtedness other than Subordinated Indebtedness nor enter into any business or activity except as required or expressly permitted or contemplated by any Operative Document.

                  SECTION 7.7 CHANGE OF LOCATION. The Owner Manager shall use all reasonable efforts to give the Owner Participant, the Lease Indenture Trustee and Homer City a 30 days' written notice of any relocation of the Owner Manager's chief executive office or the place where documents and records relating to the Owner Manager or the

Lessor Estate are kept from the location set forth in [SECTION 3.2(h)] and of any change in its name, but in any event the Owner Manager and the Owner Lessor shall give such notice within 30 days after such relocation or name change.

                  SECTION 7.8 BANKRUPTCY OF OWNER LESSOR. Each of the OM Company, the Owner Manager and the Owner Lessor hereby agrees severally and as to itself only that it shall not voluntarily take any action that shall, or cause any action to be taken that is intended to, submit the Owner Lessor, as debtor, to any proceeding under any Requirement of Law involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally unless a Lease Event of Default or a Material Lease Default shall have occurred and be continuing (in which case, if the Lien of the Lease Indenture shall not have been discharged, the OM Company or the Owner Lessor shall not take such action unless the Lease Indenture Trustee and the Security Agent shall have given their prior written consent to such action in their sole discretion).

                  SECTION 7.9 LIMITATION ON SUBSIDIARIES AND INVESTMENTS

          The Owner Lessor shall not create or acquire any Subsidiary.

                  SECTION 7.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES

         The Owner Lessor shall not enter into any transaction or arrangement, whether or not in the ordinary course of business, with any Affiliate, other than (i) management, operating, marketing, trading or other similar services agreements between and among the Owner Lessor and its Affiliates in existence on the Closing Date and (ii) any transaction which is on terms that are no less favorable to the Owner Lessor than those that would have been obtained in a comparable arm's-length transaction by the Owner Lessor with an unrelated Person.

                  SECTION 7.11 MAINTENANCE OF EXISTENCE

         The Owner Lessor covenants that it will at all times (i) maintain its existence in good standing under the laws of Delaware and (ii) maintain and renew all of its respective rights, powers, privileges and franchises except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 7.12 COMPLIANCE WITH LAWS

         The Owner Lessor covenants that it will comply with all applicable laws, acts, rules, regulations, permits, orders and requirements of any legislative, executive, administrative or judicial body relating to the Owner Lessor except where (i) the failure to do so could not reasonably be expected to have a Material Adverse Effect; (ii) the Owner Lessor is disputing in good faith any such law, act, rule, regulation, permit, order or requirement and
(A) the Owner Lessor has established or accrued adequate cash reserves in accordance with GAAP or provided other appropriate assurances against any liabilities arising from such dispute and (B) the Owner Lessor's action to dispute such law, act, rule, regulation, permit, order or requirement could not reasonably be expected to have a Material Adverse Effect; or (iii) such failure to do so results from a Lease Default or a Lease Event of Default.

                                  ARTICLE VIII

                       COVENANTS OF THE OWNER PARTICIPANT

                  SECTION 8.1 RESTRICTIONS ON TRANSFER OF LESSOR MEMBERSHIP INTEREST.

                  (a) The Owner Participant covenants and agrees that it shall not during the Facility Lease Term assign, convey or transfer any of its right, title or interest in the Lessor Membership Interest without the prior written consent of Homer City and, so long as the Lien of the Lease Indenture has not been terminated or discharged, without the prior written consent of the Lease Indenture Trustee and the Security Agent; PROVIDED, HOWEVER, that the Owner Participant may assign, convey or transfer all or any part of its interest in the Lessor Membership Interest without such consent to a Person (the "TRANSFEREE") which shall assume the duties and obligations of the Owner Participant under the Operative Documents with respect to the interest being transferred pursuant to an Assignment and Assumption Agreement substantially in the form of EXHIBIT T hereto, if each of the following conditions shall have been satisfied:

                  (i) Homer City, the Owner Manager and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee and the Security Agent shall have received an opinion of counsel consistent in scope to the opinions delivered on behalf of the Owner Participant on the Closing Date, the form of which opinion of counsel is reasonably satisfactory to each recipient thereof, to the effect that such Assignment and Assumption Agreement is a legal, valid and binding obligation of, and is enforceable against, each party thereto, that all regulatory approvals required in connection with such transfer or necessary to assume the Owner Participant's obligations under the Operative Documents shall have been obtained and that the proposed transfer of the Lessor Membership Interest will not require registration under the Securities Act;

                  (ii) the Transferee shall be a corporation, limited liability company or partnership that is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

                  (iii) the Transferee or a guarantor of the obligations of such Transferee under the Operative Documents meets the following criteria:
         (1) the Consolidated Tangible Net Assets of such Transferee or such guarantor shall be at least equal to $75 million calculated in accordance with GAAP and (2) such Transferee agrees to be bound by the terms of the Operative Documents pursuant to an Assumption and Assignment Agreement substantially in the form of Exhibit T hereto;

                  (iv) so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing, such Transferee shall not be a Competitor of, or in material litigation with, Homer City or any Affiliate of Homer City, without the express written consent of Homer City which consent shall not be unreasonably withheld; and

                  (v) the transferring Owner Participant shall pay, without any right of indemnification from Homer City or any other Person, all reasonable documented out-of-pocket costs, fees and expenses incurred in connection with any such transfer by (x) the other Lease Financing Parties, except Homer City and any of its Affiliates, and (y) Homer City and any of its Affiliates, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing.

                  (b) Notwithstanding any provision of SECTION 8.1(a) to the contrary, (1) the restrictions set forth in SECTION 8.1(a) shall not inure to the benefit of Homer City if such transfer is in connection with the exercise of remedies during a Lease Event of Default and (2) the restrictions set forth in clause (iv) of SECTION 8.1(a) shall inure to the benefit of Homer City only.

                  (c) The Pricing Assumptions (as set forth on SCHEDULE 8.1(c) hereto) shall not be changed as a result of any such transfer except if such transfer is in connection with the exercise of remedies during a Lease Event of Default.

                  (d) The Owner Participant shall give the Owner Lessor, the Owner Manager, the Lease Indenture Trustee and Homer City a 10 days' prior written notice of such transfer, or 10 days in the case of a transfer to an Affiliate of the Owner Participant, specifying the name and address of any proposed Transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this
SECTION 8.1. If requested by the Owner Participant or the Lease Indenture Trustee, Homer City shall acknowledge qualifying transfers.

                  (e) Upon any such transfer in compliance with this SECTION 8.1, (i) such Transferee shall, to the extent of the Lessor Membership Interest conveyed to the Transferee, (x) be deemed the "Owner Participant" for all purposes, and (y) enjoy the rights and privileges and perform the obligations of the Owner Participant hereunder and under the Assignment and Assumption Agreement and each other Operative Document to which such Owner Participant is a party, and each reference in this Agreement, the Assignment and Assumption Agreement and each other Operative Document to the "Owner Participant" shall thereafter be deemed to include such Transferee, to the extent of the Lessor Membership Interest conveyed to the Transferee, for all purposes and (ii) the transferor Owner Participant and the guarantor, if any, of such transferor Owner Participant's obligations, shall be released from all obligations hereunder and under each other Operative Document to which such transferor or guarantor is a party or by which such transferor Owner Participant or guarantor is bound to the extent such obligations are expressly assumed by a Transferee; PROVIDED, HOWEVER, that in no event shall any such transfer waive or release the transferor or its guarantor from any liability existing immediately prior to or occurring simultaneously with such transfer.

                  SECTION 8.2 OWNER PARTICIPANT LIENS. The Owner Participant covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lien on the Facility, Facility Site or the Facility Lease arising as a result of (i) claims against or any act or omission of the Owner Participant, or any Affiliate thereof, that is not related to, or is in violation of, any Operative Document or the transactions contemplated thereby or any breach of any covenant or agreement of the Owner Participant set forth therein; (ii) taxes against the Owner Participant or any Affiliate thereof for which it is not indemnified by Homer City pursuant to the Operative Documents; or (iii) claims against or affecting the Owner Participant, or any Affiliate thereof, arising out of the voluntary or involuntary transfer by the Owner Participant (other than transfers requested by Homer City or required by the Operative Documents or during the continuance of a Lease Event of Default) of its interest in the Lessor Estate ("OWNER PARTICIPANT LIENS").

                  SECTION 8.3 AMENDMENTS OR REVOCATION OF LESSOR LLC AGREEMENT. The Owner Participant covenants that it will not (a) amend, supplement, or otherwise modify Sections [____] of the Lessor LLC Agreement except for amendments required by the Operative Documents or by any Requirement of Law or which are administrative or ministerial in nature without the prior written consent of Homer City so long as no Material Lease Default or Lease Event of Default has occurred and is continuing, and without the prior written consent of the Lease Indenture Trustee and the Security Agent, so long as the Lessor Notes are outstanding or (b) revoke, or otherwise waive compliance with or terminate the Lessor LLC Agreement without the prior written consent of Homer City so long as no Material Lease Default or Lease Event of Default has occurred and is continuing, and the Lessor LLC Agreement so long as the Lien of the Lease Indenture has not been terminated or discharged.

                  SECTION 8.4 BANKRUPTCY FILINGS. The Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Owner Lessor under the Bankruptcy Code, or any other applicable Federal or state law or the law of the District of Columbia, without the prior written consent of the Bondholder Trustee.

                  SECTION 8.5 INSTRUCTIONS. The Owner Participant agrees that it will not instruct the Owner Lessor to take any action prohibited by this Agreement or any other Operative Document.

                  SECTION 8.6 APPOINTMENT OF SUCCESSOR OWNER MANAGER. Notwithstanding any other provision of this Agreement, a successor Owner Manager shall not be appointed by the Owner Participant without the consent of Homer City, so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing, and, so long as Lessor Notes are outstanding, the Lease Indenture Trustee and the Security Agent unless such successor Owner Manager (a) meets the requirements of the Lessor LLC Agreement, (b) has a combined capital and surplus of at least $150 million and (c) Homer City and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Security Agent, shall have received at the expense of the Owner Participant: (i) an opinion or opinions of counsel, such counsel and such opinion to be reasonably acceptable to such parties, to the effect that no regulatory consents or approvals are required, or (ii) such other documentation reasonably satisfactory to Homer City or the Lease Indenture Trustee and the Security Agent, as the case may be; PROVIDED, HOWEVER, that if [Wilmington Company] resigns as Owner Manager, is terminated for cause, or shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Owner Manager or its properties shall be appointed or any public officer shall take charge or control of the Owner Manager or its property or affairs for the purpose of rehabilitation, conservation or liquidation, the opinion required by clause (c) shall be at the expense of Homer City.

                  SECTION 8.7 COOPERATION. The Owner Lessor agrees, and each of the Owner Participant and the Owner Manager agree to cause the Owner
Lessor to, at the request of Homer City and at the sole cost and expense of Homer City on an After-Tax Basis, take such actions as may be necessary for the Owner Lessor to take as the owner of the Facility for purposes of obtaining the valid and effective issue, transfer or amendment, as the case may be, of all Governmental Approvals to the extent the same are required for the use, ownership, operation or maintenance of the Facility, the Facility Site, the Undivided Interest, the Ground Interest or any Component by Homer City or any permitted assignee of Homer City in the manner contemplated by the Operative Documents, except to the extent the same involves any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (ii) risk of criminal or material civil liability being incurred by the Owner Lessor, the Owner Participant, or, so long as the Lien of the Lease Indenture has not been terminated discharged, the Lease Indenture Trustee and the Security
Agent, or any of their respective Affiliates or (iii) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, or, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Security Agent, or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any applicable law). Homer City shall pay on an After-Tax Basis all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) of the Owner Lessor and each other Person party to an Operative Document incurred in connection with any such action. It is understood and agreed that, with respect to any action requested of it, and taken by it, under this SECTION 8.8, the Owner Lessor, the Owner Participant and the Owner Manager shall make no representation or warranty as to, and shall have no responsibility for the effectiveness of such action to accomplish or promote the objective intended by the Person making such request.


                                   ARTICLE IX

          COVENANTS OF THE LEASE INDENTURE TRUSTEE AND SECURITY AGENT

                  SECTION 9.1 SECURITY INTEREST OF THE LEASE INDENTURE TRUSTEE. The Lease Indenture Trustee will not directly or indirectly create, incur, assume or suffer to exist any Lien on the Indenture Estate attributable to it and arising out of events or conditions not related to its rights in the Indenture Estate or the administration thereof, and will promptly notify the Owner Participant, the Owner Lessor, the Owner Manager, the Security Agent and Homer City in writing of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Indenture Trustee Lien.

                  SECTION 9.2 SECURITY INTEREST OF THE SECURITY AGENT. The Security Agent will not directly or indirectly create, incur, assume or suffer to exist any Lien on the Indenture Estate attributable to it and arising out of events or conditions not related to its rights in the Indenture Estate or the administration thereof, and will promptly notify the Owner Participant, the Owner Lessor, the Owner Manager, the Lease Indenture Trustee and Homer City in writing of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Lien.

                                    ARTICLE X

                          HOMER CITY'S INDEMNIFICATIONS

                  SECTION 10.1 GENERAL INDEMNITY.

                  (a) CLAIMS INDEMNIFIED. Subject to the exclusions stated in paragraph (b) below, Homer City agrees to, on an After-Tax Basis, protect, defend and hold harmless, and does hereby indemnify the Owner Lessor, the Owner Participant, the Owner Manager, the OM Company, in its individual capacity, the Security Agent, the Lender, the Bondholder Trustee and the Lease Indenture Trustee and each of their respective successors, permitted assigns, agents, employees, servants, directors, members, partners, officers and Affiliates (each an "INDEMNITEE") against any and all liabilities, obligations, losses, damages, penalties, actions, suits, costs, expenses and claims of any nature (whether or not any of the transactions contemplated by the Operative Documents are consummated) imposed on incurred or asserted against such Indemnitee arising out of, in connection with, or relating to any of the following (collectively, "CLAIMS"):

                  (i) the construction, financing, refinancing, acquisition, operation, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or nonuse of the Facility or the Facility Site, or any portion or Component thereof or interest therein;

                  (ii) the conduct of the business or affairs of (x) Homer City or (y) any Affiliate of Homer City but, in the case of any such Affiliate, only at the Facility and Facility Site or in connection therewith;

                  (iii) the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facility, the Facility Site or any Component, or any portion of any thereof or any interest therein;

                  (iv) the Facility Lease or any other Operative Documents in respect of the Facility or the Facility Site, the execution or delivery thereof, or the performance, enforcement, attempted enforcement or any amendment, supplement or modification to, or any waiver (collectively, "AMENDMENTS") of any terms thereof or thereto;

                  (v) any Environmental Claim or any Environmental Condition resulting from the Facility, the Facility Site, or any Component (or portion of any Component) thereof, including any such Environmental Claim or Environmental Condition arising from or related to the operation of the Facility or any Component thereof;

                  (vi) the reasonable costs and expenses of each Indemnitee in connection with Amendments or supplements of or to the Operative Documents (x) requested by Homer City or required pursuant to the provisions of any Operative Document, including under SECTION 12 hereof, or (y) as a result of a Lease Event of Default under the Facility Lease that has occurred and is continuing;

                  (vii) the imposition of any Lien other than, with respect to a particular Indemnitee, a Lien arising by or through such Indemnitee (or its agents, employees, servants or affiliates) that is prohibited under the terms of the Operative Documents;

                  (viii) any violation by, or liability relating to, Homer City, any Homer City Party, the Facility or the Facility Site of, or under, any Requirement of Law, whether now or hereafter in effect (including Environmental Laws), or any action of any Governmental Authority or other Person taken with respect to the Facility or Facility Site, the Operative Documents or the interests of the Lease Indenture Trustee, the Security Agent, the Owner Lessor or the Owner Participant under the Operative Documents or the presence, use, storage, transportation, treatment or manufacture of any hazardous substance in, at, under or from the Facility or Facility Site;

                  (ix) the nonperformance or breach by Homer City or any Affiliate of any obligation contained in the Operative Documents or the falsity or inaccuracy of any representation or warranty of Homer City or any Affiliate in the Operative Documents;

                  (x) the continuing fees (if any) and expenses of the Owner Manager, Owner Lessor, Owner Participant, the Bondholder Trustee, the Lender, the Security Agent and the Lease Indenture Trustee (including the reasonable fees and expenses of counsel, accountants and other professional persons) arising out of discharge of their duties under or in connection with the Operative Documents;

                  (xi) the offer, issuance, sale or acquisition of the Lessor Notes or any Additional Lessor Notes, or, in each case, any refinancing thereof;

                  (xii) any regulatory approvals or licenses (or any renewals thereof) including, without limitation, any obligations imposed by FERC in connection with the Facility or Facility Site;

                  (xiii) any drawing under the Debt Service Reserve Letter of Credit (and any applicable application or reimbursement agreement with respect thereto) or replacement, renewal or re-issuance thereof (including interest accruing thereon) under the Debt Service Reserve Letter of Credit (and any applicable application or reimbursement agreement with respect thereto); and

                  (xiv) any and all fees, including interest accruing thereon, with respect to the Debt Service Reserve Letter of Credit payable to such letter of credit issuer; provided, however, that in no event shall the Facility Lessee be liable for Claims pursuant to this clause (xiv) in an aggregate amount exceeding $[__].

                  (b) CLAIMS EXCLUDED. The general indemnity of Homer City in this SECTION 10.1 will be subject to exclusions for Claims to the extent (x) attributable to, (y) arising as a result of, or (z) such Claims would not have occurred but for, any of the following:

                  (i) acts, omissions or events occurring after the expiration or early termination of the Facility Lease and, where required by the Facility Lease, surrender to the Owner Lessor or its successor of the Facility and its interest in the Facility Site Sublease in compliance with the provisions of the Facility Lease or Facility Site Sublease, as the case may be other than, in each such case referred to in this clause (i), claims arising from or related to acts, omissions, events or conditions occurring or existing prior to such expiration or early termination, or arising pursuant to the Facility Lessee's obligations set forth in SECTION 5.2(H) of the Facility Lease;

                  (ii) with respect to the relevant Indemnitee or a Related Party, any offer, sale, assignment, transfer or other disposition (voluntary or involuntary) by or on behalf of (x) the Owner Participant of any of its interest in the Owner Lessor, (y) the Owner Lessor of all or any of its interest in the Facility or Facility Site or (z) the Lender, the Security Agent or the Lease Indenture Trustee of any of its interests in the Lessor Loans, unless such transfer is required by the terms of the Operative Documents or occurs in connection with the exercise of remedies during a Lease Event of Default;

                  (iii) the gross negligence or willful misconduct of the Indemnitee (or a Related Party of such Indemnitee) seeking indemnification;

                  (iv) the noncompliance with the terms of the Operative Documents by, or the breach of any agreement, covenant, representation or warranty of, the Indemnitee (or a Related Party of such Indemnitee) seeking indemnification unless attributable to Homer City or breach by another party of its obligations under an Operative Document;

                  (v) any obligation or liability expressly borne, assumed or to be paid in any Operative Document by the Indemnitee (or a Related Party of such Indemnitee) seeking indemnification;

                  (vi) with respect to the Indemnitee seeking indemnification, any claim constituting or arising from a Lessor Lien attributable to such Indemnitee or to a Related Party of such Indemnitee;

                  (vii) any Claim that is a Tax or is a cost of contesting a Tax, whether or not Homer City is required to indemnify therefor under
         SECTION 10.2 below, except as required to make payments on an After-Tax Basis;

                  (viii) any failure by the Owner Manager to distribute in accordance with the Lessor LLC Agreement any amounts received and distributable thereunder;

                  (ix) any Amendment not requested by Homer City and not required by any Operative Document (other than an Amendment existing as a result of a Lease Event of Default that has occurred and is continuing);

                  (x) any Claim that constitutes principal or interest on the Lessor Notes; and

                  (xi) any Claims arising with respect to the Equity Letter of Credit.

                  (c) CLAIMS PROCEDURE. Each Indemnitee shall promptly after such Indemnitee shall have Actual Knowledge of any Claim notify Homer City in writing of any such Claim as to which indemnification is sought; PROVIDED, that the failure to so notify Homer City shall not reduce or affect Homer City's liability which it may have to such Indemnitee under this SECTION 10.1. Any amount payable to any Indemnitee pursuant to this SECTION 10.1 shall be paid within fifteen (15) days after receipt of such written demand therefor from such Indemnitee, accompanied by a certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought


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and (if such Indemnitee is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement. Promptly after Homer City receives notification of such Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, Homer City shall notify such Indemnitee in writing whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. Homer City shall have the right to investigate and so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing, Homer City shall have the right in its sole discretion, to defend or compromise any Claim for which indemnification is sought under this SECTION 10.1 which Homer City acknowledges in writing to the applicable Indemnitee is subject to indemnification hereunder; PROVIDED, that no such defense or compromise shall involve any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect,
(ii) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, or the Owner Manager or (so long as the Lessor Notes are outstanding) the Lease Indenture Trustee and the Security Agent or any of their respective Affiliates, or (iii) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Owner Manager or (so long as the Lessor Notes are outstanding) the Lease Indenture Trustee and the Security Agent or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any applicable law); PROVIDED, FURTHER, that no Claim shall be compromised by Homer City on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnitee without the express written consent of such Indemnitee; and PROVIDED, FURTHER, that to the extent that other Claims unrelated to the transactions contemplated by the Operative Documents are part of the same proceeding involving such Claim, Homer City may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance). If Homer City elects, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it and reasonably satisfactory to such Indemnitee. Upon Homer City's election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at Homer City's expense with all reasonable requests of Homer City in connection therewith to minimize the cost and expense to Homer City of such compromise or defense (PROVIDED that such Indemnitee shall not suffer any material economic, legal or regulatory disadvantage as a result of such cooperation) and will provide Homer City with all information not within the control of Homer City as is reasonably available to such Indemnitee which Homer City may reasonably request; PROVIDED, FURTHER, HOWEVER, that such Indemnitee shall not, unless otherwise required by Requirement of Law, be obligated to disclose to Homer City or any other Person, or permit Homer City or any other Person to examine (i) any income tax returns of the Owner Participant or the Owner Lessor or (ii) any confidential


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information or pricing information not generally accessible by the public possessed by the Owner Participant or the Owner Lessor (and, in the event that any such information is made available, Homer City shall treat such information as confidential and shall take all actions reasonably requested by such Indemnitee for purposes of obtaining a stipulation from all parties to the related proceeding providing for the confidential treatment of such information from all such parties). Where Homer City, or the insurers under a policy of insurance maintained by Homer City, undertake the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to each such Indemnitee and without reservation of rights against such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of Homer City or such insurers. Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by Homer City pursuant to the preceding provisions, but only to the extent that such party's participation does not in the reasonable opinion of counsel to Homer City interfere with such control; PROVIDED, HOWEVER, that such party's participation does not constitute a waiver of the indemnification provided in this SECTION 10.1; PROVIDED, FURTHER, that if and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) there is a risk that such Indemnitee may be indicted or otherwise charged in a criminal complaint and such Indemnitee informs Homer City that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including, without limitation, the reasonable fees and expenses of such separate counsel) shall be borne by Homer City. So long as no Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of Homer City unless (i) the Indemnitee waives its rights to indemnification hereunder or (ii) Homer City has not acknowledged its indemnity obligation with respect thereto and there is a significant risk that a default judgment will be entered against such Indemnitee. Nothing contained in this
SECTION 10.1(c) shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

                  SECTION 10.2 GENERAL TAX INDEMNITY.

                  (a) INDEMNITY. Except as provided in paragraph (b), Homer City agrees to indemnify on an After-Tax Basis each of the Owner Participant, the OP Guarantor, the Owner Lessor, the OM Company in its individual capacity, the Owner Manager, the Lender, the Lease Indenture Trustee, the Lease Indenture Company in its individual capacity, the Security Agent, their respective successors, assigns, agents, employees, servants, directors and officers, the past and present partners or members of or holders of the ownership interests in, as the case may be, the Owner Participant and the Affiliates of each of the foregoing (each a "TAX INDEMNITEE") and to hold each Tax Indemnitee harmless from and to defend each Tax Indemnitee against all Taxes that are imposed upon any Tax Indemnitee, the Facility, the Facility Site, the Undivided Interest, the Ground Interest, or any portion or Component thereof or any interest therein, or upon


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any Operative Document or interest therein, arising out of, in connection with or relating to, any of the following:

                  (i) the construction, financing, refinancing, acquisition, operation, warranty, ownership, use, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, rebuilding, transport, assembly, repossession, dismantling, abandonment, retirement, decommissioning, storage, replacement, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of, imposition of any Lien (or occurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Facility, Undivided Interest, Ground Interest or the Facility Site, or any portion or Component thereof or any interest therein;

                  (ii) the conduct of the business or affairs of Homer City, any Affiliate thereof or any other operator at or in connection with the Facility or the Facility Site;

                  (iii) the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facility, the Undivided Interest, the Ground Interest, the Facility Site, or any portion or Component thereof, or any interest therein;

                  (iv) the Facility Lease, the Facility Site Lease, the Facility Site Sublease, any other Operative Document or any other documents contemplated thereby, including the execution or delivery thereof, or the performance, enforcement or amendment of any terms thereof;

                  (v) the payment or receipt of Basic Lease Rent, Renewal Rent, Supplemental Lease Rent or any other amount payable under the Facility Lease;

                  (vi) the conveyance of title to the Facility;

                  (vii) the existence or operation of any provision in the Existing Debt or the Lessor Notes, including any payments with respect thereto or any modification thereof;

                  (viii) any other amount paid or payable pursuant to the Operative Documents; or

                  (ix) otherwise relating to the transactions contemplated by the Operative Documents.

                  (b) EXCLUDED TAXES. The indemnity provided for in paragraph
(a) above shall not extend to any of the following Taxes (the "EXCLUDED TAXES"):

                  (i) Taxes imposed by the United States federal government, or Taxes imposed on, based on or measured by gross or net income or receipts or capital or net worth (in each case, other than Taxes that are or are in the nature of sales, use,


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         property, ad valorem, rental, stamp, transfer, excise, license, and value added taxes or Taxes collected by withholding against payments under the Lease Indenture or the Lessor Notes or Taxes arising out of, or in connection with or related to the matters described);

                  (ii) Taxes attributable to any period after expiration or other termination of the Facility Lease and, where required by the Facility Lease, return of the Facility to the Owner Lessor or its designee in accordance with the Facility Lease (or, in the case of the Lease Indenture Trustee, after the repayment of the Lessor Notes) and not as a result of any act, event or omission occurring prior to or simultaneous with such expiration, termination or surrender (or in the case of the Noteholders, the Lease Indenture Trustee, the Lease Indenture Company or any Related Party in respect of any thereof (each, a "Lender Indemnitee"), such repayment), provided that this exclusion shall not apply so long as a Lease Event of Default shall have occurred and be continuing;

                  (iii) Taxes imposed on a Tax Indemnitee attributable to the gross negligence or willful misconduct of such Tax Indemnitee or any Related Party of such Tax Indemnitee;

                  (iv) Taxes in the nature of capital gain, accumulated earnings, personal holding company, excess profits, succession or estate, minimum, alternative minimum, preference, franchise, conduct of business and other similar taxes (in each case, other than Taxes that are or are in the nature of sales, use, property, ad valorem, rental, stamp, transfer, excise, license, and value added taxes or Taxes collected by withholding against payments under the Lease Indenture or the Lessor Notes);

                  (v) Taxes imposed on a Tax Indemnitee that arise out of, or are caused by, any act or omission of such Tax Indemnitee (or any Related Party thereof) that is expressly prohibited by any Operative Document or by a breach by such Tax Indemnitee (or any Related Party thereof) of any of its representations, warranties or covenants under any Operative Document, except to the extent attributable to any acts or omissions of the Facility Lessee or any sublessee, transferee or assignee of the Facility Lessee;

                  (vi) Taxes arising out of, or caused by, any voluntary assignment, sale, transfer or other voluntary disposition, or any involuntary transfer or disposition resulting from a bankruptcy or similar proceeding for relief of debtors in which such Tax Indemnitee is a debtor, by (or a foreclosure by a creditor of) (A) the Owner Participant of any of its Lessor Membership Interest, (B) the Owner Lessor of all or any of its interest in the Facility or the Facility Site, or (C) the Security Agent of any interest in the Lessor
         Notes or the Indenture Estate unless (i) such transfer or disposition occurs during the continuance of a Lease Event of Default, or (ii) such transfer or disposition is required under, or occurs pursuant to, the Operative Documents and the price paid is other than Fair Market Sales Value;



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                  (vii) in the case of a Tax Indemnitee that is the Owner
         Participant or a Related Party thereto, Taxes arising in connection with Owner Participant Liens or in the case of a Tax Indemnitee that is the Owner Lessor or a Related Party thereto, Taxes arising in connection with Owner Lessor Liens;

                  (viii) Taxes imposed on any assignee or successor-in-interest to a Tax Indemnitee to the extent any such Taxes exceed the Taxes that would have been imposed had no assignment or transfer taken place determined under the law as in effect on the date of transfer; provided that this exclusion shall not apply to the computation of the gross-up amounts necessary to make a payment on an After-Tax Basis, nor to a transferee, assignee or successor in interest that acquires the interest of a Tax Indemnitee pursuant to an assignment, transfer or disposition during the continuance of a Material Lease Default or Lease Event of Default;

                  (ix) Taxes that are properly included as a part of Transaction Expenses;

                  (x) Taxes imposed on, based on, or measured by any compensation that any Owner Manager, the Security Agent or the Lease Indenture Trustee receives for its services;

                  (xi) [any U.S. federal income taxes, including] with respect to the Owner Participant, U.S. federal income taxes for which Homer City is obligated to indemnify the Owner Participant under the Tax Indemnity Agreement (or which are expressly excluded from indemnification thereunder);

                  (xii) other than with respect to a Lender Indemnitee, Taxes resulting from the Owner Lessor not being treated as a grantor trust, a nonentity or a pass-through or disregarded entity for federal, state or local income tax purposes;

                  (xiii) Taxes attributable to the failure of any Tax Indemnitee to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity, connection with the jurisdiction imposing such Taxes or other similar matters; provided that the foregoing exclusion shall only apply if such Tax Indemnitee is eligible and obligated under applicable law or the Operative Documents to comply with such requirement and shall have been given timely written notice of such requirement by or on behalf of Homer City;

                  (xiv) Taxes imposed on a Tax Indemnitee where the Tax Indemnitee's breach of its contest obligations under SECTION 10.2(g) effectively precludes Homer City's ability to contest the Taxes;

                  (xv) Taxes imposed on any Tax Indemnitee resulting from an amendment, modification, supplement or waiver to any Operative Document which was not requested by Homer City and as to which Homer City is not a party and the Tax Indemnitee (or, in the case of the Owner Participant, the Owner Lessor if acting at the express direction of the Owner Participant) is a party unless such amendment, modification, supplement or waiver (A) was required by

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         applicable law or the Operative Documents, (B) may be necessary or appropriate to, and is in conformity with, any amendment, modification, supplement or waiver to any Operative Document agreed to or requested by Homer City in writing, or (C) is made while a Lease Event of Default shall have occurred and be continuing;

                  (xvi) Taxes imposed under Section 4975 of the Code, Section 406 of ERISA or any comparable laws of any governmental authority resulting from any breach of any of the representations or warranties of such Tax Indemnitee set forth in SECTION 3.4(g) hereof;

                  (xvii) Taxes imposed to the extent such Taxes result from the Tax Indemnitee (and in the case of the Owner Lessor, only if acting at the written direction of the Owner Participant) being organized under the laws of a jurisdiction other than the United States or any State thereof (other than, in the case of a Lender Indemnitee, such Taxes which did not exist under law in effect on the date such Lender Indemnitee became a party to this transaction);

                  (xviii) Any Taxes (other than Taxes that are or are in the nature of sales, use, property, ad valorem, rental, stamp, transfer, excise, license and value added taxes or Taxes collected by withholding against payments under the Lease Indenture or the Lessor Notes) imposed on a Tax Indemnitee to the extent that such taxes would not have been imposed but for the activities of such Tax Indemnitee unrelated to the transactions contemplated hereby;

                  (xix) Taxes imposed on a Tax Indemnitee in the nature of interest, penalties, fines and additions to tax (i) payable as a result of such Tax Indemnitee's failure to file, in a procedurally proper manner and on a timely basis, any tax reports, returns or statements as to which Homer City has timely notified such Tax Indemnitee in writing of the requirement to file, unless such failure is otherwise caused by the failure of Homer City to fulfill its obligations, if any, with respect to such return (including provision of information sufficient to enable such Tax Indemnitee to file such report, return or statement), or (ii) to the extent not attributable to or resulting from Taxes for which an indemnity is provided hereunder; and

                  (xx) Taxes for as long as such Taxes are being contested pursuant to the contest provisions contained in SECTION 10.2(g) (subject to the Tax Indemnitee's right to obtain a Tax Advance pursuant to SECTION 10.2(g)(iii)(5)).

                  (c) PAYMENT. Each payment required to be made by Homer City to a Tax Indemnitee pursuant to this SECTION 10.2 shall be paid either (i) when due directly to the applicable taxing authority by Homer City if it is permitted to do so, or (ii) where direct payment is not permitted and with respect to gross up amounts in immediately available funds to such Tax Indemnitee by the latest of (A) 15 days following Homer City's receipt of the Tax Indemnitee's written demand for the payment (which demand shall be accompanied by a statement of the Tax Indemnitee describing in reasonable

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detail the Taxes for which the Tax Indemnitee is demanding indemnity and the computation of such Taxes), (B) in the case of amounts which are being contested pursuant to such paragraph (g), 15 days following the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which Homer City has requested review and determination pursuant to paragraph (d) below, the completion of such review and determination, but in no event later than the date which is three Business Days prior to the date payment of such Taxes is due. Any amount payable to Homer City pursuant to paragraph (e) or (f) below shall be paid within 15 days after the Tax Indemnitee realizes a Tax Benefit giving rise to a payment under paragraph (e) or receives a refund or credit giving rise to a payment under paragraph (f), as the case may be, and shall be accompanied by a statement of the Tax Indemnitee computing in reasonable detail the amount of such payment. Upon the final determination of any contest pursuant to paragraph (g) below in respect of any Taxes for which Homer City has made a Tax Advance, the amount of Homer City's obligation under paragraph (a) above shall be determined as if such Tax Advance had not been made. Any obligation of Homer City under this SECTION 10.2 and the Tax Indemnitee's obligation to repay the Tax Advance will be satisfied first by set off against each other, and any difference owing by either party will be paid within 10 days of such final determination. All payments required to be made by Homer City pursuant to this SECTION 10.2 shall be made on an After-Tax Basis.

                  (d) INDEPENDENT EXAMINATION. Within 15 days after Homer City receives any computation from the Tax Indemnitee, Homer City may request in writing that an independent public accounting firm selected by the Tax Indemnitee and reasonably acceptable to Homer City review and determine on a confidential basis the amount of any indemnity payment by Homer City to the Tax Indemnitee pursuant to this SECTION 10.2 or any payment by a Tax Indemnitee to Homer City pursuant to paragraph (e) or (f) below. The Tax Indemnitee and Homer City shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination, PROVIDED that such accounting firm shall agree in writing in a manner satisfactory to the Tax Indemnitee, or Homer City, as the case may be, to maintain the confidentiality of such information, and PROVIDED FURTHER that neither any Tax Indemnitee nor Homer City shall be required to disclose any of its tax returns or books that such Tax Indemnitee or Homer City, as the case may be, reasonably deems to be confidential in connection with such verification, and the parties hereto agree that such Tax Indemnitee, or Homer City, as the case may be, shall have sole control over the positions taken with respect to such party's tax returns and filings. The fees and disbursements of such accounting firm will be paid by Homer City; PROVIDED that such fees and disbursements will be paid by the Tax Indemnitee if the accountants determine that the present value of the total payments as calculated by the Tax Indemnitee is more than 105 percent of the present value of the correct payments (such present values in each case to be determined by the Discount Rate). In the event such accounting firm determines that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon Homer City and the Tax Indemnitee. The parties hereto agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any payment pursuant to this

SECTION 10.2 and that matters of interpretation of this Participation Agreement or any other Operative Document are not within the scope of the independent accountant's responsibility. Such accounting firm shall be requested to make its determination within 30 days.

                  (e) TAX BENEFIT. If, as the result of any Taxes paid or indemnified against by Homer City under this SECTION 10.2, the aggregate Taxes actually paid by the Tax Indemnitee in connection with such payment for any taxable year and not subject to indemnification pursuant to this SECTION 10.2 are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a "TAX BENEFIT"); then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable by Homer City under paragraph (a) above and provided no Material Lease Default or Lease Event of Default shall have occurred and be continuing (in which event the payment provided under this SECTION 10.2(e) shall be deferred until the Material Lease Default or Lease Event of Default has been cured), such Tax Indemnitee shall pay to Homer City the lesser of (A) (y) the amount of such Tax Benefit, plus (z) an amount equal to any United States federal, state or local income tax benefit resulting to the Tax Indemnitee from the payment under clause (y) above and this clause (z) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity paid pursuant to this
SECTION 10.2 giving rise to such Tax Benefit, PROVIDED that any excess of the amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Homer City to make payment to such Tax Indemnitee pursuant to this SECTION 10.2. If it is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is required to be repaid or recaptured will be treated as Taxes for which Homer City must indemnify the Tax Indemnitee pursuant to this SECTION 10.2 without regard to paragraph (b) hereof.

                  (f) REFUND. If a Tax Indemnitee obtains a refund or credit or would have received such refund or credit but for a counterclaim or other claim not indemnified by Homer City hereunder against which such refund or credit has not been applied (an "offset refund or credit") of all or part of any Taxes paid, reimbursed or advanced by Homer City pursuant to this SECTION 10.2, the Tax Indemnitee shall pay to Homer City within 15 days of such receipt, or in the case of an offset refund or credit, within 15 days of the applicable event (x) the amount of such refund or credit (net of any Tax payable by the Tax Indemnitee as a result of the receipt or accrual of such refund or credit) plus
(y) an amount equal to any Tax Benefit realized by such Tax Indemnitee by reason of such payment to Homer City (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis), PROVIDED that (A) if at the time such payment is due to Homer City a Material Lease Default or Lease Event of Default shall have occurred and be continuing, such amount shall not be payable until such Material Lease Default or Lease Event of Default has been cured, and (B) the amount payable to Homer City pursuant to this sentence shall not exceed the amount of the indemnity payment in respect of such refunded or credited Taxes that was made by Homer City (and such excess shall be carried forward and applied to reduce pro tanto any subsequent obligations of Homer City to make payments to such Tax Indemnitee pursuant to this SECTION 10.2). If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is required to be repaid or recaptured will be treated as Taxes for which Homer City must indemnify the Tax Indemnitee pursuant to this SECTION
10.2 without regard to paragraph (b) hereof. If, in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by Homer City pursuant to this SECTION 10.2, a Tax Indemnitee receives an amount representing interest on such refund or credit, the Tax Indemnitee shall pay to Homer City within 15 days (1) the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by Homer City prior to the receipt of such refund or credit (net of Taxes payable in respect of the receipt or accrual of such interest) and (2) any Tax savings resulting from payments made by the Tax Indemnitee pursuant to this sentence (determined using the assumptions set forth in the second sentence of the definition of After-Tax Basis).

                  (g) CONTEST.

                  (i) Notice of Contest. If a written claim is made by any taxing authority against a Tax Indemnitee for any Taxes with respect to which Homer City may be required to indemnify against hereunder (a "TAX CLAIM"), such Tax Indemnitee shall give Homer City written notice of such Tax Claim promptly after its receipt, and shall furnish Homer City with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim, provided that failure so to notify Homer City shall not relieve Homer City of any obligation to indemnify the Tax Indemnitee hereunder except to the extent such failure effectively precludes Homer City from contesting such Tax. The Tax Indemnitee shall not pay such Tax Claim until at least 30 days after providing Homer City with such written notice, unless (a) the Tax Indemnitee is required to do so by law or regulation and (b) in the written notice described above, the Tax Indemnitee has notified Homer City of such requirement.

                  (ii) Control of Contest. Subject to subsection (g)(iii) below, Homer City will be entitled to contest (acting through counsel selected by Homer City and reasonably satisfactory to the Tax Indemnitee), and control the contest of, any Tax Claim if (i) such Tax Claim may be segregated procedurally and contested independently from tax claims for which Homer City is not obligated to indemnify the Tax Indemnitee, provided that if the Tax Indemnitee in its sole discretion determines at any time that permitting Homer City to conduct or continue to conduct such contest could have an adverse business effect or other consequences to such Tax Indemnitee, such Tax Indemnitee shall have the right to control or reassert control over such contest, or (ii) the Tax Indemnitee requests that Homer City control such contest; provided that in the case of any such contest pursuant to (i) or (ii) Homer City shall use all reasonable efforts to contest such Tax Claim in its own name, and provided further that such contest shall be at Homer City's sole cost and expense with no after tax cost to the Tax Indemnitee. Homer City shall consult in good faith with and keep reasonably informed the Tax Indemnitee and its counsel and shall provide the Tax Indemnitee with copies

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         of any reports or claims issued by the relevant auditing agent or taxing authority, but the decisions regarding what actions to be taken shall be made by Homer City in its sole judgment.

         In the case of all other Tax Claims, the Tax Indemnitee will contest the Tax Claim at Homer City's expense if Homer City shall request that the Tax be contested (in accordance with subsection (g)(iii) below), and the following rules shall apply with respect to such contest:

                  (A) the Tax Indemnitee will control the contest of such Tax Claim, and all decisions with respect to such contest shall be made in its sole judgment exercised in good faith (acting through counsel selected by the Tax Indemnitee and reasonably satisfactory to Homer City),

                  (B) at Homer City's written request, if payment is made to the applicable taxing authority, the Tax Indemnitee shall use all reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings,

                  (C) the Tax Indemnitee conducting such contest shall consult with and keep reasonably informed Homer City and its designated counsel with respect to such Tax Claim and shall consider and consult in good faith with Homer City regarding any request (a) to resist payment of Taxes if practical and
(b) not to pay such Taxes except under protest if protest is necessary and proper, but the decision regarding what actions to be taken shall be made by the Tax Indemnitee in its sole judgment.

                  (D) Notwithstanding paragraph (C), above, the Tax Indemnitee shall not otherwise settle, compromise or abandon such contest without Homer City's prior written consent except as provided in paragraph (g)(iv) below.

                  (iii) CONDITIONS OF CONTEST. Notwithstanding the foregoing, no contest with respect to a Tax Claim will be required or permitted pursuant to this SECTION 10.2, and Homer City shall be required to pay the applicable Taxes without contest, unless:

                  (A) within 30 days after notice by the Tax Indemnitee to Homer City of such Tax Claim, Homer City shall request in writing to the Tax Indemnitee that such Tax Claim be contested, PROVIDED that if a shorter period is required for taking action with respect to such Tax Claim and the Tax Indemnitee notifies Homer City of such requirement, Homer City shall request such contest within a reasonable time period (taking into account the time required to take action) after its receipt of notice within such shorter period, and such Tax Indemnitee shall take no action for as long as it is legally able to do so,

                  (B) no Lease Event of Default has occurred and is continuing,

                  (C) there is no risk of sale, forfeiture or loss of, or the creation of a Lien (other than a Permitted Lien) on the Facility, Owner Lessor's or Owner Participant's interest in the Facility, the Facility Site, the Undivided Interest, the Ground Interest or


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any portion or Component thereof or any interest therein as a result of such Tax
Claim; PROVIDED that this clause (C) shall not apply if Homer City shall have posted and maintained a bond or otherwise provided security for Homer City's obligations under SECTION 10.2, in each case satisfactory to the Tax Indemnitee as to coverage and credit, or the Tax is fully paid in either manner specified in clause (E) below,

                  (D) there is no risk of imposition of any criminal liability or penalties,

                  (E) if such contest involves payment of such Tax, Homer City will either advance to the Tax Indemnitee on an interest-free basis and with no after-tax cost to such Tax Indemnitee (a "TAX ADVANCE") or pay such Tax Indemnitee the amount payable by Homer City pursuant to SECTION 10.2(a) above with respect to such Tax, and such Tax Indemnitee shall promptly pay to Homer City any net Tax Benefit recognized which results from any imputed interest deduction arising from such interest free Tax Advance plus any net Tax Benefit recognized which results from making any such payment (determined using the assumptions set forth in the second sentence of the definition of After-Tax Basis).

                  (F) Homer City agrees to pay (and pays on demand) and with no after-tax cost to such Tax Indemnitee all reasonable costs, losses and expenses incurred by the Tax Indemnitee in connection with the contest of such claim (including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements),

                  (G) the Tax Indemnitee has been provided at Homer City's sole expense with an opinion, reasonably acceptable to such Tax Indemnitee, of independent tax counsel of recognized standing selected by Homer City and reasonably acceptable to the Tax Indemnitee to the effect that there is a Reasonable Basis for contesting such Tax Claim; PROVIDED that if the subject matter of the contest shall have previously been decided by a court of competent jurisdiction pursuant to the contest provisions of this SECTION 10.2(g), such opinion shall be that as a result of a change in law or fact, it is more likely than not that the Tax Indemnitee will prevail,

                  (H) in the case of a judicial appeal, no appeal to the U.S. Supreme Court shall be required of the Tax Indemnitee or shall be permitted by Homer City.

                  (I) In the case of a judicial contest, Homer City shall have delivered to the Tax Indemnitee a written acknowledgment of its liability under this SECTION 10.2 for such Taxes, PROVIDED, HOWEVER, that Homer City shall not be bound by its acknowledgment of liability if the contest is resolved on the basis of a written decision of the adjudicator that clearly indicates the basis for the conclusion that Homer City has no liability under this SECTION 10.2 with respect to such Tax, unless Homer City's conduct of the contest has materially prejudiced the Tax Indemnitee.

                  (iv) WAIVER OF INDEMNIFICATION. Notwithstanding anything to the contrary contained in this SECTION 10.2, the Tax Indemnitee at any time may elect to decline to take any action or any further action with respect to a Tax Claim and


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

         may in its sole discretion settle or compromise any contest with respect to such Tax Claim without Homer City's consent if the Tax
         Indemnitee:

                  (A) waives its right to any indemnity payment by Homer City pursuant to this SECTION 10.2 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year the contest of which is effectively precluded by the Tax Indemnitee's declination to take action with respect to the Tax Claim), and

                  (B) promptly repays to Homer City any Tax Advance and any amount paid to such Tax Indemnitee under SECTION 10.2(a) above in respect of such Taxes.

Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Tax Indemnitee with respect to any other Tax Claim.

                  (h) Reports.

                  (i) If any report, statement or return is required to be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this SECTION 10.2, Homer City will (1) notify the Tax Indemnitee in writing of such requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (2) either (x) if permitted by applicable law, prepare such report, statement or return for filing by Homer City in such manner as will show the ownership of the Facility by the Owner Lessor for United States federal, state and local income tax purposes (if applicable), send a copy of such report, statement or return to the Tax Indemnitee and timely file such report, statement or return with the appropriate taxing authority, (y) if so directed by the Tax Indemnitee or in any event if practicable and if the return to be filed reflects only information in respect of the transactions contemplated by the Operative Documents, prepare and furnish to such Tax Indemnitee not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee, or (z) if Homer City is not permitted by law to file such report, statement or return or if such return does not reflect only information in respect of the transactions contemplated by the Operative Documents, provide the Tax Indemnitee with the information in respect of the transactions contemplated by the Operative Documents that is within Homer City's control and is necessary to file such report, statement or return.

                  (i) Each of the Tax Indemnitee or Homer City, as the case may be, will timely provide the other, at Homer City's expense, with all information in its possession that the other party may reasonably require and request to satisfy its obligations under this paragraph (h), but only if and to the extent that such Tax Indemnitee is legally entitled to furnish such information. Homer City will hold each Tax Indemnitee harmless on an After-Tax Basis from and against all liabilities arising out of any insufficiency or inaccuracy of any report, statement or return if such insufficiency or inaccuracy results from the insufficiency or inaccuracy of any information supplied by


                                       69
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Homer City pursuant to this paragraph (h) in preparing and filing such report, statement or return.

                  (j) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, Homer City may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to Homer City, to the terms of this SECTION 10 (to the extent applicable to such Tax Indemnitee) prior to making any payment to such Tax Indemnitee under this Section.


                                   ARTICLE XI

                      HOMER CITY'S RIGHT OF QUIET ENJOYMENT

                  Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Facility Lease and the Facility Site Sublease and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, neither it nor any party acting by, through or under such party shall take or cause to be taken any action contrary to Homer City's rights under the Facility Lease and the Facility Site Sublease, including the quiet enjoyment of the use, operation or possession of the Undivided Interest and the Ground Interest.


                                   ARTICLE XII

          SUPPLEMENTAL FINANCING OF IMPROVEMENTS; OPTIONAL REFINANCINGS

                  SECTION 12.1 FINANCING IMPROVEMENTS.

                  (a) Upon the written request of Homer City delivered at least 90 days prior to any proposed financing of the cost of any Required or Non-Severable Improvement, the Owner Lessor and the Lease Indenture Trustee agree to cooperate with Homer City to (i) issue Additional Lessor Notes to finance such Improvement, which Additional Lessor Notes shall rank PARI PASSU with the Lessor Notes then outstanding; (ii) execute and deliver one or more supplements to the Lease Indenture for the purpose of subjecting any such Improvements to the Security Interest; and (iii) execute and deliver an amendment to the Facility Lease to reflect the adjustments required by subclause
(iii) below; PROVIDED HOWEVER, that (x) the Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance the Owner Lessor's Percentage of any such Improvement by making an Additional Equity Investment in such amount, if any, as it may determine in its sole and absolute discretion, but Homer City shall have no obligation to accept such Additional Equity Investment; and (y) the conditions set forth below and in [Section 2.13] of the Lease Indenture shall have been satisfied. The obligation to finance such Improvements through the issuance of Additional Lessor Notes under [Section 2.13] of the Lease Indenture (any financing of Improvements through the issuance of such Additional Lessor Notes under the Lease Indenture being called a "SUPPLEMENTAL FINANCING") is subject to the following conditions:



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                  (i) there shall be no more than one such financing in any
         calendar year; provided, that there shall be no such limitation with respect to Required Improvements;

                  (ii) the Additional Lessor Notes (x) shall have a final maturity date no later than two (2) years prior to the last day of the Basic Lease Term; (y) will be fully repaid out of additional Basic Lease Rent as adjusted pursuant to the Facility Lease; and (z) shall be subject to such terms and conditions as are customary for indebtedness issued in connection with leveraged lease financings;

                  (iii) appropriate adjustments to Basic Lease Rent and Termination Value (determined without regard to any tax benefits associated with such Improvements, unless the Owner Participant is making an Additional Equity Investment) shall be made to protect the Owner Participant's Net Economic Return; provided, however, that there shall be no changes to the amortization schedule or interest amounts and payment dates on the Initial Lessor Notes;

                  (iv) Homer City shall have paid, on an After-Tax Basis, all reasonable costs and expenses of the Lease Financing Parties, including the reasonable fees and expenses of counsel to the Owner Participant, the Owner Lessor, the Owner Manager, the Security Agent and the Lease Indenture Trustee, in each case to the extent incurred in connection with such Supplemental Financing;

                  (v) no Material Lease Default or Lease Event of Default shall have occurred and be continuing unless the Improvements to be made with the proceeds of Additional Lessor Notes shall cure such Material Lease Default or Lease Event of Default, and such Improvements shall be made in compliance with the Operative Documents;

                  (vi) such financing is for an amount not less than $5 million, nor greater than 100% of the costs of the Improvements being financed; provided that the aggregate principal amount of the Additional
         Lessor Notes shall not exceed the Owner Lessor's percentage of $300,000,000;

                  (vii) the Owner Participant shall have received (x) an opinion reasonably satisfactory to it from Owner Participant's Counsel to the effect that such financing should not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, and (y) an indemnity against such risk in form and substance reasonably satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating (or, if the Minimum Credit Rating requirement is not met, the Owner Participant shall have received credit support in respect of such indemnity reasonably satisfactory to the Owner Participant); provided that if the opinion referred to in clause (x) shall be that such financing "will" not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, then


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

         the Minimum Credit Rating requirement shall not be required with respect to the indemnity set forth in clause (y);

                  (viii) Homer City shall have made or delivered such representations, warranties, covenants, opinions or certificates as the Owner Participant may reasonably request;

                  (ix) the Owner Participant shall not suffer any material adverse accounting effect under GAAP as a result of such financing; and

                  (x) the projected Basic Lease Rent Service Coverage Ratio shall be at least [ ] and the average Basic Lease Rent Service Coverage Ratio shall be at least [ ], calculated at the time of issuance of such Additional Lessor Notes, and calculated in accordance with MAPS and the then Base Case assumptions.

                  Notwithstanding the provisions of paragraph (a) of this
SECTION 12.1, with respect to the financing of Improvements through the Facility Lease, Homer City shall, subject to SECTION 6.7 hereof, at all times have the right to fund Improvements to the Facility other than through the Facility Lease.

                  SECTION 12.2 OPTIONAL REFINANCING OF LESSOR LOAN. Homer City will have the right, exercisable on no more than three occasions, for as long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing, to request that the Owner Lessor refund or refinance all but not less than all of the Lessor Notes outstanding through the issuance of New Lessor Notes either in the public or private market to any Person that is not Homer City or any Affiliate of Homer City; PROVIDED that any refinancing under this
SECTION 12.2 shall also be subject to satisfaction of the following additional conditions (and the Lender agrees not to consent to any such refinancing except on the terms and conditions set forth below):

                  (a) the New Lessor Notes can be issued and sold upon terms and conditions substantially the same terms as those then existing, or on such modified terms and conditions which shall be reasonably acceptable to the Owner Participant, and in an amount adequate (but not in excess of an amount necessary) to accomplish such refunding or refinancing, PROVIDED that such proceeds are used to repay the holders of the existing indebtedness simultaneously with the issuance of the New Lessor Notes;

                  (b) the Owner Participant shall have received (i) an opinion reasonably satisfactory to it from Owner Participant's Counsel to the effect that the refinancing should not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, and (ii) an indemnity against such risk in form and in substance reasonably satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating (or, if the Minimum Credit Rating is not met, the Owner Participant shall have received credit support in respect of such indemnity reasonably satisfactory to the Owner Participant); PROVIDED that if the opinion referred to in clause (i) shall be that the refinancing "will" not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, then


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the Minimum Credit Rating requirement shall not be required with respect to the indemnity set forth in clause (ii);

                  (c) the refinancing, taken as a whole, shall not result in any other material adverse effect on the Owner Lessor or the Owner Participant;

                  (d) all documentation in connection with such refinancing shall be reasonably satisfactory to the Owner Lessor, the Owner Participant, and the conditions set forth therein shall be met;

                  (e) all necessary authorizations, approvals and consents in connection with such refinancing shall have been obtained from each Person whose authorization, approval or consent is necessary to consummate such refinancing with respect to the Facility Lessee, the Owner Lessor, the Owner Participant, the Lender, the Security Agent and the Lease Indenture Trustee and such authorizations, approvals and consents shall be in full force and effect on the closing date of such refinancing;

                  (f) the New Lessor Notes shall have the same principal amount and maturity date as the Lessor Notes issued on the Closing Date and will be fully repaid out of Basic Lease Rent during the Basic Lease Term;

                  (g) there shall be no change to the amortization schedule or the payment dates for principal and interest payments (including increases in payments of Debt Service) from the amortization schedule and payment dates with respect to the Initial Lessor Notes;

                  (h) on the closing date of such refinancing, each of the Facility Lessee, the Owner Lessor, the Lender, the Security Agent and the Lease Indenture Trustee shall have executed and delivered all appropriate supplements to the Operative Documents that are necessary to consummate such refinancing, in form and substance reasonably satisfactory to the Owner Lessor, the Lender, the Security Agent and the Lease Indenture Trustee;

                  (i) each of the Owner Lessor, the Owner Participant, the Lender, the Security Agent and the Lease Indenture Trustee shall have received an opinion of counsel for Homer City on such matters as they may reasonably request and in form and substance reasonably satisfactory to such Persons;

                  (j) Homer City shall have delivered such certificates, reports and other documents and shall have taken all other actions which are required to be delivered or taken by the Facility Lessee pursuant to [SECTION 2.13] of the Lease Indenture;

                  (k) each of the Owner Lessor, the Owner Participant, the Lender, the Security Agent and the Lease Indenture Trustee have received from the Facility Lessee an Officer's Certificate dated the date of the issuance of the New Lessor Notes stating that all conditions precedent to the issuance of such New Lessor Notes have been satisfied or waived;



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                  (l) the consummation of such refinancing shall not violate any
Requirement of Law;

                  (m) no Material Lease Default or Lease Event of Default shall have occurred and be continuing;

                  (n) the Owner Participant shall suffer no adverse accounting effects under GAAP;

                  (o) Homer City shall have made or delivered representations, warranties, covenants and certificates, of no greater scope than required on the Closing Date except to the extent necessitated by differences between the existing documentation and the terms and conditions of the proposed refinancing, as the Owner Participant may reasonably request;

                  (p) the Owner Participant shall receive a fee equal to the Owner Lessor's percentage of $100,000 for each refinancing after the first such refinancing; and

                  (q) such refinanced Lessor Notes shall be subject to such terms and conditions as are customary for indebtedness issued in connection with leveraged lease transactions.

                  SECTION 12.3 OWNER LESSOR'S RIGHT TO REDEEM LESSOR NOTES. The Owner Lessor may, at its option, (a) with the consent of Homer City, redeem (i) any Initial Lessor Note, in whole or in part, in accordance with the provisions of [SECTION 2.11(d)] of the Lease Indenture or (ii) any Subsequent Lessor Note, in whole or in part, in accordance with the provisions of [SECTION 2.11(e)] of the Lease Indenture, and (b) without the consent of Homer City, redeem any Lessor Notes in accordance with Section 7.1(c) hereof.



                                       74
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                  SECTION 12.4 COOPERATION. The Owner Participant will cooperate with and reasonably assist Homer City in connection with any refinancing and/or assumption of the Lessor Notes, so long as such refinancing is in accordance with the terms of the Operative Documents. The Owner Participant will execute such agreements and documents as may be necessary with respect to any such refinancing and will instruct the Owner Lessor to act accordingly. Nothing contained in this SECTION 12 shall limit Homer City's right to request a refinancing in accordance with SECTION 12.2, above. In connection with any such refinancing, the parties shall comply with the rent adjustment provisions set forth in [SECTION 3] of the Facility Lease.


                                  ARTICLE XIII

                             [Intentionally deleted]


                                   ARTICLE XIV

                  RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER

                  SECTION 14.1 RIGHT OF FIRST OFFER. In the event (i) the Owner Participant desires to directly or indirectly sell, lease, convey or otherwise transfer some or all of its Lessor Membership Interest (other than to an Affiliate of the Owner Participant or while a Lease Event of Default is continuing) or (ii) the Owner Lessor desires (or the Owner Participant desires to cause Owner Lessor) directly or indirectly to sell, lease, convey or otherwise transfer some or all of the Owner Lessor's Interest, in each case prior to the expiration of the Facility Lease Term then, if and only if as a result of such proposed sale or sales less than 50.1% of (i) the ownership interests of the Owner Lessor and each Other Owner Lessor (together, the "TOTAL OWNER LESSOR INTERESTS") or (ii) the Owner Lessor's Interest and the Other Owner Lessor's Interests (together, the "TOTAL FACILITY OWNERSHIP INTERESTS") would be held by GECC or Persons who are Affiliates of GECC, then the Owner Participant or the Owner Lessor, as the case may be, must first offer to sell such Lessor Membership Interest or such Owner Lessor's Interest, as the case may be, to Homer City on the terms and conditions set forth in this SECTION 14.1. Such offer shall be made to the Facility Lessee in the form of a proposed term sheet, which proposed term sheet shall include an outline of the price and of all of the material terms, conditions and provisions upon which the Owner Participant or the Owner Lessor, as the case may be, would be willing to transfer such Lessor Membership Interest or such Owner Lessor's Interest, as the case may be, or any part thereof. Homer City will thereafter have the right within a period of thirty (30) days from and after the receipt by the Facility Lessee of such proposed term sheet to notify the Owner Participant or Owner Lessor, as the case may be, of its irrevocable intent to exercise its right to purchase all, but not less than all, of the Lessor Membership Interests or Owner Lessor's Interest being offered hereunder. If the Facility Lessee elects to exercise the right provided in the preceding sentence, it shall within 60 days of such notice purchase, and the Owner Participant or Owner Lessor, as the case may be, shall sell, the Lessor Membership Interest or the Owner Lessor's Interest, as the case may be, on the same terms and conditions as the offer giving rise to such right (except that the Owner Participant shall not be required to make any representations to the Facility Lessee with respect to matters regarding the Facility (even


                                       75
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though such representations are being made to a potential third party purchaser)
other than a warranty as to the absence of Owner Participant Liens). If the Facility Lessee does not give such notice to the Owner Participant or Owner Lessor, as the case may be, within the thirty (30) day period or does not purchase the Lessor Membership Interest or the Owner Lessor's Interest, as the case may be, within 60 days of such notice, the Owner Participant or Owner Lessor, as the case may be, will be free to so sell, lease, convey or otherwise transfer such Lessor Membership Interest or such Owner Lessor's Interest, as the case may be, or a portion thereof, at a price no less than the price set forth in the proposed term sheet and on terms and conditions, taken as a whole, that, other than in an immaterial respect, are no less favorable to the Owner Participant or Owner Lessor, as the case may be, than the terms and conditions set forth in the proposed term sheet. In the event that the terms or conditions are revised in any way that the price is reduced or any of the other terms and conditions thereof, taken as a whole change the agreement for sale, lease, conveyance or transfer such that the terms and conditions of any such subsequent transaction are less favorable, other than in an immaterial respect, to the Owner Participant or Owner Lessor, the Owner Participant or Owner Lessor, as the case may be, must again comply with the notice and acceptance provisions of this
SECTION 14.1. It is understood and agreed among the parties hereto that the transaction contemplated by this SECTION 14.1 shall not effect a merger of the Facility Lessee's leasehold interest in the Facility and its ownership or subleasehold interest in the Facility Site with the Owner Lessor's Interest. Notwithstanding the foregoing, if, concurrently with the Owner Participant's offer to sell its Lessor Membership Interest or the Owner Lessor's offer to sell its Owner Lessor's Interest pursuant to this Section 14.1, it or one of its Affiliates offers to sell any interest in an Other Owner Lessor who has entered into any Other Facility Participation Agreement, then the Facility Lessee shall exercise its purchase rights under this Section 14.1 only if, concurrently therewith, it exercises its purchase rights under Section 14.1 of each such Other Facility Participation Agreement.

                  SECTION 14.2 RIGHT OF FIRST REFUSAL. In the event (i) the Owner Participant desires to sell, lease, convey or otherwise transfer some or all of its Lessor Membership Interest or (ii) the Owner Lessor desires to (or the Owner Participant desires to cause Owner Lessor to) sell, lease, convey or otherwise transfer some or all of Owner Lessor's Interest, in either case on, or at any time within two years after, the expiration or termination of the Facility Lease (other than pursuant to [SECTIONS 13, 14 and 17] of the Facility Lease) to any Person other than an Affiliate of the Owner Participant, the Facility Lessee or an Affiliate thereof, then, if and only if, as a result of such proposed sale, less than 50.1% of the Total Owner Lessor Interests or the Total Facility Ownership Interests would be held by GECC or Persons who are Affiliates of GECC, the Facility Lessee shall have the right, unless such sale is during the continuance of a Lease Event of Default, to purchase or acquire all, but not less than all, of such interest on the terms and conditions set forth in the bid that the Owner Participant or the Owner Lessor, as the case may be, intends to accept; PROVIDED, that the Owner Participant's or the Owner Lessor's right to transfer its Lessor Membership Interest or its Owner Lessor Interest during the Facility Lease Term pursuant to SECTION 8.1 shall not be impaired by the provisions of this SECTION 14.2 (but shall be subject to the provisions of SECTION 14.1). The Owner Participant or the Owner Lessor, as the case may be, shall give the Facility Lessee prompt written notice of all BONA FIDE offers that it intends to accept that have been received from any other Person to purchase or acquire the Owner Lessor's Interest or Lessor Membership Interest or any part of either during such two-year period following the expiration or termination of the Facility Lease, and which offers it wishes to accept, together with a full and complete statement of the price and all of the material terms, conditions and provisions contained in such offers. The Facility Lessee shall thereafter have the right within a period of thirty (30) days from and after the receipt by the Facility Lessee of such notice to notify the Owner Participant or the Owner Lessor, as the case may be, of its irrevocable exercise its right of first refusal. If the Facility Lessee elects to exercise the right provided in the preceding sentence, it shall within 60 days of such notice purchase, and the Owner Participant or Owner Lessor shall sell, all but not less than all of the Lessor Membership Interest or the Owner Lessor Interest on the same terms and conditions (except that neither the Owner Participant nor the Owner Lessor shall be required to make any representations to the Facility Lessee with respect to matters regarding the Facility other than the warranty as to the absence of the Owner Participant's Liens (even though such representations are being offered to a potential third party purchaser)) as the offer giving rise to such right. If the Facility Lessee does not give such notice to the Owner Participant or the Owner Lessor within the thirty (30) day period or does not purchase the Lessor Membership Interest or Owner Lessor Interest within sixty (60) days of such notice, the Owner Participant or the Owner Lessor shall be free to proceed substantially under the terms and conditions as set forth in its notice to the Facility Lessee, unless the Facility Lessee's failure to purchase the Lessor Membership Interest or Owner Lessor Interest within sixty (60) days is attributable to acts or omissions of the Owner Participant or Owner Lessor. In the event that the terms or conditions are revised to be less favorable, taken as a whole, other than in immaterial respects to the Owner Participant or Owner Lessor, including any reduction in price or a change in the terms of payment thereof in a manner that is beneficial to the potential purchaser), the Owner Participant or the Owner Lessor as the case may be must again comply with the notice and acceptance provisions of this
SECTION 14.2. In connection with the Facility Lessee's exercise of the right of first refusal pursuant to this SECTION 14.2 with respect to the Owner Lessor's Interest, the Ground Interest shall be conveyed to the Facility Lessee subject to the Lien of the Lease Indenture. It is understood and agreed among the parties hereto that the transactions contemplated by this SECTION 14.2 shall not effect a merger of the Facility Lessee's leasehold interest in the Facility and its ownership or subleasehold interest in the Facility Site with the Owner Lessor's Interest. Notwithstanding the foregoing, if, concurrently with the Owner Participant's proposal to sell its Lessor Membership Interest or the Owner Lessor's proposal to sell its Owner Lessor's Interest pursuant to this Section 14.2, it or one of its Affiliates proposal to sell any interest in any Other Owner Lessor who has entered into any Other Facility Participation Agreement, then the Facility Lessee shall exercise its purchase rights under this Section
14.2 only if, concurrently therewith, it exercises its purchase rights under
Section 14.2 of each such Other Facility Participation Agreement.


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                                   ARTICLE XV

                             SPECIAL LESSEE TRANSFER

                  In the case of a Regulatory Event of Loss or Burdensome Buyout Event under the Facility Lease, the Owner Participant (for purposes of this ARTICLE XV, the "SELLING PARTY") shall have the right, but shall be under no obligation, to sell the Lessor Membership Interest, in which event the Facility Lease (and the Lessor Notes) shall remain in place (a "SPECIAL LESSEE Transfer"). At the request of the Selling Party, the Facility Lessee will, as nonexclusive agent for such Selling Party, use commercially reasonable efforts to obtain cash bids from unaffiliated third parties for the sale of the Lessor Membership Interest. Upon not less than 30 days' written notice to the Selling Party, the Facility Lessee may, but shall be under no obligation to, make an offer to purchase the Lessor Membership Interest and shall have a right of first refusal with respect to any offer received from an unaffiliated third party (which may be exercised any time prior to the Termination Date), in connection with such sale. Only BONA FIDE bids, whether from the Facility Lessee or a third party, to purchase the Lessor Membership Interest for cash on the applicable Termination Date on an "as is, where is" basis without any representation, other than by the Owner Participant as to the absence of Owner Participant Liens, shall be qualifying cash bids ("QUALIFYING SPECIAL LESSEE TRANSFER BIDS") and all the proceeds of any such Qualifying Special Lessee Transfer Bid shall be for the account of the Selling Party. If a Qualifying Special Lessee Transfer Bid is received and the Selling Party accepts such bid in writing, the Facility Lessee shall pay the Selling Party on the Termination Date (i) the Special Lessee Transfer Amount determined as of such Termination Date, less the cash actually received by such Selling Party in connection with such Qualifying Special Lessee Transfer Bid (or, if the amount of such cash actually received by such Selling Party from such Qualifying Special Lessee Transfer Bid is equal to or greater than the Special Lessee Transfer Amount, zero) PLUS (ii) any other payment due and unpaid, or accrued and unpaid, under any Operative Document (other than Basic Lease Rent or Renewal Rent payable on or after such Termination Date) (the "ADDITIONAL TRANSFER AMOUNTS"). If a Qualifying Special Lessee Transfer Bid is rejected in writing by the applicable Selling Party and such Selling Party has not elected to retain the Lessor Membership Interest, the Facility Lessee shall pay such Selling Party on the applicable Termination Date (x) the Special Lessee Transfer Amount determined as of such Termination Date, less the amount of such rejected Qualifying Special Lessee Transfer Bid (or, if the amount of such rejected Qualifying Special Lessee Transfer Bid is equal to or greater than such Special Lessee Transfer Amount, zero) PLUS (y) all Additional Transfer Amounts. If no Qualifying Special Lessee Transfer Bid is offered and the applicable Selling Party has not elected to retain the Lessor Membership Interest, the Facility Lessee shall pay such Selling Party on the applicable Termination Date
(A) the Special Lessee Transfer Amount determined as of such Termination Date PLUS (B) all Additional Transfer Amounts. If the applicable Selling Party elects in writing to retain the Lessor Membership Interest, the Facility Lessee shall pay such Selling Party on the applicable Termination Date all Additional Transfer Amounts (but shall have no obligation to pay the Special Lessee Transfer Amount).

                  Concurrently with the payment of all sums required to be paid pursuant to this ARTICLE XV (or on such later date of transfer of the Lessor Membership Interest in accordance with clause (ii) below) (i) the Facility Lessee shall cease to have any liability to the Owner Participant with respect to the Operative Documents, except for obligations

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(including in SECTIONS 10.1 and 10.2 and in the Tax Indemnity Agreement)
surviving pursuant to the express terms of any Operative Document or which have otherwise accrued but not been paid as of such date and (ii) unless the Selling Party has elected in writing to retain the Lessor Membership Interest, the Selling Party will transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Selling Party and prepared and recorded at the Facility Lessee's expense) the Lessor Membership Interest to the Facility Lessee (or its designee) or to the third party making the accepted Qualifying Special Lessee Transfer Bid referred to in the previous paragraph; PROVIDED, HOWEVER, that if, in the case of a proposed transfer to the Facility Lessee, Lessor Notes are outstanding, such transfer shall not be made to the Facility Lessee, but shall be made to the Facility Lessee's designee promptly upon the Facility Lessee's designation of such designee and such designee will agree not to transfer the Lessor Membership Interest to the Facility Lessee until such Lien is discharged. The Selling Party shall make any transfer under this ARTICLE XV on an "as is," "where is" basis, without warranty other than as to the absence of Owner Participant Liens on the Lessor Membership Interest. It is understood and agreed among the parties hereto that the transactions contemplated by this ARTICLE XV shall not effect a merger of the Facility Lessee's leasehold interest in the Facility and its ownership or subleasehold interest in the Facility Site with the Owner Lessor's Interest. The Facility Lessee will pay, on an After-Tax Basis, all reasonable costs and expenses of the Lease Financing Parties (including reasonable documented attorneys' fees and disbursements) in connection with any transfer pursuant to this ARTICLE XV. Subsequent to such transfer, the Facility Lessee and the Owner Lessor may, without the consent of the Lease Indenture Trustee, waive the Regulatory Event of Loss or Burdensome Buyout Event that gave rise to the right to purchase the Lessor Membership Interest, as the case may be, and the Facility Lease shall continue in full force and effect in accordance with its terms.


                                   ARTICLE XVI

                                COMMON FACILITIES

                  The Owner Participant acknowledges that, during the term of the Facility Lease, EME may, so long as no Material Lease Default or Lease Event of Default has occurred and is then continuing, seek to develop, either directly or indirectly through a subsidiary (other than Homer City; EME or such subsidiary is hereinafter referred to as the "ADDITIONAL PLANTS OPERATOR"), additional electric generation units on the Facility Site ("ADDITIONAL PLANTS"), including but not limited to the development of both an approximately 730 MW gas-fired plant and an approximately 600 MW coal-fired plant to be located at the Facility Site.

                  At such time as EME determines the specifications for the Additional Plants, Homer City will prepare a written presentation, including site maps, to be made to the Owner Participant, setting forth the terms and conditions on which it plans to develop the Additional Plants and the physical specifications for operation of the Additional Plants (the "DEVELOPMENT PRESENTATION"). The Owner Participant shall be entitled to receive any additional information it reasonably requests to determine that neither the construction and operation of, and activities related to, the Additional Plants, constructed and operated in accordance with the Development Presentation, nor the Additional Plants Operator are likely to (w) interfere in any material way with the capacity, availability, reliability, performance or operation of the Facility,
(x) materially increase O&M Costs for the Facility, (y) diminish the current value, residual value, utility or remaining economic useful life of the Facility by more than a DE MINIMIS amount (as measured immediately prior to such construction, assuming the Facility is, at such time, in the condition required by the terms of the Facility Lease) or cause the Facility to become "limited-use" property within the meaning of Rev. Proc. 2001-28, 2001-19 IRB 1156 or Rev. Proc. 2001-29, 2001-19 IRB 1160, or (z) otherwise cause Homer City to incur any material cost, expense, claim or liability (collectively, "MATERIAL IMPAIRMENT"). The Owner Participant may engage such engineering, environmental or other consultants as are reasonably necessary to assist it in making such determination. In the event the Owner Participant reasonably concludes that there is a reasonable likelihood of a Material Impairment, the Owner Participant shall promptly give Homer City notice of such conclusion in reasonable detail. If such notice is given, the Owner Participant shall cooperate with Homer City in developing modifications, if any, to the Development Presentation which avoid the reasonable likelihood of any Material Impairment (including, if appropriate, (i) modifying shared facilities at Homer City's cost (not payable out of Revenues) for increasing capacity to avoid any Material Impairment or (ii) imposing charges to be paid out of Additional Plant revenues to the Owner Lessor to pay for increased Facility operating costs or to compensate for any Material Impairment). Homer City may revise the Development Presentation to incorporate the Owner Participant's modifications (the "REVISED DEVELOPMENT PRESENTATION"; the Development Presentation, if not objected to by the Owner Participant and the Revised Development Presentation, if applicable, are hereinafter referred to as the "ACTUAL DEVELOPMENT PLAN") and thereafter EME may develop the Additional Plants in accordance with the Revised Development Presentation and in a manner which avoids Material Impairment.

                  To the extent that the development of the Additional Plants begins prior to the completion of the contemplated subdivision of the Facility Site, Owner Participant agrees that it will direct the Owner Lessor to enter into an agreement with Homer City amending the Ground Lease to permit the Additional Plant Operator to use such portion of the Facility Site for the Additional Plants as is provided in the Actual Development Plan.

                  The Owner Participant further agrees that, on the terms and conditions set forth in the Actual Development Plan, it will direct the Owner Lessor to grant to the Additional Plants Operator, easements across the Facility Site which are reasonably required for access to the Additional Plants, fuel supply (including gas pipelines) for the Additional Plants, and electric transmission lines to and from the Additional Plants as set forth in the Actual Development Plan. The Owner Participant further agrees that, on the terms and conditions set forth in the Actual Development Plan, the Additional Plants may share use of: control room facilities; switchyards; fuel handling and processing facilities; all water systems including intake, storage, conditioning and discharge facilities; air systems; auxiliary steam systems; ash handling and disposal systems; bulk chemical and gas storage systems; and other equipment or systems which may support both the Facility and the Additional Plants (to the extent shared, the "COMMON FACILITIES") and shall enter into such agreements as are necessary to evidence such shared use; PROVIDED that any arrangement for sharing the Common Facilities shall provide that in all events in which, in the reasonable discretion of the Owner Participant, the Common Facilities have insufficient capacity to service the operations of both the Facility (to the extent necessary to maximize its Revenues) and the Additional Plants, the Facility shall have first call and right to use the Common Facilities to the exclusion of Additional Plants Operator and the Additional Plants, until such time as its requirements are met. Notwithstanding the proviso to the preceding sentence, to the extent that the Common Facilities have been improved as contemplated by the Actual Development Plan to increase capacity of such Common Facilities, the Facility's first call and right to use the Common Facilities will be limited to the pre-improvement capacity of such Common Facilities.

                  The Owner Participant acknowledges that EME may seek to obtain financing of the Additional Plants and agrees to direct the Owner Lessor to issue consents and other documents reasonably required for such financing, including, but not limited to, releases of any security interests in separate turbines, generators and other equipment which are solely part of the Additional Plants and consents permitting the Additional Plants to grant security interests in the Additional Plants' interest in Common Facilities used by the Additional Plants, to the extent contemplated by the Actual Development Plan.

                  Whether or not the transactions contemplated by a Development Presentation or Revised Development Presentation are consummated, Homer City agrees to pay or reimburse, on an After-Tax Basis (from equity capital contributions only), any costs or expenses (including reasonable legal fees and expenses) incurred by the Owner Lessor or the Owner Participant in connection with the transactions contemplated by this ARTICLE XVI, including, without limitation, the reasonable fees and expenses of counsel and any consultant engaged by Owner Participant.

                  The cost and expense of planning, developing, financing, constructing and operating the Additional Plants (and all claims and liabilities related thereto) shall be borne by EME or the Additional Plants Operator. In no event shall any such material cost, expense, claim or liability be incurred by Homer City, except as set forth in the preceding paragraph.


                                  ARTICLE XVII

                                  MISCELLANEOUS

                  SECTION 17.1 CONSENTS. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Lessor under the terms of the Operative Documents that by its terms is not to be unreasonably withheld by the Owner Lessor.

                  SECTION 17.2 SUCCESSOR OWNER MANAGER. The parties hereto agree that the transfer or assignment pursuant to the terms of the Lessor LLC Agreement by the


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Owner Manager to a successor Owner Manager, will not violate the terms of any
Operative Document.

                  SECTION 17.3 BANKRUPTCY OF LESSOR ESTATE. If (i) all or any part of the Lessor Estate becomes the property of a debtor subject to the reorganization provisions of Title 11 of the United States Code, as amended from time to time, (ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Lessor Notes, and (iii) the Security Agent or Lease Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, the Lease Indenture Trustee or the Security Agent, as the case may be, shall promptly refund to the Owner Participant such Excess Amount. For purposes of this SECTION 17.3, "EXCESS AMOUNT" means the amount by which such payment exceeds the amount which would have been received by the Lease Indenture Trustee or the Security Agent, as the case may be if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this SECTION 17.3 shall prevent the Lease Indenture Trustee or the Security Agent from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant as contemplated by this Agreement (other than referred to in clause (ii)).

                  SECTION 17.4 AMENDMENTS AND WAIVERS. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing, executed by each party hereto.

                  SECTION 17.5 NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(c) in the case of notice by such a telecommunications device, upon transmission thereof, PROVIDED such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

         If to Homer City:

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


         If to the Owner Lessor, the Owner Manager or the OM Company:


         If to the Owner Participant:


         If to the Lease Indenture Trustee:


         with a copy to:


         If to the Lender:


         If to the Bondholder Trustee:


         If to the Security Agent:


A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto. In addition, Homer City, without duplication, shall (unless otherwise directed by the applicable Rating Agency) provide to each Rating


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

Agency a copy of any information, report or notice it gives to the Lease Indenture Trustee hereunder or any other Operative Documents.

                  SECTION 17.6 SURVIVAL. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby and in the other Operative Documents regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnifications by Homer City under SECTIONS 10.1 and 10.2 of this Agreement shall, subject to SECTIONS 10.1(b) and 10.2(b), respectively, expressly survive the expiration or early termination (in either case, for whatever reason) of the Facility Lease or the transfer or other disposition (including by resignation and removal) of the respective interests of the Owner Participant, the Owner Lessor, the OM Company, the Owner Manager, the Bondholder Trustee, the Security Agent and the Lease Indenture Trustee, to and under this Agreement and other Operative Documents.

                  SECTION 17.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Lessor Membership Interest permitted under SECTION 8.1 and under ARTICLE XV. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.

                  SECTION 17.8 GOVERNING LAW. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

                  SECTION 17.9 SEVERABILITY. If any provision hereof shall be invalid, illegal or unenforceable under any Requirement of Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

                  SECTION 17.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                  SECTION 17.11 HEADINGS AND TABLE OF CONTENTS. The headings of the sections of this Agreement and the table of contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                  SECTION 17.12 LIMITATION OF LIABILITY.

                  (a) None of the Owner Participant, the Owner Lessor, the Owner Manager, the OM Company, the Lender, the Bondholder Trustee, the Security Agent, the Lease Indenture Trustee or the Lease Indenture Company shall have any obligation or duty to Homer City or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents to which such Person is a party, and neither the Owner Lessor, the Owner Participant, the Owner Manager, the OM Company, the Bondholder Trustee, the Security Agent, the Lender or the Lease Indenture Trustee shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. [Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant be liable to Homer City, for any action or inaction on the part of the Owner Lessor or the Owner Manager in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Lessor, unless such action or inaction is at the written direction of the Owner Participant.]

                  (b) The OM Company is executing the Operative Documents to which it is a party solely as manager under the Organic Documents of Owner Lessor and not in its individual capacity, except as expressly provided herein or therein, and in no case whatsoever shall the OM Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor or the Owner Manager hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Lessor Estate; PROVIDED, HOWEVER, that the OM Company shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations, warranties and covenants made in its individual capacity.

                  (c) Each of the Lease Indenture Trustee, the Security Agent and the Bondholder Trustee is entering into the Operative Documents to which it is a party solely as Lease Indenture Trustee or Security Agent under the Lease Indenture or Bondholder Trustee under the Fundco Indenture, as the case may be, and not in its individual capacity, except as expressly provided herein or therein, and in no case whatsoever shall the Lease Indenture Trustee, the Security Agent or the Bondholder Trustee be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or UNDER ANY OTHER OPERATIVE DOCUMENT, as to all of which the other parties hereto agree to

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

look solely to the Lessor Estate and the Indenture Estate; PROVIDED, HOWEVER, that such party shall be liable hereunder for its own gross negligence, willful misconduct, bad faith or a breach of its representations, warranties and covenants made in its individual capacity.

                  (d) The right of the Lease Indenture Trustee, the Security Agent or the Bondholder Trustee, as the case may be, to perform any discretionary act enumerated herein or in any other Operative Document (including, without limitation, the right to consent to any action which requires its consent and the right to waive any provision of, or consent to any change or amendment to, any of the Operative Documents) shall not be construed as a duty, and neither the Lease Indenture Trustee, the Lease Indenture Company, the Security Agent, the Bondholder Trustee nor the Bondholder Trustee Company shall be accountable or liable for other than its gross negligence, willful misconduct or bad faith in the performance or non-performance of such acts. In connection with any such discretionary acts, the Lease Indenture Trustee, the Security Agent or the Bondholder Trustee, as the case may be, may in its own judgment (but shall not, except as otherwise provided in the Lease Indenture or Fundco Indenture, as the case may be, or as otherwise required by a Requirement of Law, have any obligation to) request in writing the approval of the Lender.

                  (e) The Owner Participant will give Homer City at least fifteen (15) days' prior notice of any proposed amendment or supplement to the Organic Documents of Owner Lessor (other than amendments solely effecting a transfer of the Owner Participant's interest in the Lessor Estate or with respect to administrative matters) and deliver true, complete and fully executed copies to Homer City of any amendment or supplement to the Lessor LLC Agreement. No amendment or supplement to the Lessor LLC Agreement that would materially adversely affect the interests of the Lease Indenture Trustee or the Security Agent shall become effective without the prior written consent of the Lease Indenture Trustee and the Security Agent.

                  SECTION 17.13 CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY, PROCESS AGENT.

                  (a) Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns;
(ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Requirement of Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

                  (b) TO THE EXTENT PERMITTED BY REQUIREMENT OF LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

                  (c) By the execution and delivery of this Agreement, Homer City designates, appoints and empowers CT Corporation System as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York for so long as any obligation of Homer City shall remain outstanding hereunder or under any of the other Operative Documents. Homer City shall grant an irrevocable power of attorney to CT Corporation System in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of Homer City shall remain outstanding hereunder or under any of the Operative Documents.

                  SECTION 17.14 FURTHER ASSURANCES. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and the other Operative Documents.

                  SECTION 17.15 EFFECTIVENESS. This Agreement has been dated as of the date first above written for convenience only. This Agreement shall be effective on the date of execution and delivery by each of the parties hereto.

                  SECTION 17.16 MEASURING LIFE. If and to the extent that any of the options, rights and privileges granted under this Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Agreement of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush, William J. Clinton and George W. Bush or (ii) the period provided under the Uniform Statutory Rule Against

Perpetuities or (b) the specific applicable period of time expressed in this Agreement, whichever of (a) and (b) is shorter.

                  SECTION 17.17 NO PARTNERSHIP, ETC. The parties hereto intend that nothing contained in this Agreement or any other Operative Document shall be deemed or construed to create a partnership, joint venture or other co-ownership arrangement by and among any of them.

                  SECTION 17.18 [INTENTIONALLY DELETED].

                  SECTION 17.19 CONFIDENTIALITY. Each party recognizes that, in connection with this Agreement, it may become privy to nonpublic information regarding the financial condition, operations and prospects of the other parties hereto. Each party agrees to keep all nonpublic information regarding each other party strictly confidential, and to use all such information solely in order to effectuate or monitor the purpose of this Agreement and the other Operative Documents; PROVIDED that each party may provide confidential information to its employees, agents and Affiliates who have a need to know such information in order to effectuate or monitor the transaction; PROVIDED, FURTHER, that such information is identified as confidential nonpublic information. In the event that any of the parties to this Agreement or any of the employees, agents or Affiliates of such parties are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the nonpublic information, such party will promptly notify any affected party prior to any such disclosure so that such party may seek a protective order or other appropriate remedy or, in such party's sole discretion, waive compliance with the terms of this SECTION
17.19. In the event that no such protective order or other remedy is obtained, or that such party waives compliance with the terms of this SECTION 17.19, the party required to disclose such nonpublic information or its employees, agents or Affiliates will furnish only that portion of the nonpublic information that it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the nonpublic information.

                  SECTION 17.20 TERMINATION. In the event that the Closing Date fails to occur on or before the Cut-Off Date, this Participation Agreement shall terminate and Homer City shall cease to have any liability hereunder, except for obligations surviving pursuant to the express terms hereof.

                  SECTION 17.21 ENTIRE AGREEMENT. This Agreement, together with the other applicable Transaction Documents, constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all oral and all prior written agreements and understandings with respect to such subject matter.

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                  SECTION 17.22 SUBORDINATION OF CLAIMS. Notwithstanding any
provision to the contrary contained in this Participation Agreement, the Facility Lease or any other Operative Document, claims against Homer City for the equity component of Termination Value shall be subordinated to the payment of Basic Lease Rent available to service the Lessor Notes on the terms and conditions set forth in the Lease Subordination Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date hereof by their respective officers thereunto duly authorized.

                                       [OWNER LESSOR]

                                       By: [OWNER MANAGER],
                                       not in its individual capacity, except as
                                       expressly provided herein, but solely as
                                       Owner  Manager


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       [OWNER MANAGER],

                                       not in its individual capacity, except as expressly provided herein, but solely as Owner Manager


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       [GENERAL ELECTRIC CAPITAL CORPORATION]
                                       [FULL SERVICE LEASING CORP.]


                                       By:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       EME HOMER CITY GENERATION L.P.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       HOMER CITY FUNDING LLC


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       [LEASE INDENTURE TRUSTEE]


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       THE BANK OF NEW YORK (AS
                                       SUCCESSOR TO THE UNITED STATES
                                       TRUST COMPANY OF NEW YORK)


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       [SECURITY AGENT]


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                   SCHEDULE 5.10

                                    INSURANCE

                  (a) INSURANCE COVERAGE. Without limiting any of the other liabilities of the Facility Lessee under this Agreement, the Facility Lessee shall at all times, carry and maintain, at its expense, such insurance as is customarily maintained by owners and operators of electric generating facilities similar to the Facility and in all events shall carry and maintain at least the minimum insurance coverage set forth in this SCHEDULE 5.10. All such insurance shall be placed with brokers and insurers of recognized responsibility, with such insurers having an A.M. Best rating of A:X or better, or with such other insurers reasonably acceptable to the Owner Lessor, and be in such form, with terms, conditions, limits and deductibles as shall be acceptable to the Owner Lessor.

                  (i) ALL RISK PROPERTY INSURANCE. The Facility Lessee shall maintain all risk property insurance covering against physical loss or damage to the Facility, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Such insurance shall not contain an exclusion for resultant damage caused by faulty workmanship, design or materials. Coverage shall be written in the greater of the then current Termination
         Value or the full replacement cost value in an amount acceptable to the Owner Lessor and shall contain an agreed amount endorsement waiving any coinsurance penalty and shall include expediting expense coverage in an amount not less than $1,000,000. Deductibles shall not exceed $2,000,000.

                  (ii) BUSINESS INTERRUPTION. As an extension of the property insurance described in subsection (a)(i) or as a separate policy, the Facility Lessee shall maintain business interruption insurance in an amount equal to eighteen (18) months continuing expenses, debt service and net profits of the Facility. This insurance shall include coverage for contingent business interruption arising from loss or damage to property and equipment of suppliers and customers of the Facility. Such insurance shall also cover service interruption and extra expense each in an amount not less than $1,000,000. Deductibles shall not exceed sixty (60) days.

                  (iii) COMMERCIAL OR COMPREHENSIVE GENERAL LIABILITY. The Facility Lessee shall maintain third-party liability insurance with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, explosion, collapse, underground hazards, sudden and accidental pollution, contractual liability, independent contractors, products/completed operations, property damage and personal injury liability. Such insurance shall not contain exclusions for punitive or exemplary damages where insurable under law.

                  (iv) WORKERS' COMPENSATION/EMPLOYER'S LIABILITY. The Facility Lessee shall maintain Workers' Compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Facility Lessee while at work or in the scope of his employment with the Facility Lessee and Employer's Liability in an amount not less than $1,000,000. Such coverage shall not contain any occupational disease exclusions.

                  (v) AUTOMOBILE LIABILITY. The Facility Lessee shall maintain Automobile Liability insurance covering owned (if any), non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000.

                  (vi) EXCESS/UMBRELLA LIABILITY. The Facility Lessee shall maintain Excess/Umbrella Liability insurance providing coverage limits in excess of the primary limits applying under policies described in subsections (a)(iii), (a)(iv), and (a)(v) The limit of such excess/umbrella coverage shall not be less than $50,000,000. Such insurance shall not contain exclusions for punitive or exemplary damages.

                  (b) ENDORSEMENTS. The Facility Lessee shall cause the insurance maintained in accordance with this section to be endorsed as follows:

                  (i) the Facility Lessee shall be the named insured and the Owner Lessor and the Owner Participant shall be loss payers with respect to policies described in subsections (a)(i) and (a)(ii). The Facility Lessee shall be the named insured and the Owner Lessor and the Owner Participant shall be loss payers with respect to policies described in subsections (a)(iii), (a)(iv), (a)(v) and (a)(vi). The Owner Lessor shall be the sole loss payee with regard to any claim payments made under subsections (a)(i) and (a)(ii). It shall be understood that any obligation imposed upon the Facility Lessee, including but not limited to the obligation to pay premiums, shall be the sole obligation of the Facility Lessee and not that of the Owner Lessor and the Owner Participant;

                  (ii) with respect to policies described in subsections (a)(i) and (a)(ii), the interests of the Owner Lessor and the Owner Participant shall not be invalidated by any action or inaction of the Facility Lessee, or any other person, and shall insure the Owner Lessor and the Owner Participant regardless of any breach or violation by the Facility Lessee, or any other person, of any warranties, declarations or conditions of such policies;

                  (iii) inasmuch as the liability policies are written to cover more than one insured, all terms conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;

                  (iv) the insurers thereunder shall waive all rights of subrogation against the Owner Lessor and the Owner Participant, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise;

                  (v) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Owner Lessor and the Owner Participant with respect to its interest as such in the Facility; and

                  (vi) if such insurance is canceled for any reason whatsoever, including for nonpayment of premium, or any changes are initiated by the Facility Lessee or insurer which affect the interest of the Owner Lessor and the Owner Participant, such cancellation or change shall not be effective as to the Owner Lessor and the Owner Participant until thirty (30) days, except ten (10) days for non-payment of premiums, after receipt by the Owner Lessor of written notice sent by registered mail from such insurer.

                  (c) CERTIFICATIONS. At [the Closing Date], and at each policy renewal, but not less than annually, Facility Lessee shall provide to Owner Lessor and Owner Participant approved certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated for such insurance in subsection (b) above. Upon request, the Facility Lessee shall furnish Owner Lessor with copies of all insurance policies, binders, and cover notes or other evidence of such insurance.

                  (d) INSURANCE REPORT. Concurrently with the furnishing of all certificates referred to in this section Facility Lessee shall furnish the Owner Lessor and Owner Participant with an opinion from an independent insurance broker, acceptable to the Owner Lessor, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then maintained by the Facility Lessee is in compliance with this section. Furthermore, upon its first knowledge, such broker shall advise Owner Lessor promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Facility Lessee hereunder.

                  (e) ARBITRATION.

                  (i) if any insurance required to be maintained by the Facility Lessee pursuant to this SCHEDULE 5.10 (including the limits or deductibles or any other terms under policies for such insurance) ceases to be available on a commercially reasonable basis at the time of renewal, the Facility Lessee shall provide written notice to Owner Lessor accompanied by a letter from the Facility Lessee's insurance broker stating that such insurance is unavailable on a commercially reasonable basis. Such notice shall be given not less than thirty (30) days prior to the scheduled date for renewal of any such policy. Upon receipt of such notice by the Owner Lessor, Owner Lessor and the Facility Lessee shall immediately enter into in good faith negotiations in order to obtain an alternative to such insurance; and,

                  (ii) in the event that the Owner Lessor and the Facility Lessee cannot reach a resolution acceptable to both parties within five
         (5) days, the Owner Lessor shall make arrangements for the formation of an insurance panel consisting of the Facility Lessee's insurance advisor (or broker), the Owner Lessor's insurance advisor (or broker) and an independent insurance expert from an internationally recognized insurance brokerage firm, chosen by the Owner Lessor and reasonably acceptable to the Facility Lessee. Such independent expert shall conduct a separate review of the relevant insurance requirements of this SCHEDULE 5.10, and the market for such insurance at the time, giving due consideration to the representations of both insurance advisors, and upon conclusion of such review shall issue a written report stating whether such insurance is available or unavailable on a commercially reasonable basis; and,

                  (iii) if the insurance expert concludes that such insurance is not available on a commercially reasonable basis, the insurance expert shall provide a written recommendation not less than fifteen (15) days before the date for renewal of such insurance which shall be conclusive and binding on both the Facility Lessee and the Owner Lessor. For each insurance policy required to be renewed but not available on a commercially reasonable basis, the Owner Lessor shall issue a waiver to the Facility Lessee for a period of one (1) year upon the insurance expert certifying that the relevant insurance is not available on a commercially reasonable basis and the Facility Lessee having implemented the recommendation of the insurance expert; and,

                  (iv) all fees, costs and expenses associated with the insurance panel (including the review by the insurance expert) shall be for the sole account of the Facility Lessee.

                  (f) FAILURE TO MAINTAIN INSURANCE. In the event the Facility Lessee fails to maintain the full insurance coverage required by this SCHEDULE 5.10, the Owner Lessor, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Facility Lessee of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by the Owner Lessor shall become an additional obligation of the Facility Lessee to the Owner Lessor, and the Facility Lessee shall forthwith pay such amounts to the Owner Lessor, together with interest thereon at the Overdue Rate from the date so advanced.

                  (g) GENERAL. The Owner Lessor shall be entitled, upon reasonable advance notice, to review the Facility Lessee's (or other appropriate party's) books and records regarding all insurance policies carried and maintained with respect to the Facility and the Facility Lessee's obligations under this SCHEDULE 5.10. Upon request, the

Facility Lessee shall furnish the Owner Lessor with copies of all insurance policies, binders, and cover notes or other evidence of such insurance. Notwithstanding anything to the contrary herein, no provision of this SCHEDULE
5.10 or any provision of this Agreement shall impose on the Owner Lessor any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Facility Lessee, nor shall the Owner Lessor be responsible for any representations or warranties made by or on behalf of the Facility Lessee to any insurance broker, company or underwriter.

                                                            SCHEDULE 5.18 TO THE
                                                         PARTICIPATION AGREEMENT

                  So long as the Facility Lease shall not have been terminated in accordance with its terms, each of ME Westside and Chestnut Ridge shall:

         (a) at all times have at least one Independent Director on its Board;

         (b) not, without the affirmative vote of 100% of its Board (including an affirmative vote of each Independent Director) make any of the following decisions with respect to the Facility Lessee:

                  (i) cause the Facility Lessee to issue, incur, assume, suffer to exist or guarantee the payment of Indebtedness except as permitted pursuant to the Operative Documents;

                  (ii) except as permitted pursuant to the Operative Documents, directly or indirectly, in one or in a series of related transactions, cause the Facility Lessee to enter into any mergers, consolidation or amalgamation, or liquidate, windup or dissolve the Facility Lessee (or suffer any liquidation or dissolution), or sell, convey, transfer, lease, exchange or otherwise dispose all, or substantially all, of the assets of the Facility Lessee, to any Person;

                  (iii) admit, appoint or cause the admittance or appointment of any Person as a new, additional or replacement (a) partner of the limited partnership of the Facility or
                           (b) any Person holding a beneficial interest in any such partner, except as expressly permitted pursuant to the Operative Documents;

                  (iv) cause the Facility Lessee to make an assignment for the benefit of creditors;

                  (v) cause the Facility Lessee to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, or consent or acquiesce to the entry of an order for relief, or in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Facility Lessee or any substantial part of the Facility Lessee's property;

                  (vi) admit the Facility Lessee's inability to pay its debts generally as they become due; or

                  (vii) authorize any of the foregoing to be done or taken on behalf of the Facility Lessee.

                                                                      APPENDIX A
                                                                TO PARTICIPATION
                                                                       AGREEMENT

                                   DEFINITIONS

                            APPENDIX A - DEFINITIONS

GENERAL PROVISIONS

         In this Appendix A and each Operative Document (as hereinafter defined), unless, otherwise provided herein or therein:

                  i. the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning, herein or therein provided for in such other Operative Document;

                  ii. any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;

                  iii. words importing the singular include the plural and vice versa;

                  iv.      words importing a gender include any gender;

                  v. a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

                  vi. a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

                  vii. a definition of or reference to any document, schedule, exhibit, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, schedule, exhibit, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

                  viii. a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

                  ix. if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (vii) above, to the document, instrument or agreement as so executed and delivered;

                  x. a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns, whether by way of merger or otherwise;

                  xi. any reference to "days" shall mean calendar days unless "Business Days" (as hereinafter defined) are expressly specified;

                  xii. if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day and interest shall accrue and be payable with respect to such payment;

                  xiii. words such as "hereunder," "hereto," "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof; and

                  xiv. a reference to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

DEFINED TERMS

"ACCEPTABLE CREDIT PROVIDER" means a U.S. or U.S. branch of a foreign bank or trust company that (i) has a combined capital and surplus of at least $1 billion whose long term unsecured debt is rated A2 or higher by Moody's or A or higher by S&P and (ii) is exempt from SEC registration under Section 3(a)(2) of the Securities Act.

"ACCOUNTS" shall mean, all accounts established pursuant to SECTION [ ] of the Amended Security Deposit Agreement.

"ACTUAL DEVELOPMENT PLAN" shall have the meaning specified in ARTICLE XVI of the Participation Agreement.

"ACTUAL KNOWLEDGE" shall mean, with respect to any Person, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Overall Transaction or operational oversight of the Facility) of such Person; PROVIDED, HOWEVER, that in the case of the Owner Manager or the OM Company, "Actual Knowledge" shall mean the actual knowledge of an officer in the [ ] of the OM Company.

"ADDITIONAL AMOUNT" shall have the meaning specified in SECTION 3.4(b) of the Facility Lease.

"ADDITIONAL EQUITY INVESTMENT" shall mean the amount, if any, the Owner Participant shall provide (in its sole and absolute discretion) to finance all or a portion of the Owner Lessor's Percentage of the cost of any Required Improvement or Non-Severable Improvement financed pursuant to SECTION 12.1 of the Participation Agreement.

"ADDITIONAL LESSOR NOTES" shall have the meaning specified in SECTION 2.13(a) of the Lease Indenture.

"ADDITIONAL PLANT" have the meaning specified in ARTICLE XVI of the Participation Agreement.

"ADDITIONAL PLANT OPERATOR" shall have the meaning specified in ARTICLE XVI of the Participation Agreement.

"ADDITIONAL TRANSFER AMOUNTS" shall have the meaning specified in SECTION XV of the Participation Agreement.

"AFFILIATE" of any particular Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan or Welfare Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise, and the words "controlling" and "control" shall have correlative meanings; PROVIDED, HOWEVER, that under no circumstances shall the OM

Company be considered to be an Affiliate of any of the Owner Lessor, the Owner Manager or the Owner Participant, nor shall any of the Owner Lessor, the Owner Manager or the Owner Participant be considered to be an Affiliate of the OM Company and that neither the Owner Lessor nor the Owner Manager shall be treated as an Affiliate of the Owner Participant except that the Owner Lessor will be treated as an Affiliate of the Owner Participant to the extent that the Owner Lessor acts on the express written direction or with the express written consent of the Owner Participant.

"AFTER-TAX BASIS" shall mean, in the context of determining the amount of a payment to be made on such basis, the payment of an amount which, after reduction by the net increase in Taxes of the recipient (actual or constructive) of such payment, which net increase shall be calculated by taking into account any reduction in such Taxes resulting from any actual tax benefits realized or to be realized by the recipient as a result of such payment, shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision in the case of any Person that is a U.S. Person, all income taxes payable and actual tax benefits realized or to be realized shall be determined on the assumptions that (a) the recipient is subject to (i) U.S. Federal income taxes at the highest marginal rate then applicable to corporations for the relevant period or periods, and (ii) state and local income taxes at the highest marginal rates then applicable to corporations for the relevant period or periods, and (b) all related tax benefits are utilized (i) with regard to U.S. Federal income taxes, at the highest marginal rates then applicable to corporations for the relevant period or periods, and (ii) with regard to state and local income taxes, at the highest marginal rate then applicable to corporations for the relevant period or periods.

"ALLOCATED RENT" shall have the meaning specified in SECTION 3.2(b) the Facility Lease.

"AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT" shall mean that amended and restated guarantee and collateral agreement between Homer City and the Collateral Agent on behalf of the Owner Lessors, dated as of [_____ __], 2001.

"AMENDED HOMER CITY SUBORDINATION AGREEMENT" shall mean that agreement between Homer City, Edison Mission Finance Co., Homer City Property Holdings, Inc., Mission Energy Westside, Inc. and Chestnut Ridge Company, dated as of [_____] __], 2001.

"AMENDED SECURITY DEPOSIT AGREEMENT" shall mean that amended and restated security deposit agreement between Homer City and the Collateral Agent on behalf of the Owner Lessors, dated as of [_____ __], 2001.

"ANNUAL OPERATING BUDGET" shall mean, with respect to any Fiscal Year of the Facility Lessee, an annual operating budget for the Facility provided by the Facility Lessee (and approved by the Owner Participant and the Lender in accordance with SECTION 5.17 of the Participation Agreement) setting forth all reasonably anticipated Revenues, payments of Basic Lease Rent, O&M Costs, allowances for reserves, and other customary information.

"APPLICABLE MEMBER INTEREST" shall have the meaning specified in SECTION XV of the Participation Agreement.

"APPLICABLE PERMIT" shall mean any Permit, including any zoning, environmental protection, pollution, sanitation, FERC, safety, siting or building Permit, (a) that is necessary at any given time in light of the stage of development, construction or operation of the Facility or Facility Site to acquire, operate, maintain, repair, own or use the Facility or Facility Site as contemplated by the Transaction Documents, to sell electricity therefrom, to enter into any Transaction Document or to consummate any transaction contemplated thereby, or
(b) that is necessary so that none of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee, the Lender nor the Bondholder Trustee nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under PUHCA or under any other Applicable Law relating to electric utilities, generators, wholesalers or retailers, in each case as a result of the operation of the Facility or the sale of electricity therefrom.

"APPLICABLE RATE" shall mean (a) in respect of any amount due under any Lessor Note or any amount of Basic Lease Rent attributable to the principal and interest on any Lessor Note, the per annum fixed rate of interest then borne by the relevant Lessor Note and (b) in respect of any other amount due under the Operative Documents, the greater of (i) 10% per annum and (ii) 110% of the semi-annual applicable federal rate (in each case, computed on the basis of a 360-day year of twelve 30-day months).

"APPRAISAL PROCEDURE" shall mean (except with respect to the Closing) Appraisal and any appraisal to determine Fair Market Sales Value or Fair Market Rental Value during any period when a Lease Event of Default shall have occurred and be continuing), an appraisal conducted by an appraiser or appraisers in accordance with the following procedures. The Owner Participant and the Facility Lessee will consult with the intent of selecting and appointing a mutually acceptable Independent Appraiser within 15 days. If a mutually acceptable Independent Appraiser is selected, the Fair Market Sales Value, the Fair Market Rental Value, the remaining useful life or other determination that is the subject of the appraisal shall be determined by such Independent Appraiser. If the Facility Lessee and the Owner Participant are unable to agree upon a single Independent Appraiser within fifteen (15) days of such initial consultation, one shall be appointed by the Owner Participant, and one shall be appointed by the Facility Lessee (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or the Facility Lessee (or its designee) does not appoint its Independent Appraiser, the determination of the other Independent Appraiser shall be conclusive and binding on the Owner Participant and the Facility Lessee. If the Independent Appraisers appointed by the Owner Participant and the Facility Lessee are unable to agree upon the value, period, amount or other determination that is the subject of the appraisal, such Independent Appraisers shall jointly appoint a third Independent Appraiser within [ ] days or, if such Independent Appraisers do not appoint a third Independent Appraiser, the Owner Participant and the Facility Lessee shall jointly appoint the third Independent Appraiser within [ ] days. In such case, the average of the determinations of the three Independent Appraisers shall be conclusive and binding on the Owner Participant and the

Facility Lessee, unless the determination of one such Independent Appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate Independent Appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and the Facility Lessee. Any appraisal determined in accordance with the foregoing must be delivered within thirty (30) days after the date on which the last of the appraisers is appointed pursuant to the process set above.

"APPRAISER" shall mean Deloitte & Touche LLP Valuation Group.

"ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit [ ] to the Participation Agreement.

"AUTHORIZED OFFICER" shall mean, with respect to any Person, (a) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other Person authorized by or pursuant to the Organic Documents or (b) any resolution of the board of directors or managers (or managing members) of such Person to perform the equivalent functions thereof, whose responsibilities include the administration of the Overall Transaction.

"BANKRUPTCY CODE" shall mean the United States Bankruptcy Code of 1978, as amended from time to time, 11 U.S.C. ss. 101 ET SEQ.

"BASE CASE" shall mean [__________].

"BASIC LEASE COMMENCEMENT DATE" shall have the meaning specified in SECTION 3.1 of the Facility Lease.

"BASIC LEASE RENT" shall have the meaning specified in SECTION 3.2(a) of the Facility Lease.

"BASIC LEASE RENT SERVICE COVERAGE RATIO" shall mean for any period, without duplication, a ratio the numerator of which is Net Cash Flow for such period, and the denominator of which is Basic Lease Rent payable during such period; PROVIDED, HOWEVER, that any calculations of the Basic Lease Rent Service Coverage Ratio with respect to the most recently ended Fiscal Quarter shall with respect to the most recent month, be based on estimated results only.

"BASIC LEASE TERM" shall have the meaning specified in SECTION 3.1 of the Facility Lease.

"BILL OF SALE" shall mean the Bill of Sale, dated as of [______ __], 2001, executed by Homer City in favor of the Owner Lessor, pursuant to which the Owner Lessor acquired the Undivided Interest from the Facility Lessee as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms thereof.

"BONDHOLDER TRUSTEE" shall mean The Bank of New York, as successor to United States Trust Company of New York as trustee under the Fundco Indenture.

"BURDENSOME BUYOUT EVENT" shall mean any event giving rise to the Facility Lessee's Burdensome Buyout Option under the Facility Lease.

"BURDENSOME BUYOUT OPTION" shall have the meaning specified in SECTION 13.3(a) of the Facility Lease.

"BURDENSOME TERMINATION NOTICE" shall have the meaning specified in SECTION 13.1 of the Facility Lease.

"BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York or the city and the state in which the [ ] Office of the Lease Indenture Trustee or the Owner Manager is located.

"CAPITAL EXPENDITURES" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one year (other than expenditures with respect to Major Maintenance) which are capitalized in accordance with GAAP.

"CASUALTY ACCOUNT" shall have the meaning set forth for such term in SECTION [2.2(a)] of the Amended Security Deposit Agreement.

"CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System list.

"CHESTNUT RIDGE" shall mean Chestnut Ridge Energy Company, a California corporation.

"CLAIM" shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, Environmental Claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and related charges, of whatsoever kind and nature.

"CLOSING" shall have the meaning set forth in SECTION 2.2(a) of the Participation Agreement.

"CLOSING DATE APPRAISAL" shall mean the appraisal, dated the Closing Date, addressed to the Owner Participant prepared by the Appraiser with respect to the Facility.

"CLOSING DATE" shall have the meaning set forth in SECTION 2.2(a) of the Participation Agreement.

"CLOSING PROJECTIONS" shall mean [_____________].

"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and is in effect on the relevant date.

"COLLATERAL AGENT" shall mean [_________________].

"COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"COMPETITOR" shall mean, with respect to the Facility Lessee or any of its Affiliates, as entity (or an Affiliate thereof) that is significantly involved as a seller, trader, wholesale purchaser or marketer of capacity or energy in the coal fired generation market in the United States, provided that, for the purposes of this definition, the following entities shall not be considered "Competitors": (a) financial institutions involved in the energy markets solely by reason of trading futures and other similar instruments and (b) entities listed on SCHEDULE [__] to the Participation Agreement, which may, from time to time but not more often than once a year, be modified by the Owner Participant, and shall contain a list of up to six entities and shall be reasonably satisfactory to Homer City and such approval shall not be unreasonably withheld, provided however, that this approval right shall not inure to the benefit of Homer City in connection with any transfer by the Owner Participant or the Owner Lessor during a Lease Event of Default.

"COMPONENT" shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Improvements.

"CONSOLIDATED TANGIBLE NET ASSETS" shall mean, with respect to any Person, as of the date of any determination thereof, the total amount of all assets of such Person and its Subsidiaries (determined on a consolidated basis which must be in accordance with GAAP), less the sum of (a) the consolidated liabilities of such Person and its Subsidiaries (determined on a consolidated basis which must be in accordance with GAAP) and (b) assets properly classified as intangible assets in accordance with GAAP.

"CONSUMER PRICE INDEX FOR ALL URBAN CONSUMERS (CPI-U)" shall mean the consumer price index for all urban consumers as published by the United States Department of Labor, Bureau of Labor Statistics.

"CONTROLLED GROUP" shall mean all corporations which are members of a controlled group of corporations within the meaning of Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) and all trades or businesses (whether or not incorporated) under common control which, together with Homer City, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

"CUT-OFF DATE" shall mean December 7, 2001.

"DATE OF RETURN" shall have the meaning specified in SECTION 5.1 of the Facility Lease.

"DEBT SERVICE" shall mean the principal, interest, fees, costs, expenses, indemnities and any other amounts, in each case payable in respect of the Lessor Notes.

"DEBT SERVICE COVERAGE RATIO" shall mean for any period, without duplication, a ratio the numerator of which is Net Cash Flow for such period, and the denominator of which is the Debt Service payable during such period; PROVIDED, HOWEVER, that any calculations of the Debt Service Coverage Ratio with respect to the most recently ended Fiscal Quarter shall, with respect to the most recent month, be based on estimated results only.

"DEBT SERVICE RESERVE AMOUNT" shall mean the principal, interest, fees, costs, expenses, indemnities, and any other amounts in each case payable in respect of the Lessor Notes on the next [payment date].

"DEBT SERVICE RESERVE LETTER OF CREDIT" shall mean that letter of credit maintained by the Owner Lessor in favor of the Lease Indenture Trustee for the benefit of the holders of the Lessor Notes.

"DEPOSITARY" shall mean Bank of America NT&SA.

"DESIGNATED REPRESENTATIVE AGREEMENT" shall mean the Designated
Representative Agreement or [Alternate Designated Representative Agreement, as the case may be], entered into among the Owner Lessors and Homer City.

"DEVELOPMENT PRESENTATION" shall have the meaning specified in ARTICLE XVI of the Participation Agreement.

"DISCOUNT RATE" shall mean 11.5% per annum assuming semi-annual compounding.

"DUFF & PHELPS" shall mean Duff & Phelps Credit Rating Co., and its successors and assigns.

"EASEMENTS" shall mean the easements appurtenant, easements in gross, license agreements and other rights running in favor of the Facility Lessee and/or appurtenant to the Facility Site, including without limitation those certain easements and licenses created by and described in the Facility Site Sublease.

"EDISON MISSION FINANCE CO." shall mean Edison Mission Finance Co., Inc., a California corporation.

"EDISON MISSION HOLDINGS CO." shall mean Edison Mission Holdings Co., Inc., a California corporation.

"EMEFS" shall mean Edison Mission Energy Fuel Services, Inc., a California corporation.

"EME" shall mean Edison Mission Energy, a California corporation.

"EME PARTY" shall mean EME or any of its Subsidiaries.

"EMMT" shall mean Edison Mission Marketing & Trading, a California corporation.

"ENERGY SALES AGREEMENT" shall mean that certain energy sales agreement dated as of March 18, 1999 between EMMT, as buyer, and the Facility Lessee, as seller.

"ENGINEERING CONSULTANT" shall mean Stone and Webster Management Consultants, Inc. or another nationally recognized independent engineering and consulting firm which, as Engineering Consultant, will independently review the technical aspects of the project, analyze the contractual structure and create financial projections for the benefit of the Lease Financing Parties.

"ENGINEERING CONSULTANT'S REPORT" shall mean the report of the Engineering Consultant, dated [____], 2001.

"ENVIRONMENTAL CLAIM" shall mean any administrative, regulatory or judicial action, fee, cause of action, obligation, suit, liability, loss, damage, proceeding, decree, judgment, penalty, fine, demand, demand letter, order, directive, claim (including any claim involving liability in tort, strict, absolute or otherwise), lien, sanction, notice of noncompliance or violation, citation, warning, complaint, investigation, legal or consultant fee or expense, or cost of investigation or proceeding, relating in any way to any Environmental Law, or arising from the actual or alleged presence or Release of any Hazardous Material (hereinafter "Liabilities") including and regardless of the merit of such Liability, any and all Liabilities for (a) investigation, assessment, abatement, correction, enforcement, mitigation, cleanup, removal, response, remediation or other activities related to the actual or alleged presence or Release of Hazardous Materials, (b) damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief related to violations of Environmental Law or the actual or alleged presence or Release of Hazardous Materials, or (c) any alleged or actual injury or threat of injury to human health, safety, natural resources or the environment in connection with a violation of Environmental Law or the actual or alleged presence or Release of Hazardous Materials.

"ENVIRONMENTAL CONDITION" shall mean the presence or Release of any Hazardous Material at, into, on or under any land, water, air or otherwise into the environment, which does or reasonably could (a) require assessment, investigation, abatement, correction, clean-up, mitigation, removal, remediation or any other response action, (b) give rise to an Environmental Claim or any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, (c) create or constitute a public or private nuisance or trespass, (d) constitute a violation of or non-compliance with any Environmental Law or (e) result in or contribute to the actual or threatened loss of or damage to any property, natural resource or environmental media, or the death of or injury to any Person.

"ENVIRONMENTAL CONSULTANT" shall mean [_____] or such other Person as may from time to time be selected as environmental consultant by the Facility Lessee with the consent of the Owner Participant and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee, such consent not to be unreasonably withheld.

"ENVIRONMENTAL CONSULTANT'S REPORT" shall mean [___].

"ENVIRONMENTAL COSTS" shall mean capital expenditure for major modifications and repairs of the Facility required under Environmental Laws or by Prudent Industry Practice if related to environmental matters.

"ENVIRONMENTAL LAWS" shall mean all federal, state and local statutes, laws, ordinances, codes, rules, regulations, consent decrees, administrative orders, administrative directives, injunctions, deed restrictions, applicable judgments and any other legally enforceable requirements of any Governmental Authority relating to, regulating or imposing liability or standards of conduct concerning Hazardous Materials, public health, safety or the environment or natural resources, as have been, are now, or may at any time hereafter be in effect.

"EQUITY INVESTMENT" shall mean the Owner Lessor's Percentage of $[____] as set forth on SCHEDULE [ ].

"EQUITY PAYMENT" shall have the meaning set forth in SECTION 6.9 of the Participation Agreement.

"EQUITY PORTION OF BASIC LEASE RENT" shall mean the amounts set forth as Component A of Basic Lease Rent (Column A) as set forth on SCHEDULE 1.1 to the Facility Lease.

"EQUITY PORTION OF TERMINATION VALUE" shall mean the amounts under the column titled "Equity Portion of Termination Value" in SCHEDULE 2 to the Facility Lease.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

"EVENT OF FORCE MAJEURE" shall mean the occurrence of an event beyond the control of the Person claiming the benefit of such Event of Force Majeure, due to fire, flood, explosion, action of the elements, acts of God, accidents, strikes, lockouts or other labor trouble, insurrections, riots, or other civil disturbances, war, enemy action, or acts, demands or requirements of any Governmental Authority, or other causes of like nature, in each case, which (or the effect of which) such Person could not reasonably be expected to avoid.

"EVENT OF LOSS" shall mean any of the following events:

         (i) the loss of the Facility or use thereof, due to destruction or damage to the Facility or the Facility Site that renders repair uneconomic or that renders the Facility permanently unfit for normal use; or

         (ii) any damage to the Facility that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Facility; or

         (iii) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, the Facility or the Facility Site by any Governmental Authority (a "Requisition") that shall have resulted in loss by the Owner Lessor of title to or use of the Undivided Interest or the Ground Interest following exhaustion of all permitted appeals or an election by the Facility Lessee not to pursue such appeals; PROVIDED, that (a) no such contest may be conducted without the Owner Participant's consent while a Material Lease Default or Lease Event of Default, as applicable, shall have occurred and be continuing and (b) no such contest shall extend beyond the earlier of (x) the date which is six months after the loss of such title, or (y) the date which is 48 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or irrevocably elected by the Facility Lessee; provided, further, that in any case involving Requisition of use of the Facility or the Facility Site, but not of the Owner Lessor's title to the Undivided Interest or interest in the Facility Lease, such event shall be an Event of Loss only if such Requisition of use continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or irrevocably elected by the Facility Lessee; or

         (iv) if elected by the Owner Participant, and only in circumstances where the termination of the Facility Lease and transfer of the Facility to the Facility Lessee (or its designee) shall remove the basis of the regulation described below, the Owner Participant or the Owner Lessor shall become subject to any rate of return regulation by any Governmental Authority, or the Owner Participant, or the Owner Lessor shall become subject to any public utility regulation of any Governmental Authority or law which in the reasonable opinion of the Owner Participant is burdensome, in either case by reason of the participation of the Owner Lessor or the Owner Participant in the Overall Transaction but, in any event, not if the Owner Participant or the Owner Lessor shall have become subject thereto as the result of (a) investments, loans or other business activities of the Owner Participant or any of its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or any of its Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or any of its Affiliates or (b) a failure of the Owner Participant to perform routine, administrative or ministerial actions the performance of which would not subject the Owner Participant to any adverse consequence (in the reasonable opinion of the Owner Participant acting in good faith); provided that the Facility Lessee, the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this paragraph (iv), at the cost and expense of the party requesting such cooperation and so long as there shall be no adverse consequences to the Owner Lessor or Owner Participant (or any of their respective Affiliates) as a result of such cooperation or the taking of such reasonable measures ("REGULATORY EVENT OF LOSS").

         (v) destruction, damage, loss or theft to the Facility other than as covered in clause (i) above and failure to deliver the Reinvestment Notice within 45 days of receipt of the settlement of or payment of $50,000,000 or more in respect of such destruction, damage, loss or theft.

"EVENT OF LOSS PAYMENT" shall have the meaning specified in SECTION 10.2(a) of the Facility Lease.

"EWG STATUS" shall mean an entity which is an "exempt wholesale generator" as defined in Section 32(a)(1) of PUHCA.

"EXCEPTED PAYMENTS" shall mean and include (a)(i) any indemnity (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to either the Owner Manager or the Owner Participant or to their respective Indemnitees and successors and permitted assigns (other than the Lease Indenture Trustee) pursuant to SECTION 10 of the Participation Agreement or SECTION [ ] of the Lessor LLC Agreement and any payments under the Tax Indemnity Agreement (PROVIDED, that Excepted Payments shall not include any Basic Lease Rent) or (ii) any amount payable to the Owner Lessor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights or complying with its obligations under the Operative Documents, (b)(i) insurance proceeds, if any, payable to the Owner Lessor or the Owner Participant under insurance separately maintained by the Owner Lessor or the Owner Participant with respect to the Facility as permitted by SECTION 11.5 of the Facility Lease or (ii) proceeds of personal injury, property damage liability or other liability insurance maintained under any Operative Document for the benefit of the Owner Lessor or the Owner Participant, (c) any amount payable to the Owner Participant as the purchase price of the Owner Participant's right and interest in the Lessor Membership Interest, (d) any amounts payable to the Owner Participant upon exercise by the Facility Lessee (or its designee) of the rights pursuant to SECTION XV of the Participation Agreement, (e) all other fees expressly payable to the Owner Participant, the Owner Lessor, the Owner Manager or the Trust Company under the Operative Documents, (f) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause
(a) through (e) above, (g) any right to take any action for the enforcement of any of the above provisions and (h) any amounts payable to the Owner Participant pursuant to the Title Proceeds Assignment.

"EXCESS AMOUNT" shall have the meaning specified in SECTION 17.3 of the Participation Agreement.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"EXCHANGE OFFER REGISTRATION STATEMENT" shall have the meaning specified in
SECTION 2(a) of the Registration Rights Agreement.

"EXEMPT WHOLESALE GENERATOR" OR "EWG" shall mean an entity which is an "exempt wholesale generator" as defined in Section 32(a)(1) of PUHCA.

"EXISTING DEBT" shall mean those obligations of Edison Mission Holdings Co. pursuant to the Indenture.

"EXISTING TRUSTEE" shall mean United States Trust Company of New York.

"EXTENDED MARKETING PERIOD" shall have the meaning set forth in SECTION 10.2(b) of the Facility Lease.

"FACILITY" shall mean the Homer City Assets.

"FACILITY DEED" shall mean the special warranty deed, dated as of [_____], 2001, between Homer City and the Owner Lessor pursuant to which Homer City transferred the Undivided Interest to the Owner Lessor.

"FACILITY LEASE" shall mean the Facility Lease Agreement, dated as of [_____], 2001, between the Owner Lessor and the Facility Lessee.

"FACILITY LEASE TERM" shall have the meaning specified in SECTION 3.1 of the Facility Lease.

"FACILITY LESSEE" shall mean Homer City, as lessee of the Undivided Interest under the Facility Lease.

"FACILITY LESSOR" shall mean the Owner Lessor, as lessor of the Undivided Interest under the Facility Lease.

"FACILITY SITE" shall have the meaning specified in the recitals of the Facility Site Lease.

"FACILITY SITE LEASE" shall mean the Facility Site Lease and Easement Agreement, dated as of [_____], 2001, between Homer City as Ground Lessor and the Owner Lessor as Ground Lessee.

"FACILITY SITE SUBLEASE" shall mean the Facility Site Sublease Agreement, dated as of [_____], 2001, between the Owner Lessor as Ground Sublessor and Homer City as Ground Sublessee.

"FACILITY SUBLESSEE" shall mean any Person which shall have become a sublessee of the Facility from the Facility Lessee in accordance with the Facility Lease.

"FAIR MARKET RENTAL VALUE" or "FAIR MARKET SALES VALUE" shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm's length lease, sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply the property or service in question, and shall, in the case of the Undivided Interest or the Owner Lessor's Interest, be determined (except pursuant to SECTION 17 of the Facility Lease or as otherwise PROVIDED below or in the Operative Documents) on the basis that (a) the conditions contained in SECTIONS 7 AND 8 of the Facility Lease shall have been complied with in all respects, (b) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (c) the Undivided Interest or the Owner Lessor's Interest, as the case may be, is free and clear of all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee Liens), (d) taking into account the remaining term of the Facility Site Lease, and (e) in the case the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value of the Owner Lessor's Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to SECTION 17 of the Facility Lease, such value shall be determined by an appraiser appointed solely by the Owner Lessor on an "as-is," "where-is" and "with all faults" basis and shall take into account all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee Liens); PROVIDED, HOWEVER, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor's Interest, Fair Market Sales Value of the Owner Lessor's Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value of the Owner Lessor's Interest within 30 days after a request therefor has been made, the Fair Market Sales Value of the Owner Lessor's Interest shall be determined by appraisal pursuant to the Appraisal Procedure. Any fair market value determination of a Severable Improvement shall take into consideration any liens or encumbrances to which the Severable Improvement being appraised is subject and which are being assumed by the transferee. In case of any appraisal obtained in connection with the First Renewal Term or the Second Renewal Term, the appraisal shall be conducted using the same methodology as used in the Closing Appraisal.

"FAS 13" shall mean Statement of Financial Accounting Standards (SFAS) No. 13, as amended and interpreted from time to time.

"FEDERAL POWER ACT" shall mean the Federal Power Act, 16 U.S.C.ss.ss.791a-825r
(1994), as amended.

"FERC" shall mean the Federal Energy Regulatory Commission of the United States or any successor or predecessor agency thereto.

"FERC EWG ORDERS" shall mean (a) the order issued by the FERC on [___________], in Docket No. EG01-[___], unconditionally determining that Homer City is an "exempt wholesale generator" under the Holding Company Act, and (b) the orders issued by the FERC on [______________], in Docket No. EG01-[____], unconditionally determining that the Owner Lessor and the Other Owner Lessors are "exempt wholesale generators" under the Holding Company Act.

"FERC ORDERS" shall mean, collectively, the FERC EWG Orders, the FERC Section 201 Order, the FERC Section 203 Order and the FERC Section 205 Orders.

"FERC SECTION 201 ORDER" shall mean the order issued by the FERC on [__________], in Docket No. EL01-[____] disclaiming jurisdiction under Section 201 of the Federal

Power Act over the Owner Lessor and the Other Owner Lessors and the Owner Participant and the Other Owner Participants.

"FERC SECTION 203 ORDER" shall mean the order issued by the FERC on [______________], in Docket No. EC01-[____], granting approval under Section 203 of the Federal Power Act for the transfer of the facilities for financing purposes to the Owner Lessor and the Other Owner Lessors and the lease of the facilities by the Owner Lessor and the Other Owner Lessors to Homer City.

"FERC SECTION 205 ORDERS" shall mean (a) the order issued by the FERC on [______________], in Docket No. ER-[____], granting approval under Section 205 of the Federal Power Act for Homer City to sell power at market based rates and granting blanket preapproval under Section 204 of the Federal Power Act for all future issuances of securities and assumptions of liabilities by Homer City, and
(b) the order issued by the FERC on [_____________], in Docket No. ER-[____], accepting for filing the Interconnection Agreement.

"FISCAL QUARTER" shall mean any quarter of a Fiscal Year.

"FISCAL YEAR" shall mean any period of twelve consecutive calendar months ending on December 31.

"FIRST RENEWAL OPTION" shall have the meaning specified in SECTION 15.2 of the Facility Lease.

"FIRST RENEWAL TERM" shall have the meaning specified in SECTION 15.1 of the Facility Lease.

"FMV RENEWAL LEASE TERM" shall have the meaning specified in SECTION 15.2 of the Facility Lease.

"FUEL AND MARKET CONSULTANT" shall mean PA Consulting.

"FUEL SUPPLY AGREEMENT" shall mean that certain fuel supply agreement dated as of March 18, 1999 between EMEFS and the Facility Lessee.

"FUNDCO" shall mean Homer City Funding, LLC, a Delaware limited liability company.

"FUNDCO BONDHOLDER" or "FUNDCO BONDHOLDERS" shall mean any Person who from time to time holds the Fundco Bonds.

"FUNDCO BONDS" shall mean the bonds issued by Homer City Funding LLC pursuant to the Fundco Indenture.

"FUNDCO INDENTURE" shall mean that Amended and Restated Indenture of Trust, Mortgage and Security Agreement dated [ ], 2001 between Fundco and the Bondholder Trustee for $300,000,000 8.137% senior secured bonds due 2019 and $530,000,000 8.374% senior secured bonds due 2026.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

"GOVERNMENTAL APPROVAL" shall mean any authorization, consent, approval, license, permit, order, certificate, waiver, variance, filing or registration of or with or issued by any Governmental Authority, and shall include those citing, environmental and operating permits and licenses (including the Applicable Permits) that are required for the use and operation of the Facility and the Facility Site.

"GOVERNMENTAL AUTHORITY" shall mean any nation or government or any political subdivision thereof, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"GROUND INTEREST" shall have the meaning specified in the recitals to the Facility Site Lease. "GROUND LESSEE" shall mean the Owner Lessor as lessee of the Ground Interest under the Facility Site Lease.

"GROUND LESSOR" shall mean Homer City as lessor of the Ground Interest under the Facility Site Lease.

"GROUND SUBLESSEE" shall mean Homer City as sublessee of the Ground Interest under the Facility Site Sublease.

"GROUND SUBLESSOR" shall mean the Owner Lessor as sublessor of the Ground Interest under the Facility Site Sublease.

"HAZARDOUS MATERIAL" shall mean:

         (a) any "hazardous substance," as defined by any Environmental Law;

         (b) any "hazardous waste," as defined by any Environmental Law;

         (c) any petroleum product (including crude oil or any fraction thereof); or

         (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, force or substance (including polychlorinated biphenyls, urea formaldehyde insulation, asbestos or radioactivity) that is regulated, prohibited or restricted pursuant to any Environmental Laws or that could give rise to an Environmental Claim.

"HOLDING COMPANY ACT" or "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

"HOMER CITY" shall have the meaning specified in the Participation Agreement recitals.

"HOMER CITY ASSETS" shall have the meaning assigned thereto in the Participation Agreement recitals.

"HOMER CITY CREDIT FACILITIES" shall mean those credit facilities outstanding prior to the Closing date pursuant to the [describe credit agreements]

"HOMER CITY PARTIES" shall mean Edison Mission Holdings Co., Edison Mission Finance Co., Chestnut Ridge Energy Company, Mission Energy Westside, Inc., and Homer City Property Holdings, Inc.

"HOMER CITY PARTNERSHIP AGREEMENT" shall mean that certain Amended and Restated Agreement of Limited Partnership of EME Homer City Generation L.P. dated as of ______ [ ], 2001.

"HOMER CITY PROPERTY HOLDINGS, INC." shall mean Homer City Property Holdings, Inc., a California corporation.

"HOMER CITY SUBORDINATION AGREEMENT" shall mean that agreement between Homer City, Edison Mission Finance Co., Homer City Property Holdings, Inc., ME Westside and Chestnut Ridge dated as of [ ], 1999.

"IMPROVEMENT" shall mean a modification, alteration, addition or improvement to the Facility.

"INDEBTEDNESS" of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables and accrued liabilities arising in the ordinary course of business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Lease Obligations of such Person (including payments of Termination Value and any other amounts owed pursuant to the Operative Documents), (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities securing Indebtedness, (g) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests, (h) all obligations under "swaps", "caps", "floors", "collars", or other interest rate hedging contracts or similar arrangements, (i) all Indebtedness of any other Person of the type referred to in clauses (a) through (i) guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (j) all Indebtedness of the type referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise
by) any Lien or security interest on property (including accounts and contract rights) owned by the Person whose Indebtedness is being measured, even though such Person has not assumed or become liable for the payment of such Indebtedness, the amount of such obligation being deemed to be the lesser of the net book value of such property or the amount of the obligation so secured.

"INDEMNITEE" shall have the meaning specified in SECTION 10.1(a) of the Participation Agreement.

"INDENTURE" means that certain Indenture of Trust, Mortgage and Security Agreement dated as of May 27, 1999 between Edison Mission Holdings Co. and the Bondholder Trustee for $300,000,000 8.137% senior secured bonds due 2019 and $530,000,000 8.374% senior secured bonds due 2026.

"INDENTURE ESTATE" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"INDENTURE LESSOR ESTATE" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"INDEPENDENT APPRAISER" shall mean a disinterested, licensed professional appraiser of industrial property who (a) meets the personal property qualifications criteria established by the Appraisal Foundation; (b) is a member of the Appraisal Institute or holds the senior accreditation of the American Society of Appraisers; (c) is in the regular employ, or is a principal of, a nationally recognized appraisal firm; and (d) has substantial experience in the business of appraising facilities similar to the Facility.

"INITIAL LESSOR NOTES" shall have the meaning specified in SECTION 2.2 of the Lease Indenture.

"INITIAL PURCHASER" shall mean Fundco.

"INSURANCE CONSULTANT" shall mean Marsh.

"INSURANCE CONSULTANT'S REPORT" shall mean the report prepared by the Insurance Consultant dated the Closing Date.

"INTERCONNECTION AGREEMENT" shall mean that agreement between New York State Electric and Gas Corporation, Pennsylvania Electric Company and Mission Energy Westside, Inc., dated as of August 1, 1998.

"INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended.

"INVESTMENT GRADE" shall mean, with respect to any Person, that (a) such Person has outstanding unsecured indebtedness rated at least BBB- by S&P or Baa3 by Moody's, or if it has no such rated unsecured indebtedness, has an equivalent counterparty rating from S&P or Moody's or (b) if such Person has neither unsecured indebtedness rated by S&P or Moody's or a counterpart rating by S&P or Moody's, such Person is rated to be Investment Grade pursuant to the internal credit scoring procedures adopted from time to time by EME's applicable risk management committee (provided, that such procedures shall be consistent with the internal credit scoring procedures established from time to time by EME's applicable risk management committee and applicable to other North American generating assets owned or controlled by EME or any subsidiary thereof); provided, that in applying the foregoing standards, in the case of obligations of any Person that are supported by guarantees, letters of credit or other credit support meeting the requirements established from time to time by EME's applicable risk management committee (provided, that such standards are consistent with the credit support requirements established from time to time by EME's applicable risk management committee and applicable to other North American generating assets owned or controlled by EME or any subsidiary thereof), the foregoing standards shall be applied to the issuer of such guarantee, letter of credit or other credit support.

"LEASE DEBT" shall mean the debt evidenced by the Lessor Notes.

"LEASE DEFAULT" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Event of Default.

"LEASE EVENT OF DEFAULT" shall have the meaning specified in SECTION 16 of the Facility Lease.

"LEASE FINANCING PARTY" shall mean, individually or collectively, as the context shall require, all or any of the parties to the Operative Documents.

"LEASE INDENTURE" shall mean the Indenture of Trust, Mortgage and Security Agreement dated as of [__________] 2001, between the Owner Lessor and the Lease Indenture Trustee.

"LEASE INDENTURE COMPANY" shall mean [Lease Indenture Trustee], in its individual capacity under the Operative Documents.

"LEASE INDENTURE EVENT OF DEFAULT" shall have the meaning specified in SECTION [ ] of the Lease Indenture.

"LEASE INDENTURE TRUSTEE" shall mean [____________________].

"LEASE INDENTURE TRUSTEE'S ACCOUNT" shall have the meaning specified in SECTION [ ] of the Lease Indenture.

"LEASE SUBORDINATION AGREEMENT" shall mean that agreement between the Owner Lessor, the Owner Participant and the Lease Indenture Trustee, dated as of [ ], 2001.

"LENDER" shall have the meaning set forth in the preamble to the Participation Agreement.

"LESSEE SECTION 467 INTEREST" shall have the meaning specified in SECTION 3.2(d) of the Facility Lease.

"LESSEE SECTION 467 LOAN BALANCE" shall have the meaning specified in SECTION 3.2(d) of the Facility Lease.

"LESSOR ESTATE" shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest, the Operative Documents, and the Ownership and Operation Agreement, including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Basic Lease Rent, Renewal Rent, Supplemental Lease Rent, Stipulated Loss Value, Termination Value, condemnation awards, purchase price, sale proceeds, insurance proceeds and all other proceeds, rights and interests of any kind for or with respect to the Lessor Estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest, the Operative Documents, and any of the foregoing.

"LESSOR LIEN" shall have the meaning set forth in SECTION 7.2 of the Participation Agreement.

"LESSOR LLC AGREEMENT" shall mean the Limited Liability Company Agreement, effective as of [________], 2001, between the Owner Lessor, the Owner Participant and [________], pursuant to which the Owner Lessor will be governed.

"LESSOR LOANS" shall mean the loans evidenced by the Lessor Notes.

"LESSOR MEMBERSHIP INTEREST" shall mean the membership interest of the Owner Participant in the Owner Lessor.

"LESSOR NOTES" shall mean any Initial Lessor Notes, Additional Lessor Notes or New Lessor Notes issued pursuant to the Lease Indenture.

"LESSOR SECTION 467 INTEREST" shall have the meaning specified in SECTION 3.2(d) of the Facility Lease.

"LESSOR SECTION 467 LOAN BALANCE" shall have the meaning specified in SECTION 3.2(d) of the Facility Lease.

"LIEN" shall mean any security interest, security deed, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), lease, title retention arrangement, charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

"MAJOR MAINTENANCE" shall mean (a) Environmental Costs and (b) scheduled major overhauls and major repairs of the Facility required to be performed in accordance with Prudent Industry Practice and which are capitalized in accordance with GAAP.

"MAJOR MAINTENANCE PROJECTIONS" shall mean, with respect to any Fiscal Year of the Facility Lessee, projections provided by the Facility Lessee (and approved by the Owner Participant and the Lender in accordance with SECTION 5.14 of the Participation Agreement) with respect to Major Maintenance anticipated to be incurred over the next full cycle of Major Maintenance for the Facility setting forth, in reasonable detail, the amounts, timing and type of all reasonably anticipated Major Maintenance reasonably anticipated by the Facility Lessee costs to be incurred during such period, and including a proposed Major Maintenance Base Reserve, and other customary information as reasonably agreed among the Facility Lessee, the Owner Participant and the Lender.

"MATERIAL ADVERSE EFFECT" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of Homer City, (b) the ability of Homer City to perform or comply with its obligations under any of the Operative Documents or (c) the validity or enforceability of any of the Operative Documents, the Liens granted thereunder or the material rights and remedies of the parties thereto, and (d) with respect to the Owner Participant's interest in the Facility, the residual value or remaining useful life of the Facility.

"MATERIAL LEASE DEFAULT" shall mean any event which, with notice or lapse of time or both notice and lapse of time, would become a Lease Event of Default described in clause (a), (b), (g) or (h) of the definition thereof set forth in
SECTION 16 of the Facility Lease.

"MATERIAL PROJECT AGREEMENTS" shall mean the Energy Sales Agreement, the NOX Agreement, the Fuel Supply Agreement and the Homer City Partnership Agreement.

"MAXIMUM FORESEEABLE LOSS" shall mean the estimated largest loss which can be expected to occur to the Facility under normal circumstances and normal plant conditions, as adjusted pursuant to SECTION 11.3(e) of the Facility Lease.

"MEMBER INTEREST" shall mean the membership interest of the OP Member in the Owner Participant.

"MEMORANDUM OF THE FACILITY SITE LEASE" shall mean the Memorandum of the Facility Site Lease and Easement Agreement, dated as of [_____], 2001, between the Ground Lessor and the Ground Lessee and filed with the [_____].

"MEMORANDUM OF THE FACILITY SITE SUBLEASE" shall mean the Memorandum of the Facility Site Sublease Agreement, dated as of [_____], 2001, between the Ground Sublessor and the Ground Sublessee and filed with the [_____].

"ME WESTSIDE" shall mean Mission Energy Westside, Inc., a California corporation.

"MINIMUM CREDIT RATING" shall mean a credit rating of at least BBB- from S&P and at least Baa3 from Moody's.

"MODIFIED SENIOR RENT SERVICE COVERAGE RATIO" shall mean for any period, without duplication, a ratio the numerator of which is Net Cash Flow for such period PLUS amounts on deposit in the Equity Account for such period, and the denominator of which is the Senior Rent payable during such period; PROVIDED, HOWEVER, that any calculations of the Modified Senior Rent Service Coverage Ratio with respect to the most recently ended Fiscal Quarter shall with respect to the most recent month, be based on estimated results only.

"MOODY'S" shall mean Moody's Investors Service, Inc., a division of Moody's Corporation, and its successors and assigns.

"MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA.

"NATIONAL FLOOD INSURANCE ACT" shall mean the National Flood Insurance Act of 1968, as amended.

"NATIONAL PRIORITIES LIST" shall have the meaning specified in 40 C.F.R. Section 300.5.

"NET CASH FLOW" shall mean, for any period, (a) all Revenues for such period, minus (b) the sum of (i) all amounts paid by or on behalf of Homer City during such period in respect of fuel, administration, operation, maintenance, repairs and overhead, but excluding all capital expenditures which are funded with Permitted Indebtedness or equity contributions, plus (ii) all taxes paid by Homer City during such period, plus (iii) all fees paid by Homer City relating to the financing activities during such period.

"NEW LESSOR NOTES" shall have the meaning specified in the preamble of the Lease Indenture.

"NEW YORK STATE ELECTRIC AND GAS CORPORATION" shall mean New York State Electric and Gas Corporation, a New York corporation.

"NON-SEVERABLE IMPROVEMENTS" shall mean any Improvement to the Facility that is not a Severable Improvement.

"NOTEHOLDERS" shall mean each of the holders of the Lessor Notes, and each of such holder's successors and permitted assigns.

"NOX AGREEMENT" shall mean that certain NOx Allowance Sales Agreement dated as of March 18, 1999 between Edison Mission Financial Marketing and Trading Co., as buyer, ("EMFMT") and the Facility Lessee, as seller.

"OBSOLESCENCE TERMINATION DATE" shall have the meaning specified in SECTION 14.1 of the Facility Lease.

"OFFER" shall have the meaning specified in SECTION 17.1(e) of the Facility
Lease.

"OFFER PRICE" shall have the meaning specified in SECTION 17.1(e) of the Facility Lease.

"OFFERING CIRCULAR" shall mean that certain $830,000,000 Edison Mission Holdings Co. offering circular for the issuance of 8.13% Senior Secured Bonds due 2019 and 8.734% Senior Secured Bonds due 2026 dated as May 21, 1999.

"OFFICER'S CERTIFICATE" shall mean with respect to any Person, a certificate signed by any Authorized Officer of such Person.

"OL SUBORDINATION AGREEMENT" means that agreement between the Owner Lessor, Owner Participant and Lease Indenture Trustee dated as of [___] 2001.

"OM COMPANY" shall mean [Owner Manager] in its individual capacity.

"O&M ACCOUNT" shall mean an account of the Facility Lessee with a banking institution in the United States that the Facility Lessee may designate from time to time by written notice to the Depositary, established for holding funds for the payment of O&M Costs.

"O&M COSTS" shall mean all actual cash maintenance and operation costs excluding costs of fuel, emissions allowances and/or credits, Capital Expenditures and Major Maintenance) incurred and paid, or if appropriate, to be incurred and paid, for the Facility in any particular calendar or fiscal year or period to which said term is applicable, including payments with respect to Permitted Trading Activities, additives or chemicals and transportation costs, taxes, insurance, consumables, payments for emissions allowances and/or credits, payments under the Facility Site Sublease and other real property agreements pursuant to which the Facility Lessee has rights in the Facility Site, payments pursuant to the agreements for the management, operation or maintenance of the Facility reasonable legal fees and expenses paid by the Facility Lessee in connection with the management, maintenance or operation of the Facility, fees paid in connection with obtaining, transferring, maintaining or amending any Applicable Permits and reasonable general and administrative expenses, but exclusive in all cases of noncash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature. For the avoidance of doubt, no amount which may become due and owing by the Facility Lessee to EMMT under the Energy Sales Agreement shall be deemed to be an O&M Cost unless such amount is directly related to an amount owed by EMMT to an unrelated third party.

"OPERATIVE DOCUMENTS" shall mean the Participation Agreement, the Facility Deed, the Facility Lease, the Facility Site Lease, the Memorandum of the Facility Site Lease, the Facility Site Sublease, the Memorandum of the Facility Site Sublease, the Lease Indenture, the Lessor LLC Agreement, the Tax Indemnity Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the Ownership and Operation Agreement, the OL Subordination Agreement, the Lease Subordination Agreement, the Homer City Subordination Agreement, the Pledge and Collateral Agreement, the Amended and Restated Guarantee and Collateral Agreement, the Amended Security Deposit Agreement, the Designated Account Representative Agreement, any Qualifying Credit Support, any Debt Service Reserve Letter of Credit (and any related application or reimbursement agreement), the Fundco Indenture and, when executed and delivered, any OP Guarantee or any agreement with respect to Support Arrangements.

"OP GUARANTOR" means any Person that guarantees obligations of the Owner Participant or the Transferee pursuant to Section 8(a)(iii) of the Participation Agreement.

"OP GUARANTEE" shall mean that certain Guarantee Agreement that may be entered into between the OP Guarantor and the Owner Participant whereby the OP Guarantor guarantees certain payment obligations of the Owner Participant under the Operative Documents.

"OPTIONAL IMPROVEMENT" shall have the meaning specified in SECTION 8.2 of the Facility Lease.

"ORGANIC DOCUMENT" shall mean, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company agreement, in each case, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time; and with respect to any Person that is a business trust, its certificate of business trust and its trust agreement, in each case, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

"OTHER FACILITY LEASES" shall mean the other Facility Lease Agreements, dated as of [______ __], 2001, by and between Homer City and the Other Owner Lessors relating to the Other Homer City Lease Transactions, pursuant to which Homer City will lease the Other Undivided Interests from the Other Owner Lessors.

"OTHER FACILITY LESSEES" shall mean the Facility Lessees under the Other Facility Leases.

"OTHER FACILITY SITE LEASES" shall mean the other Facility Site Leases, dated as of [______ __], 2001, by and between Homer City and the Other Owner Lessors, pursuant to which Homer City will lease the Other Ground Interests to the Other Owner Lessors.

"OTHER FACILITY SITE SUBLEASES" shall mean the other Facility Site Subleases, dated as of [______ __], 2001, by and between the Other Owner Lessors and Homer City, pursuant to which the Other Owner Lessors will sublease the Other Ground Interests to Homer City.

"OTHER FACILITY PARTICIPATION AGREEMENTS" shall mean those participation agreements dated the date hereof among the Facility Lessee and each of [ ], [ ], and [ ].

"OTHER GROUND INTERESTS" shall mean the undivided leasehold interests in the Facility Site not conveyed to the Owner Lessor under the Facility Site Lease.

"OTHER HOMER CITY LEASE TRANSACTIONS" shall mean the transactions involving the transfer of the Other Undivided Interests and the lease of the Other Ground Interests to the Other Owner Lessors, and the simultaneous lease of the Other Undivided Interests to Homer City and the simultaneous sublease of the Other Ground Interests to Homer City on substantially the same terms and conditions as under, and dated the same date as, the Overall Transaction.

"OTHER HOMER CITY OPERATIVE DOCUMENTS" shall mean the "Operative Documents" with respect to each of the Other Homer City Lease Transactions.

"OTHER LEVERAGED LEASE LIABILITIES" shall mean the basic rent, supplemental rent, termination value or any other amount, liability or obligation that Homer City is obligated to pay under the Other Facility Leases or the operative documents for the Other Homer City Lease Transactions.

"OTHER OWNER LESSORS" shall mean each Person holding the Other Undivided Interests pursuant to the Other Facility Leases.

"OTHER OWNER PARTICIPANTS" shall mean each Person acting as an owner participant pursuant to the Other Participation Agreements.

"OTHER UNDIVIDED INTERESTS" shall mean the undivided ownership interests in the Facility not conveyed to the Owner Lessor under the Facility Deed.

"OVERALL TRANSACTION" shall mean the transactions contemplated by the Operative Documents.

"OVERDUE RATE" shall mean the Applicable Rate plus 1% per annum.

"OWNER LESSOR" shall mean Homer City OL[1], LCC, a Delaware LLC.

"OWNER LESSOR LIEN" shall have the meaning specified in SECTION 7.2 of the Participation Agreement.

"OWNER LESSOR'S INTEREST" shall mean the Owner Lessor's right, title and interest in and to (a) the Undivided Interest and (b) the Ground Interest under the Facility Site Lease.

"OWNER LESSOR'S PERCENTAGE" shall mean the percentage set forth on Schedule [ ] of the Facility Lease opposite the name of the Owner Lessor.

"OWNER LESSOR'S RENT ACCOUNT" shall have the meaning specified in SECTION 3.5 of the Facility Lease.

"OWNER MANAGER" shall have the meaning specified in the preamble to the Participation Agreement.

"OWNER PARTICIPANT" shall mean [General Electric Capital Corporation][Full] Service Lease Corp.], a Delaware corporation.

"OWNER PARTICIPANT LIEN" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (a) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant set forth therein, (b) Taxes against the Owner Participant or any Affiliate thereof that are not indemnified against by Homer City pursuant to the Operative Documents or (c) Claims against or affecting the Owner Participant or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Owner Participant (except as contemplated or permitted by the Operative Documents) of any portion of the interest of the Owner Participant in the Lessor Membership Interest.

"OWNER PARTICIPANT'S COMMITMENT" shall have the meaning set forth in SECTION 2.1(a) of the Participation Agreement.

"OWNER PARTICIPANT'S COUNSEL" shall mean [_____________].

"OWNER PARTICIPANT'S NET ECONOMIC RETURN" with respect to the Owner Participant's Commitment shall mean the Owner Participant's anticipated (a) net after-tax yield, calculated according to the multiple investment sinking fund method of analysis (as described in SFAS 13) and (b) aggregate after-tax cash flow.

"OWNERSHIP AND OPERATION AGREEMENT" shall mean the Ownership and Operation Agreement, dated as of [_____], 2001, among the Owner Lessor and each other Owner Lessor.

"OWNERSHIP INTEREST" shall mean the Partnership Interests of the Facility
Lessee.

"OWNERSHIP INTERESTHOLDERS" shall have the meaning set forth in Section 5.18(a)(i) of the Participation Agreement.

"PA CONSULTING" shall mean [PA Consulting].

"PARTICIPATION AGREEMENT" shall mean that certain Participation Agreement dated as of [_________, 2001] among Homer City, the Owner Lessor, the Owner Participant, the Owner Manager, the Indenture Trustee, Fundco and the Bondholder Trustee.

"PBGC" shall mean Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"PENNSYLVANIA ELECTRIC COMPANY" shall mean Pennsylvania Electric Company, a Pennsylvania corporation.

"PENSION PLAN" shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), and to which any member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA or having an obligation to contribute under Section 4212 of ERISA.

"PERMIT" shall mean any action, approval, certificate, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from, and any filing with a Governmental Authority.

"PERMITTED ASSET SALES" shall mean:

         (a) Sales of inventory (including, but not limited to, fuel), products, emissions allowances and/or credits or obsolete items and other similar dispositions and sales of energy, capacity, and ancillary services in the ordinary course of business;

         (b) Restricted Payments (in each case made in cash or Cash Equivalent Investments) permitted under SECTION 6.10 of the Participation Agreement;

         (c) any transaction permitted under SECTION 6.1 of the Participation Agreement;

         (d) any assignment of Homer City's leasehold interest in the Facility permitted under SECTION [ ] of the Facility Lease or any sublease permitted under SECTION 19.1 of the Facility Lease.

"PERMITTED ENCUMBRANCES" shall mean (a) the interests of Homer City, the Owner Participant, the Owner Lessor, the Owner Manager and the Lease Indenture Trustee under any of the Operative Documents; (b) all Owner Lessor Liens, Owner Participant Liens and the Security Interest; (c) Liens for Taxes, water, sewage, license, permit or inspection fees either not yet due and payable or being contested in good faith by appropriate proceedings (and in respect of which adequate cash reserves have been set aside) so long as such proceedings could not reasonably be expected to result in a Material Adverse Effect; (d) the reversionary interests of Homer City in the Facility Site;[(e) the interests of Homer City and the Owner Lessor in the Ownership and Operation Agreement;] (f) Liens created or expressly permitted by any of the Operative Documents for the sole purpose of paying all amounts due and owing under the Operative Documents;
(g) construction materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts either not overdue for a period of not more than 30 days or being contested in good faith by appropriate proceedings (and in respect of which adequate cash reserves have been set aside) so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility; (h) Liens arising solely by order of a court or tribunal or other Governmental Authority (or by any agreement of similar effect) so long as such Lien is being contested in good faith and is appropriately bonded or reserved against and any appropriate legal proceedings that may have been initiated for review of such order have not been finally terminated or the period within which such proceeding may be initiated has not expired; (i) applicable zoning and building regulations and ordinances from time to time in effect which do not affect the use or operation of the Facility except to an insignificant extent; (j) the interest of a sublessee in the Undivided Interest or the Facility under a permitted sublease; (k) Liens, easements, encumbrances, restrictions, defects or irregularity of title that in the aggregate are not substantial in amount and do not materially detract from the value of the Undivided Interest, the Facility or the Facility Site and do not materially impair the use of the Facility or the Facility Site in the ordinary course of business; and (l) all matters shown as exceptions on SCHEDULE [__] to each of the Title Policies as in effect on the Closing Date.

"PERMITTED INDEBTEDNESS" shall have the meaning specified in Section 6.7 of the Participation Agreement.

"PERMITTED INVESTMENTS" shall mean (a) obligations issued or guaranteed as to principal and interest (including money market securities) by (i) the United States of America or (ii) and agency thereof for which its obligations are backed by the full faith and credit of the United States of America, and certificates evidencing ownership of the right to the payment of the principal of and interest on such obligations, provided that such obligations are held in the custody of an Acceptable Credit Provider in a special account separate from the general assets of such custodian (b) certificates of deposit or other interest-bearing obligations of the Collateral Agent, and Acceptable Credit Provider or other bank with long-term unsecured debt rated either "AAA" by S&P or "Aaa" by

Moody's, or "A" or higher by S&P and "A2" or higher by Moody's; and (c) commercial paper, money market securities and other corporate debt securities rated, on the date of purchase, "A-1" by S&P or "P-1" by Moody's or higher for securities with original maturities of less than one year and "AAA" by S&P and "A2" or higher by Moody's, for securities with original maturities of one year or greater and maturing not more than one year from the date of acquisition thereof.

"PERMITTED TRADING ACTIVITIES" shall mean Trading Activities that, in each case, conform with the trading guidelines established from time to time by EME's applicable risk management committee; provided, that such guidelines shall be consistent with the risk management guidelines established from time to time by EME's applicable risk management committee and applicable to other similarly situated North American generating assets owned or controlled by EME or any subsidiary thereof. Notwithstanding the foregoing, (a) no Trading Activity shall constitute a "Permitted Trading Activity" if it is a speculative Trading Activity, (b) all Permitted Trading Activities shall be conducted with Persons who are rated Investment Grade (provided that the restriction set forth in this clause (b) shall not apply to physical purchases of fuel (and related transportation and other ancillary fuel services) intended for consumption at the facility), and (c) no Permitted Trading Activity shall have a term exceeding one year unless the pro forma financial results of such Permitted Trading Activity, when taken together with the pro forma financial results of all other Permitted Trading Activities to which the Facility Lessee is then a party, produce (i) a pro forma minimum Basic Rent Service Coverage Ratio at all times during the term of such Permitted Trading Activity that is at least [__] to 1.0 and (ii) a pro forma average Basic Rent Service Coverage Ratio for the term of such Permitted Trading Activity that is at least [__] to 1.0 (provided that the restriction set forth in this clause (c) shall not apply to physical purchases of fuel (and related transportation and other ancillary fuel services) intended for consumption at the Facility).

"PERSON" shall mean any natural Person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"PHASE I ENVIRONMENTAL SURVEY" shall mean a study, conducted in accordance with standards promulgated by the American Society for Testing and Materials or an equivalent environmental site assessment conducted pursuant to current good customary and commercial practice, that (a) evaluates the potential for Environmental Conditions to exist at the property that is the subject of the study as a result of historical or current operations or activities at said property and (b) evaluates whether the subject property is in substantial compliance with applicable Environmental Laws.

"PHASE II ENVIRONMENTAL SURVEY" shall mean a study that includes sampling and analysis of soil, groundwater and/or other environmental media, conducted pursuant to good customary and commercial practice, that evaluates potential Environmental Conditions determined in a Phase I Environmental Survey to exist at the property that is the subject of the study.

"PLAN" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, any "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any "governmental plan" (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in
Section 406 of ERISA or Section 4975 of the Code.

"PLEDGE AND COLLATERAL AGREEMENT" shall mean that pledge and collateral agreement between Edison Mission Holdings Co. and the Collateral Agent, dated as of December __, 2001.

"PLEDGED ACCOUNTS" shall mean the Revenue Account, the Senior Rent Payment Account, the Recovery Event Proceeds Account and the Equity Account.

"POWER MARKET CONSULTANT" means PHB Hagler Bailly, Inc. or another nationally recognized power market consulting firm which, as Power Market Consultant, will perform a market study of certain markets relating to the Facilities and develop independent electricity price forecasts for the benefit of the Owner Participant.

"PRICING ASSUMPTIONS" shall mean the "Pricing Assumptions" attached as SCHEDULE 8.1(C) to the Participation Agreement.

"PROJECT DOCUMENTS" shall mean (a) the Material Project Documents, the Energy Sales Agreement, guarantees by the Facility Lessee of Permitted Trading Activities, the real property documents under which the Facility Lessee has an interest in the Facility Site and the Easements, the Homer City Partnership Agreement, the Project Management Agreement, the Interconnection Agreement, and
(b) any other material agreement, if and when entered into, between the Facility Lessee and any Affiliate of the Facility Lessee or between the Facility Lessee and any third party relating to the ownership, use, operation or maintenance of the Facility.

"PROPORTIONAL RENT" shall have the meaning specified in SECTION 3.2(c) of the Facility Lease.

"PRUDENT INDUSTRY PRACTICE" shall mean, at a particular time, (a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive coal fired electric generating industry operating in the eastern United States at such time, or (b) with respect to any matter to which clause
(a) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Industry Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Authority of competent jurisdiction.

"PUHCA" -- see "Holding Company Act."

"PURCHASE PRICE" shall mean the Owner Lessor's Percentage of $[_______].

"QUALIFYING CASH BIDS" shall have the meaning specified in SECTION 13.2 of the Facility Lease.

["QUALIFYING CREDIT SUPPORT" shall mean an irrevocable, unconditional, uncollateralized, standby letter of credit or surety bond substantially in the form of EXHIBIT [_ __], to the Participation Agreement, issued in favor of the Owner Lessor by a Qualifying Credit Support Issuer (and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture shall not have been discharged, assigned to the Lease Indenture Trustee) securing the Facility Lessee's obligation to pay scheduled Rent under the Facility Lease; provided that, in the case of a surety bond, each of S&P and Moody's shall shave confirmed its then current rating on the [Fundco Bonds] prior to the Facility Lessee's first use of a surety bond as Qualifying Credit Support]

"QUALIFYING CREDIT SUPPORT ISSUER" shall mean any bank or other financial institution having a long term unsecured debt rating of at least [A] or higher from S&P and [A2] or higher from Moody's. A Qualifying Credit Support Issuer shall cease to be a Qualifying Credit Support Issuer if such entity shall at any time be rated below the applicable ratings set forth in the immediately preceding sentence.

"QUALIFYING SPECIAL LESSEE TRANSFER BIDS" shall have the meaning set forth in
ARTICLE XV of the Participation Agreement.

"RATING AGENCIES" shall mean S&P and Moody's.

"REASONABLE BASIS" shall have the meaning specified in Section
6662(d)(2)(B)(ii)(II) of the Code (or such other level of confidence required by the Code at that time to avoid the imposition of penalties).

"REBUILD CONDITIONS" shall have the meaning set forth in Section 10.4 of the Facility Lease.

"RECOVERY EVENT PROCEEDS" shall have the meaning set forth in Section __ of the Amended Security Deposit Agreement.

"REGULATIONS T, U AND X" shall mean Regulations T, U and X of the Federal Reserve System of the United States (or any successors thereto).

"REGULATORY EVENT OF LOSS" shall mean an Event of Loss specified in clause (iv) of the definition of "Event of Loss."

"REINVESTMENT NOTICE" shall mean a notice executed an Authorized Officer to the Owner Participant, the Collateral Agent, the Lease Indenture Trustee and the Bondholder Trustee relating to an Event of Loss (a) setting forth in reasonable detail the nature of the proposed restoration or replacement relating to such Event of Loss and the estimated cost and time to complete such restoration or replacement and (b) stating that (i) no Material Lease Default or Lease Event of Default has occurred and is continuing, (ii) such restoration or replacement is technologically and economically feasible,
(iii) the net cash proceeds of such Event of Loss, together with other resources available to the Facility Lessee, are sufficient to pay the estimated cost of completing such restoration or replacement and (iv) the Facility Lessee has sufficient resources (through business interruption insurance or otherwise) to pay all principal, interest and other fixed charges projected to become due and payable with respect to Basic Lease Rent (or Renewal Rent) prior to the completion of such restoration or replacement; PROVIDED, HOWEVER, that with respect to the receipt of proceeds of $50,000,000 or more on account of an Event of Loss described in clauses (i),
(ii), (iii) and (v) of the definition of Event of Loss, the independent engineer shall have certified as to the reasonableness, in light of Prudent Industry Practice, of the Facility Lessee's repair and replacement plans as set forth in the Reinvestment Notice related to such Event of Loss.

"RELATED PARTY" shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; PROVIDED that none of the OM Company, the Owner Manager or the Owner Lessor shall be treated as Related Parties to each other and none of the OM Company, the Owner Lessor or the Owner Manager shall be treated as a Related Party to the Owner Participant, except that, for purposes of SECTION 10 of the Participation Agreement, the Owner Lessor shall be treated as a Related Party to the Owner Participant to the extent that the Owner Lessor acts at the express written direction or with the express written consent of the Owner Participant.

"RENEWAL LEASE TERM" shall mean the First Renewal Lease Term, the Second Renewal Lease Term or any FMV Renewal Lease Term.

"RENEWAL OPTION" shall mean the First Renewal Option, the Second Renewal Option, or either of them, as the context may require.

"RENEWAL RENT" shall mean the scheduled Rent payable on each Rent Payment Date during any First Renewal Lease Term, Second Renewal Lease Term or FMV Renewal Lease Term, in each case as determined in accordance with SECTION 15.3 of the Facility Lease.

"RENT" shall mean Basic Lease Rent, Renewal Rent, if any, and Supplemental Lease Rent.

"RENT DEFAULT EVENT" shall mean the failure to make any payment of the Equity Portion of Basic Lease Rent, when due, and such failure shall continue unremedied for five (5) Business Days.

"RENT PAYMENT DATE" shall mean the 1st day of April and the 1st day of October of each year during the Facility Lease Term and any date on which Senior Rent of the type specified in clause(b) of the definition thereof is payable.

"RENT PAYMENT PERIOD" shall mean each of the periods set forth on Schedule 1-2 to the Facility Lease.

"RENT SERVICE RESERVE REQUIREMENT" shall mean [__________].

"REPLACEMENT COMPONENT" shall have the meaning specified in SECTION 7.2 of the Facility Lease.

"REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

"REQUIRED IMPROVEMENT" shall have the meaning specified in SECTION 8.1 of the Facility Lease.

"REQUIREMENT OF LAW" shall mean, as to any Person, the Organic Documents of such Person, and any law (including any Environmental Law), treaty, rule, regulation, judgment, decree, injunction, writ and order of any court, arbitration board of governmental authority and rule, regulation, order, ordinance, license and permit of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"REQUISITION" shall have the meaning specified in clause (c) of the definition of "Event of Loss."

"RESERVE ACCOUNT" shall mean an account of the Facility Lessee maintained with the Depositary as described in SECTION 5.11 of the Participation Agreement into which the Reserve Requirement shall be deposited, held and distributed as set forth in the Amended Security Deposit Agreement.

"RESERVE REQUIREMENT" shall mean, as of the date of determination (a) that amount in Dollars set forth on SCHEDULE [_] to the Participation Agreement corresponding to the date of such determination or (b) Qualifying Credit Support equal to such amount.

["RESERVOIR SITE EASEMENT" shall mean [______________________].]

"RESTRICTED PAYMENTS" shall mean the making of any of the following: (a) distributions in respect of the equity interests in the Facility Lessee (in cash, property, securities or obligations other than additional equity interests of the same type), (b) any other payments or distributions on account of payments of interest, the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of any portion of any equity interest in the Facility Lessee or of any warrants, options or other rights to acquire any such equity interest (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of the Facility Lessee), or (c) any payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness.

"RESTRICTED PAYMENT DATE" shall mean January 1st, April 1st, July 1st, and October 1st of each year, or, if such day is not a Business Day, the next succeeding Business Day.

"RETAINED HOMER CITY LAND EASEMENTS" shall mean [________________].

"RETURN CONDITIONS" shall have the meaning specified in SECTION 5.2 of the Facility Lease.

"REVENUE ACCOUNT" shall mean the account of the Facility Lessee maintained with the Depositary into which all Project Revenues will be deposited, held and distributed as set forth in the Amended Security Deposit Agreement.

"REVENUE PROCEDURES" shall mean any revenue procedure issued by the Department of Treasury.

"REVENUE RULINGS" shall mean any revenue ruling issued by the Department of Treasury.

"REVENUES" shall mean, for any period, all income and receipts received by Facility Lessee during such period including any income and receipts derived from the operation of the Facility, including proceeds of any Permitted Asset Sales, any business interruption insurance, income derived from the sale or use of energy transmitted or distributed by the Facility, together with any receipts derived from Permitted Trading Activities or incidental to the operation of the Facility, all as determined in conformity with cash accounting principles, the investment income on amounts in the Accounts, proceeds of any insurance, condemnation or litigation or arbitration awards relating to the Facility, and all other revenues of the Facility Lessee, however generated, but not including Excepted Payments or Recovery Event Proceeds.

"REVISED DEVELOPMENT PRESENTATION" shall have the meaning specified in ARTICLE XVI of the Participation Agreement.

"S&P" shall mean Standard & Poor's Ratings Services (a division of McGraw-Hill Companies, Inc.) and its successors and assigns.

"SASM&F" shall mean Skadden, Arps, Slate, Meagher & Flom LLP.

"SCHEDULED CLOSING DATE" shall mean December [7], 2001 and any date set for Closing in a notice of postponement pursuant to SECTION 2.2 of the Participation Agreement.

"SEC NO ACTION LETTER" shall have the meaning set forth for such term in SECTION 3.1(d) of the Participation Agreement.

"SECOND RENEWAL LEASE TERM" shall have the meaning specified in SECTION 15.1 of the Facility Lease.

"SECOND RENEWAL OPTION" shall have the meaning specified in SECTION 15.2 of the Facility Lease.

"SECOND RENEWAL TERM"" shall have the meaning set forth in SECTION 15.1(b) of the Facility Lease.

"SECTION 467 LOAN" shall have the meaning specified in SECTION 3.2(d) of the Facility Lease.

"SECURITIES ACT" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"SECURITY AGENT" shall mean _____________________.

"SECURITY DOCUMENTS" shall mean the Amended and Restated Guarantee and Collateral Agreement, the Pledge and Collateral Agreement, the Amended Security Deposit Agreement, the Lease Subordination Agreement, the OL Subordination Agreement, the Lease Indenture and the Fundco Indenture.

"SECURITY INTEREST" shall mean the security interest granted by the Owner Lessor to the Lease Indenture Trustee for the benefit of the holders of the Lessor Notes in the Indenture Estate pursuant to the Lease Indenture and in connection with the issuance of the Lessor Notes.

"SENIOR RENT" shall mean the amounts constituting (a) Component B of Basic Lease Rent as set forth on SCHEDULE 1.1 to the Facility Lease, (b) any Termination Value, or other amounts payable upon a termination of the Facility Lease or otherwise payable as a result of Section 3.4 of the Facility Lease and (c) fees, expenses and indemnities payable with respect to the Debt Service Reserve Letter of Credit.

"SENIOR RENT SERVICE COVERAGE RATIO" shall mean for any period, without duplication, a ratio the numerator of which is Net Cash Flow for such period, and the denominator of which is the Senior Rent payable during such period; PROVIDED, HOWEVER, that any calculations of the Senior Rent Service Coverage Ratio with respect to the most recently ended Fiscal Quarter shall, with respect to the most recent month, be based on estimated results only.

"SEVERABLE IMPROVEMENT" shall mean any Improvement that is readily removable without causing material damage to the Facility.

"SELLING PARTY" shall have the meaning specified in ARTICLE XV of the Participation Agreement.

"SFAS 13" shall mean Statement of Financial Accounting Standards (SFAS) No. 13, as amended and interpreted from time to time.

"SITE LEASE TERM" shall have the meaning specified in SECTION 2.3(c) of the Facility Site Lease.

"SITE SUBLEASE TERM" shall have the meaning specified in SECTION 2.3 of the Facility Site Sublease.

"SPECIAL LESSEE TRANSFER" shall have the meaning specified in ARTICLE XV of the Participation Agreement.

"SPECIAL LESSEE TRANSFER AMOUNT" shall mean [_____________________].

"SUBLEASE GROUND INTEREST" shall mean Ground Interest as such term is incorporated by reference into the Facility Site Sublease pursuant to SECTION 3 of the Facility Site Sublease.

"SUBORDINATED INDEBTEDNESS" shall mean [__________________].

"SUBSEQUENT LESSOR NOTE" shall have the meaning specified in SECTION [ ] of the Lease Indenture.

"SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding capital stock, partnership interests or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or to control the management of such partnership, limited liability company or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

"SUPPLEMENTAL FINANCING" shall have the meaning specified in SECTION 12.1(a) of the Participation Agreement.

"SUPPLEMENTAL LEASE RENT" shall mean any and all amounts, liabilities and obligations (other than Basic Lease Rent or Renewal Rent) which Homer City assumes or agrees to pay under the Operative Documents (whether or not identified as "Supplemental Lease Rent") to the Owner Lessor or any other Person, including Termination Value, Transaction Expenses, and any premium due on the Lessor Notes.

"SUPPORT ARRANGEMENTS" shall have the meaning specified in SECTION 5.2(g) of the Facility Lease.

"SUPPORT SERVICES" shall mean, from and after expiration or termination of the Facility Lease, certain mutually agreed services and rights necessary for the Owner Lessor (or any of its successors or permitted assigns) to be able to operate the Facility and sell power therefrom in a manner consistent with Lessee's operation thereof during the Facility Lease Term (assuming such operation was in accordance with the terms of the Facility Lease), including (a) any services that may become necessary as a result of the inability for whatever reason, of the Owner Lessor to hold any relevant permit (b) transmission rights and access rights available to the Lessee during the Facility Site Lease and (c) intellectual property rights obtained and maintained in accordance with SECTION
5.13 of the Participation Agreement.

"SURVEY" shall mean the ALTA/ACSM Land Title Survey, FFCA Number [__________] prepared by Hampton Technical Associates, Inc. for [EME Homer City Generation L.P.], dated [________], 2000, including revisions thereto.

"TAX" or "TAXES" shall mean all fees (including, license, documentation and registration fees), taxes (including, income, receipts, franchise, rental, turn over, excise, sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), license, levies, exports, duties, recording charges or fees, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

"TAX ADVANCE" shall have the meaning set forth in Section 10.2(g)(iii)E of the Participation Agreement.

"TAX ASSUMPTIONS" shall have the meaning specified in SECTION 1 of the Tax Indemnity Agreement.

"TAX BENEFIT" shall have the meaning set forth in Section 10.2(e) of the Participation Agreement.

"TAX CLAIM" shall have the meaning set forth in Section 10.2(g)(i) of the Participation Agreement.

"TAX EVENT" shall have the meaning [____________________].

"TAX INDEMNITEE" shall have the meaning specified in SECTION [__] of the Participation Agreement.

"TAX INDEMNITY AGREEMENT" shall mean the Tax Indemnity Agreement, dated as of [_____], 2001 between the Owner Participant and Homer City.

"TAX LAW CHANGE" shall have the meaning specified in SECTION [__] of the Participation Agreement.

"TERMINATION DATE" shall mean each of the monthly dates during the Facility Lease Term identified as a "Termination Date" on SCHEDULE [__] of the Facility Lease, which dates shall be the same days on which Basic Lease Rent and Renewal Rent, if any, are payable under the Facility Lease.

"TERMINATION VALUE" shall mean, for any Termination Date, the Termination Values set forth under the column titled "Termination Value" on SCHEDULE 2 of the Facility Lease for such Termination Date.

"TERMINATION VALUE PAYMENT DATE" shall have the meaning set forth in SECTION 10.2(a) of the Facility Lease.

"TITLE POLICIES" shall mean the following title policies issued by Chicago Title Insurance Company:

         (a) that certain Leasehold Owner's Policy No. [__________], issued to the Owner Lessor and each Other Owner Lessor dated [________], 2001, to be redated to the date of recording of the Memorandum of Facility Site Lease, insuring the Owner Lessor's and each Other Owner Lessor's (i) applicable percentage undivided leasehold interest in the Facility Site as lessee under the Facility Site Lease and (ii) applicable percentage undivided fee interest in the Facility Site and

         (b) that certain Leasehold Loan Policy No. [______] to [__________], as Lease Indenture Trustee, dated [_________], 2001, to be redated the date of the recording of the Memorandum of the Facility Site Lease, insuring the Lease Indenture Trustee's security interest in the Owner Lessor's and each Other Owner Lessor's (i) leasehold interest in the Facility Site Lease and (ii) fee interest in the Facility.

"TRADING ACTIVITIES" shall mean (a) the daily or forward purchase and/or sale, or other acquisition or disposition, of wholesale electric energy, capacity, transmission rights, emissions allowances and/or credits, weather derivatives and/or related commodities, either physical or financial, (b) the daily or forward purchase and/or sale, or other acquisition or disposition, of fuel, mineral rights and/or related commodities, including swaps, options and swaptions, either physical or financial, (c) electric energy-related tolling transactions, as seller of tolling services, or (d) other similar electric industry activities consistent with industry activities conducted by similarly situated industry participants in the ordinary course of their business from time to time, in each case consistent with risk management activities approved by the risk management committee of EME.

"TRANSACTION DOCUMENTS" shall mean, collectively, the Operative Documents and the Project Documents.

"TRANSACTION EXPENSES" shall mean the following costs and expenses incurred in connection with the negotiation, due diligence and consummation of the Overall
Transaction:

         [(a) the cost of the Closing Appraisal, the cost of title insurance, if obtained, filing and recording fees and taxes set forth on SCHEDULE 2.3 to the Participation Agreement, the fees and expenses of the Engineering Consultant, the Environmental Consultant, the Market Consultant, the Insurance Consultant, and any other consultants retained by the Owner Participant (excluding any fees or compensation to its advisors but including the reasonable out-of-pocket expenses of the Owner Participant's Advisor) and approved in advance by Homer City, which approval may not be unreasonably withheld;

         (b) the reasonable legal fees, expenses and disbursements of each of the Owner Participant, the Owner Lessor and the Owner Manager and their respective counsel;

         (c) [the reasonable legal fees, expenses and disbursements of the Lease Indenture Trustee and its respective counsel;]

         (d) at Homer City's option, all or a portion of Homer City's legal fees and reasonable out-of-pocket cost and expenses related thereto;

         (e) [the fees of the Rating Agencies in connection with rating [Homer City and the Lease Debt][the Existing Debt]; and]

         (f) other reasonable, documented out-of-pocket expenses of the Owner Lessor, Owner Participant and the Lease Indenture Trustee, including costs of title insurance and fees and expenses, if any, related to delivery of any non-consolidation opinions.]

"TRANSFEREE" shall have the meaning specified in SECTION 8.1(a) of the Participation Agreement.

"TREASURY REGULATIONS" shall mean regulations, including temporary regulations, promulgated under the Code.

"UNDIVIDED INTEREST" shall have the meaning specified in the recitals to the Facility Lease.

"UNIFORM COMMERCIAL CODE" or "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

"UNITED STATES" or "U.S." shall mean the United States of America.

"UNRELATED INDEBTEDNESS" shall mean the bonds described on SCHEDULE 7.9 of the Participation Agreement.

"VERIFIER" shall have the meaning specified in SECTION 3.4(e) of the Facility Lease.

"WELFARE PLAN" shall mean a "welfare plan," as such term is defined in SECTION 3(1) of ERISA.